UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a–12
BURLINGTON STORES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Burlington Stores, Inc.

2006 Route 130 North

Burlington, New Jersey 08016

April 3, 2025

Dear Burlington Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Burlington Stores, Inc. at 8:00 a.m. Eastern Time on May 20, 2025. All holders of shares of our outstanding common stock as of the close of business on March 26, 2025 are entitled to vote at the meeting. This year, the annual meeting will again be held in a virtual-only format, allowing for enhanced accessibility for stockholders to attend the meeting from various locations. Details of the business to be conducted at the meeting are provided in the Notice of 2025 Annual Meeting of Stockholders and the Proxy Statement, which are included on the following pages. Instructions for accessing the virtual meeting webcast online are also included in the Proxy Statement.

Your vote is important. Whether or not you plan to attend the annual meeting virtually, please vote as soon as possible. As an alternative to voting during the annual meeting, you may vote in advance via the internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting by any of these methods will ensure you have a say on the important issues to be voted on at the annual meeting.

We appreciate your support of Burlington Stores, Inc.

Michael O’Sullivan

Chief Executive Officer

BURLINGTON STORES, INC.

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS To Be Held On May 20, 2025

Date: May 20, 2025 Time: 8:00 a.m. (Eastern Time) Location: Virtually online via live audio webcast at: www.virtualshareholdermeeting.com/ BURL2025 Record Date: March 26, 2025	Items of Business
	1.	To elect the four directors nominated by Burlington Stores, Inc.’s Board of Directors and named in the accompanying Proxy Statement;
	2.	To ratify the appointment of Deloitte & Touche LLP as Burlington Stores, Inc.’s independent registered certified public accounting firm for the fiscal year ending January 31, 2026;
	3.	To obtain non-binding advisory approval of the compensation of Burlington Stores, Inc.’s named executive officers (“Say-on-Pay”);
	4.	To approve the First Amendment to the Burlington Stores, Inc. 2022 Omnibus Incentive Plan;
	5.	To consider any other business properly brought before the meeting and any adjournment or postponement of the meeting.
The Board of Directors of Burlington Stores, Inc. unanimously recommends a vote FOR each director nominee named in Proposal 1 and FOR Proposals 2, 3 and 4.

The text of the proposed amendment and the Burlington Stores, Inc. 2022 Omnibus Incentive Plan is provided in Appendix B to the accompanying proxy statement, which is incorporated by reference.

Whether or not you plan to attend the annual meeting, please vote as soon as possible. As an alternative to voting during the annual meeting, you may vote in advance via the internet, by telephone or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. For detailed information regarding voting instructions, please refer to the question entitled “How do I vote?” on page 8 of the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

Karen Leu, Group Senior Vice President, General

Counsel and Corporate Secretary

Burlington, New Jersey

April 3, 2025

Important notice regarding the availability of proxy materials for the

2025 Annual Meeting of Stockholders to be held on May 20, 2025:

This Notice of Annual Meeting, the accompanying Proxy Statement, and our Annual Report on Form 10-K for the fiscal year ended February 1, 2025 are all available at www.proxyvote.com

YOUR VOTE IS IMPORTANT

PLEASE VOTE BY INTERNET OR TELEPHONE OR

SIGN, DATE, & RETURN YOUR PROXY CARD

Burlington Stores, Inc. 2025 Proxy Statement	|	i

Safe Harbor Statement

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). All statements other than statements of historical fact included in this Proxy Statement, including those about our growth strategy, our plans or agreements that may require us to provide compensation to our executives upon the occurrence of future events, such as the achievement of Company objectives and the termination of an individual’s employment or a change in control of the Company, and those regarding expectations that certain performance goals and/or targets for management and/or the Company will be attained, are forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements are subject to risks and uncertainties. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors that could cause actual events or results to differ materially from those we expected, include: general economic conditions, such as inflation, and the domestic and international political situation and the related impact on consumer confidence and spending; competitive factors, including the scale and potential consolidation of some of our competitors, rise of e-commerce spending, pricing and promotional activities of major competitors, and an increase in competition within the markets in which we compete; seasonal fluctuations in our net sales, operating income and inventory levels; the reduction in traffic to, or the closing of, the other destination retailers in the shopping areas where our stores are located; our ability to identify changing consumer preferences and demand; our ability to meet evolving regulatory requirements and stakeholder expectations regarding environmental, social or governance matters; extreme and/or unseasonable weather conditions caused by climate change or otherwise adversely impacting demand; effects of public health crises, epidemics or pandemics; our ability to sustain our growth plans or successfully implement our long-range strategic plans; our ability to execute our opportunistic buying and inventory management process; our ability to optimize our existing stores or maintain favorable lease terms; the availability, selection and purchasing of attractive brand name merchandise on favorable terms; our ability to attract, train and retain quality employees and temporary personnel in sufficient numbers; labor costs and our ability to manage a large workforce; the solvency of parties with whom we do business and their willingness to perform their obligations to us; import risks, including tax and trade policies, tariffs and government regulations; disruption in our distribution network; our ability to protect our information systems against service interruption, misappropriation of data, breaches of security, or other cyber-related attacks; risks related to the methods of payment we accept; the success of our advertising and marketing programs in generating sufficient levels of customer traffic and awareness; damage to our corporate reputation or brand; impact of potential loss of executives or other key personnel; our ability to comply with existing and changing laws, rules, regulations and local codes; lack of or insufficient insurance coverage; issues with merchandise safety and shrinkage; our ability to comply with increasingly rigorous privacy and data security regulations; impact of legal and regulatory proceedings relating to us; use of social media by us or by third parties at our direction in violation of applicable laws and regulations; our ability to generate sufficient cash to fund our operations and service our debt obligations; our ability to comply with covenants in our debt agreements; the consequences of the possible conversion of our convertible notes; our reliance on dividends, distributions and other payments, advances and transfers of funds from our subsidiaries to meet our obligations; the volatility of our stock price; the impact of the anti-takeover provisions in our governing documents; impact of potential shareholder activism; and other risks discussed from time to time in our filings with the U.S. Securities and Exchange Commission (“SEC”), including those under the heading “Risk Factors” in Part I, Item IA of the Company’s Annual Report on 10-K for the year ended February 1, 2025.

Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The cautionary statements referred to in this section also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this Proxy Statement might not occur. Furthermore, we cannot guarantee future results, events, levels of activity, performance or achievements.

Burlington Stores, Inc. 2025 Proxy Statement	|	1

Proxy Statement Summary

This summary highlights information about Burlington Stores, Inc. (referred to in this Proxy Statement as “we,” “us,” “our,” “Burlington” or the “Company”), our Board of Directors (the “Board” or the “Board of Directors”) and our upcoming 2025 Annual Meeting of Stockholders (the “Annual Meeting” or “2025 Annual Meeting”) contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.

This Proxy Statement includes several website addresses and references to additional materials found on those websites, including our Corporate Social Responsibility Report. These websites and materials are provided for convenience only and the content on the referenced websites is not incorporated by reference herein and does not constitute a part of the Proxy Statement or any of the Company’s other SEC filings.

Annual Meeting Information

Date and Time:	Tuesday, May 20, 2025 8:00 a.m. Eastern Time
Location:	Virtually online via live audio webcast at: www.virtualshareholdermeeting.com/BURL2025
Record Date:	March 26, 2025

Voting Matters and Board Recommendations

The Board of Directors recommends that you vote as follows on each proposal:

Voting Matter		Board’s Recommendation	Page Reference
Proposal 1:	Election of Four Directors Nominated by the Board and Named in this Proxy Statement	FOR each director nominee	11
Proposal 2:	Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Certified Public Accounting Firm for the Fiscal Year Ending January 31, 2026	FOR	38
Proposal 3:	Non-Binding Advisory Approval of the Compensation of the Company’s Named Executive Officers (“Say-On-Pay”)	FOR	41
Proposal 4:	Approval of the First Amendment to the Burlington Stores, Inc. 2022 Omnibus Incentive Plan	FOR	77

2	|	Burlington Stores, Inc. 2025 Proxy Statement

PROXY STATEMENT SUMMARY

Company Overview

Headquartered in New Jersey, we are a nationally recognized off-price retailer with net sales of $10.6 billion for the fiscal year ended February 1, 2025 (“fiscal 2024”). We are a Fortune 500 company and our common stock is traded on the New York Stock Exchange under the ticker symbol “BURL.” We operated 1,108 stores as of the end of fiscal 2024 in 46 states, Washington D.C. and Puerto Rico, principally under the name Burlington Stores. Our stores offer an extensive selection of in-season, fashion-focused merchandise at up to 60% off other retailers’ prices, including women’s ready-to-wear apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home, toys, gifts and coats.

Under the oversight of our Board of Directors, we continue to focus on a number of ongoing initiatives aimed at increasing our overall profitability, including:

•	Driving Comparable Store Sales Growth

•	Expanding and Enhancing Our Retail Store Base

•	Enhancing Operating Margins

These strategies, which are more fully discussed in our Annual Report on Form 10-K for fiscal 2024 (the “fiscal 2024 10-K”), are designed to drive long-term value for our stockholders and maintain a sustainable competitive advantage.

Fiscal 2024 Performance

In fiscal 2024 we delivered strong financial results. Below is a summary of our 52-week fiscal 2024 performance compared with our 53-week fiscal year ended February 3, 2024 (“fiscal 2023”):

•	We generated total revenues of $10,635 million compared with $9,727 million in fiscal 2023

•	Total sales increased 9%

•	Net income increased 48% to $504 million, or $7.80 per share vs. $5.23 per share in fiscal 2023

For the 52 weeks ended February 1, 2025 compared with the 52 weeks ended January 27, 2024, and excluding approximately $16 million and $18 million, respectively, of expenses associated with bankruptcy acquired leases:

•	Total sales increased 11% and comparable store sales increased 4%

•	Adjusted Net Income increased 33% to $540 million and Adjusted EPS was $8.35 vs. $6.24, an increase of 34%

•	Adjusted EBIT increased 28% to $761 million

We opened 101 net new stores and relocated 31 of our older oversized locations in fiscal 2024.

In fiscal 2024 we also strengthened our balance sheet, enhanced our liquidity position, and returned significant excess cash to our stockholders. We increased our Term Loan facility to $1,250 million to allow us to continue executing on our strategic initiatives such as growing our store base and owning critical infrastructure like our distribution centers. We also returned $242 million to stockholders through common stock repurchases, and we ended the fiscal year with $1.8 billion in liquidity, including $995 million in cash.

Information regarding how we calculate Adjusted Net Income (which is divided by our fully diluted weighted average shares outstanding for fiscal 2024 of 64,595 thousand and for fiscal 2023 of 64,917 thousand to arrive at Adjusted EPS) and Adjusted EBIT, and a reconciliation of those non-GAAP financial measures to the most directly comparable GAAP financial measure, is contained in Appendix A.

Burlington Stores, Inc. 2025 Proxy Statement	|	3

PROXY STATEMENT SUMMARY

Governance Highlights

Our Board believes that good corporate governance promotes the long-term interests of stockholders, enhances Board and management accountability and helps build public trust in the Company. The Corporate Governance section beginning on page 21 describes our corporate governance framework and commitment. Highlights of our corporate governance practices include:

•	Board will be fully declassified by the 2027 Annual Meeting of Stockholders

•	Independent Board Chair

•	10 out of 11 directors are independent

•	4 out of 11 directors (36%) are female

•	3 out of 11 directors (27%) reflect an ethnic/racial background

•	At least 75% director and committee meeting attendance during fiscal 2024

•	Majority voting standard and director resignation policy for directors in uncontested elections

•	Proxy access for director candidates nominated by eligible stockholders

•	Majority of director compensation paid in stock
•	Annual Board, director and committee self-evaluations

•	No unequal voting rights

•	Robust CEO, executive and non-employee director stock ownership guidelines

•	Corporate Governance Guidelines limit director membership on other public company boards

•	Board oversight of environmental, social and governance (“ESG”) matters

•	Robust stockholder engagement program, engaging with stockholders representing approximately 59% of our outstanding shares in conversations on governance, executive compensation, and ESG matters

•	No stockholder rights plan or “poison pill”

Board of Directors

The following table provides summary information about our directors. Additional information about each director’s background and experience can be found beginning on page 12.

					Committee Memberships (1)
Name	Primary or Former Occupation	Age	Director Since	Independent	AC	CC	NCGC

John J. Mahoney	Retired Vice Chairman, Staples, Inc. Chairman of the Board	73	2013	✓

Ted English	Executive Chairman, Bob’s Discount Furniture	71	2016	✓	●	●

Shira Goodman	Former Chief Executive Officer, Staples, Inc.	64	2025	✓	●

Michael Goodwin	Former Senior Vice President, Chief Information Technology Officer, PetSmart, Inc.	64	2020	✓	●

Jordan Hitch	Former Managing Director, Bain Capital	58	2006	✓		C	●

William McNamara	Retired President, Macy’s Reinvent Strategies, Macy’s, Inc.	74	2014	✓			●

Michael O’Sullivan	Chief Executive Officer, Burlington Stores, Inc.	61	2019

Jessica Rodriguez	Former Chief Marketing Officer and President of Entertainment, Univision Communications Inc.	52	2018	✓			●

Laura J. Sen	Former Non-Executive Chairman and Chief Executive Officer, BJ’s Wholesale Club, Inc.	68	2018	✓	●

Paul J. Sullivan	Retired Partner, PricewaterhouseCoopers LLP	77	2012	✓	C

Mary Ann Tocio	Retired President and Chief Operating Officer, Bright Horizons Family Solutions, Inc.	76	2015	✓		●	C
(1)	NCGC = Nominating and Corporate Governance Committee; CC = Compensation Committee; AC = Audit Committee; C = Chair

4	|	Burlington Stores, Inc. 2025 Proxy Statement

PROXY STATEMENT SUMMARY

Board Composition Highlights

The Board takes a thoughtful and deliberate approach to Board composition to ensure that our directors have a range of backgrounds, talents, skills, character, experience and expertise sufficient to provide sound and prudent guidance with respect to our operations and interests. Some of the key features of our Board composition are as follows:

Corporate Social Responsibility

Our commitment to Corporate Social Responsibility (“CSR”) is reflected in our most recent annual CSR report, covering fiscal year 2023, which discusses our efforts, including focus areas covering ESG issues of greatest importance to our business and stakeholders. Our CSR efforts, which the Board oversees, are reflected across the following five pillars:

Associates	Supply Chain	Communities	Governance and Ethics	Environment

Additional information about our CSR efforts can be found on page 33. We expect to publish our CSR report covering fiscal year 2024 in late Summer 2025.

Burlington Stores, Inc. 2025 Proxy Statement	|	5

PROXY STATEMENT SUMMARY

Executive Compensation Program Highlights

Our objective is to have an executive compensation program that will allow us to attract and retain executive officers of a caliber and level of experience necessary to effectively manage our business and to motivate those executive officers to drive stockholder value, consistent with our Core Values as described on page 33.

In fiscal 2024, approximately 89.6% of the target annual compensation for Mr. O’Sullivan, our Chief Executive Officer (the “CEO”), and approximately 81.5% of the average target annual compensation for our named executive officers (“NEOs”) other than Mr. O’Sullivan, was “at-risk.”

Significant features of our executive compensation program include:

✓	Alignment of pay with Company financial performance

✓	65% of annual long-term incentive grants to NEOs in 2025 will be performance-based awards, increased from 50% for pre-2025 annual grants

✓	Balance short-term and long-term incentives

✓	Limits on annual incentive award and PSU award payments

✓	Robust CEO and executive stock ownership guidelines

✓	Share grants managed carefully to minimize shareholder dilution

✓	Robust compensation recoupment (or “clawback”) policy

✓	Annual stockholder Say-on-Pay votes

✓	Annual compensation risk assessment

✓	Compensation Committee uses independent consultant
×	No excise tax gross-ups

×	No stock options granted below fair market value

×	No evergreen provision or reload options

×	No liberal share recycling

×	No hedging or pledging of Company stock by executive officers or directors

×	No automatic “single-trigger” change in control vesting of equity awards

×	No pension plans or supplemental executive retirement plans (SERPs)

×	No guaranteed bonuses or salary increases

×	No stock option repricing without stockholder approval

Please see the Compensation Discussion and Analysis beginning on page 45 for an overview of our executive compensation program together with a description of the material factors underlying the decisions that resulted in the fiscal 2024 compensation provided to the NEOs identified below.

Named Executive Officers

Michael O’Sullivan	Chief Executive Officer

Kristin Wolfe	Executive Vice President and Chief Financial Officer

Jennifer Vecchio	Group President and Chief Merchandising Officer

Travis Marquette	President and Chief Operating Officer

Matthew Pasch	Executive Vice President and Chief Human Resources Officer

6	|	Burlington Stores, Inc. 2025 Proxy Statement

2025 Proxy Statement

This Proxy Statement and the accompanying materials are being made available to stockholders of Burlington Stores, Inc. beginning on or about April 3, 2025. In this Proxy Statement, you will find information on the matters to be presented at the Annual Meeting and information to assist you in voting your shares.

About the Annual Meeting

Who is soliciting my vote?

The Company is providing this Proxy Statement in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting and at any reconvened or rescheduled meeting following any adjournment or postponement of the Annual Meeting.

What will I be voting on?

You will be voting on:

•	Election of the four directors nominated by the Board and named in this Proxy Statement (Proposal 1);

•	Ratification of the appointment of Deloitte & Touche LLP as our independent registered certified public accounting firm for the fiscal year ending January 31, 2026 (“fiscal 2025”) (Proposal 2);

•	Non-binding advisory approval of the compensation of our NEOs (Say-On-Pay) (Proposal 3);

•	Approval of the First Amendment to the Burlington Stores, Inc. 2022 Omnibus Incentive Plan (Proposal 4); and

•	Any other business that may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

What are the Board of Directors voting recommendations?

The Board recommends that you vote:

•	FOR each of the four directors nominated by the Board and named in this Proxy Statement (Proposal 1);

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered certified public accounting firm for fiscal 2025 (Proposal 2);

•	FOR the non-binding advisory approval of the compensation of our NEOs (Proposal 3); and
•	FOR the approval of the First Amendment to the Burlington Stores, Inc. 2022 Omnibus Incentive Plan (Proposal 4).

Who is entitled to vote?

All stockholders who owned the Company’s common stock at the close of business on the record date, March 26, 2025, are entitled to attend and vote at the Annual Meeting, or at any adjournment or postponement of the Annual Meeting.

How many votes do I have?

You will have one vote on each matter for every share of the Company’s common stock you owned on the record date. There is no cumulative voting.

How many votes can be cast by all stockholders?

Each share of the Company’s common stock is entitled to one vote. On the record date, the Company had 62,989,824 shares of common stock outstanding and entitled to vote.

How many shares must be present to hold the Annual Meeting?

A majority of the outstanding shares of the Company’s common stock must be present or represented by proxy at the Annual Meeting in order to have a quorum. If the persons present or represented by proxy at the Annual Meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares are counted as present at the Annual Meeting if stockholders attend the meeting and vote virtually or if a proxy has been properly submitted by or on behalf of a stockholder. Abstentions and “broker non-votes” are counted for purposes of determining the presence of a

Burlington Stores, Inc. 2025 Proxy Statement	|	7

2025 PROXY STATEMENT

quorum. A “broker non-vote” occurs when a bank, broker or other nominee (a “broker”) holding shares for a beneficial owner submits a proxy for the Annual Meeting without voting on a particular proposal because the broker has not received instructions from the beneficial owner and does not have discretionary voting power with respect to that proposal. A broker may exercise its discretionary voting power with respect to the ratification of the appointment of Deloitte & Touche LLP as our independent registered certified public accounting firm for fiscal 2025 (Proposal 2), but does not have discretion to vote with respect to the election of directors (Proposal 1), the non-binding advisory approval of the compensation of our NEOs (Proposal 3), or the approval of the First Amendment to the Burlington Stores, Inc. 2022 Omnibus Incentive Plan (Proposal 4).

How many votes are required to elect directors and approve the other proposals?

Our Amended and Restated Bylaws (the “Amended Bylaws”) require that, in an uncontested election of directors (Proposal 1), each director will be elected by a majority of the votes cast by the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote in the election of such director such that the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that director nominee. Please see page 21 for a further description of our majority vote standard for the election of directors. Proposals 2, 3 and 4 require the approval of the holders of a majority of votes present virtually or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions have no effect on the determination of whether a director nominee has received the requisite amount of votes cast (Proposal 1), but will have the same effect as a vote “against” Proposals 2, 3 and 4. Broker non-votes have no effect on the determination of whether a director nominee is elected under Proposal 1 or whether Proposals 3 or 4 has received the requisite number of votes cast to pass. There will not be any broker non-votes with respect to Proposal 2, because brokers will have discretionary voting authority on Proposal 2.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

We take advantage of the SEC rules that allow issuers to furnish proxy materials to their stockholders on the internet. We believe these rules allow us to provide our stockholders with the information they need while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials, which indicates how our stockholders may: (i) access their proxy materials and vote their proxies over the internet or by telephone; or (ii) make a request to receive a printed set of proxy materials by mail.

How do I vote?

Registered Holders

If you are a “registered holder” (meaning your shares are registered in your name with our transfer agent, Equiniti Trust Company, LLC (“Equiniti ”)), then you may vote either during the Annual Meeting using the control number included on your Notice of Internet Availability of Proxy Materials or paper proxy card, or in advance of the Annual Meeting by proxy. If you decide to vote by proxy, you may vote via the internet, by telephone or by mail, and your shares will be voted at the Annual Meeting in the manner you direct. For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice provides information on how to access your online proxy card and vote via the internet or how to vote by telephone or receive a paper proxy card to vote by mail. Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time on May 19, 2025.

In the event that you return a signed proxy card on which no directions are specified, your shares will be voted as the Board recommends.

Beneficial Holders

If, like most stockholders, you are a beneficial owner of shares held in “street name” (meaning a broker holds shares on your behalf), then you may vote during the Annual Meeting using the control number included on your Notice of Internet Availability of Proxy Materials or the instructions that accompanied your proxy materials.

Alternatively, you may provide instructions to the nominee that holds your shares to vote by completing, signing and returning the voting instruction card that the nominee provides to you, or by using the voting arrangements described on the voting instruction card, the Notice of Internet Availability of Proxy Materials or other materials that the nominee provides to you.

8	|	Burlington Stores, Inc. 2025 Proxy Statement

2025 PROXY STATEMENT

If you do not vote or provide voting instructions to your nominee, this results in a broker non-vote and the nominee will not vote your shares on the election of directors (Proposal 1), the non-binding advisory approval of the compensation of our NEOs (Proposal 3), or the approval of the First Amendment to the Burlington Stores, Inc. 2022 Omnibus Incentive Plan (Proposal 4), but your nominee may exercise its discretionary voting power with respect to the ratification of the appointment of Deloitte & Touche LLP as our independent registered certified public accounting firm for fiscal 2025 (Proposal 2) and register your shares as being present at the Annual Meeting for purposes of determining a quorum.

What does it mean if I receive more than one notice, proxy or voting instruction card?

It means that your shares may be registered differently or held in more than one account. Please provide voting instructions for all notices, proxy and voting instruction cards you receive. Certain brokers have procedures in place to discontinue duplicate mailings upon a stockholder’s request. You should contact your broker for more information.

Can I change my vote after I execute my proxy?

You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy with a later date, by voting again via the internet or by telephone, or by delivering written notice of revocation of your proxy to our General Counsel and Corporate Secretary at our principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting virtually, although attendance at the Annual Meeting will not, by itself, revoke a valid proxy that was previously delivered. If you hold shares in “street name,” you must contact the nominee that holds the shares on your behalf to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting virtually at the Annual Meeting using your control number as described above.

Will my vote be kept confidential?

Yes. The Company’s policy is that all proxy or voting instruction cards, ballots and vote tabulations which identify the vote of an individual stockholder are to be kept secret unless required by law. Your vote will be disclosed to Burlington or its agents only:

•	to allow the independent election inspectors to certify the results of the vote;
•	if there is a proxy contest involving us; or

•	if you make a written comment on your proxy or voting instruction card.

How do I attend and ask questions at the Annual Meeting?

This year, the Annual Meeting will again be held in a virtual-only format. This meeting format provides for an opportunity for participation from any location that is safe and convenient to an attendee, and we are committed to ensuring that our attendees have substantially the same opportunities to participate in a virtual setting as they would at an in-person meeting.

If you are a registered holder, you can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/BURL2025 and entering the 16-digit control number previously provided to you in your proxy materials. If your shares are held in “street name,” your control number should be included with your voting instructions received from your broker or other nominee. Please follow the instructions on your Notice of Internet Availability, proxy card, voting instruction form or other applicable proxy notice that you received for accessing the virtual Annual Meeting. If your broker or other nominee has not provided you with your control number or if you have misplaced your control number, please contact them for instructions on how to attend the virtual Annual Meeting.

Stockholders who attend the virtual Annual Meeting by following the above instructions will have an opportunity to vote and to submit questions electronically in accordance with the rules of conduct for the meeting, which will be available for review during the meeting at www.virtualshareholdermeeting.com/BURL2025. Guests without a control number may access the virtual Annual Meeting by visiting the virtual meeting site provided above, but will not be able to vote or submit questions during the meeting.

We will answer questions during the meeting that comply with the rules of conduct as time permits. Responses to such questions that we do not have time to respond to during the Annual Meeting will be posted to our Investor Relations website following the Annual Meeting. If we receive substantially similar questions, we will group such questions together.

Burlington Stores, Inc. 2025 Proxy Statement	|	9

2025 PROXY STATEMENT

How can I request technical assistance during the Annual Meeting?

The meeting will begin promptly at 8:00 a.m. Eastern Time. You may access the meeting webcast 15 minutes prior to the start time, and we encourage you to allow ample time to log in and test your computer audio system. If you encounter any difficulty accessing the Annual Meeting, please call the Call Center Support number displayed on the login page for the Annual Meeting site.

Who pays for this proxy solicitation?

We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, this Proxy Statement, the proxy and any additional solicitation material that we may provide to stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries, custodians and other nominees holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. We have hired Innisfree M&A Incorporated (“Innisfree”), a proxy solicitation firm, to assist in soliciting proxies for an estimated fee of $17,500 plus reimbursement of reasonable expenses. Further, the original solicitation of proxies by mail and through the internet may be supplemented by solicitation by mail, email, facsimile, personal interview or telephone and other means by our directors, officers and associates. No additional compensation will be paid to these individuals for any such services.

Who can I contact with questions?

If you have any questions or need assistance voting, please contact Innisfree. Stockholders may call 1-888-750-5834. Banks and brokers may call 1-212-750-5833.

Who are the proxyholders and how were they selected?

The proxyholders are Michael O’Sullivan, Kristin Wolfe and Karen Leu, each of whom was selected by our Board of Directors and is an officer of the Company.

The proxyholders will vote all proxies, or record an abstention, in accordance with the directions on the proxy. If no direction is given, the shares will be voted as recommended by our Board of Directors.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that will be considered at the Annual Meeting. If any matter other than those described in this Proxy Statement arises at the Annual Meeting, the proxies will be voted at the discretion of the proxy holders.

Is a stockholder list available for examination?

For ten days prior to the Annual Meeting, a complete list of stockholders of record entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relevant to the Annual Meeting. Please contact our General Counsel and Corporate Secretary at 1-609-387-7800 x 53214 if you wish to examine the list prior to the Annual Meeting.

Are there any stockholder proposals this year?

No stockholder proposals are included in this Proxy Statement, and we have not received notice of any stockholder proposals to be raised at the Annual Meeting.

Where and when will I be able to find the voting results?

You can find the official results of the voting at the Annual Meeting in our Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

10	|	Burlington Stores, Inc. 2025 Proxy Statement

Proposal No. 1 — Election of Directors

Overview of Our Board Structure

In 2024, our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation (also referred to as our “Charter”) to declassify our Board. As a result, beginning at this Annual Meeting, directors will begin standing for election for one-year terms in a phased approach over three years with each member of the Board (or their successors) standing for election for a one-year term by our 2027 Annual Meeting of Stockholders.

The Board increased its size to eleven members in connection with the appointment of Shira Goodman as a director effective as of January 1, 2025. The current terms of office for Ms. Goodman and our former Class III directors (John Mahoney, Laura Sen, and Paul Sullivan) expire at this Annual Meeting. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated each of these four individuals for election to the Board. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a substitute nominee, if any, who may be designated by the Board to fill the vacancy. As of the date of this Proxy Statement, the Board is not aware that any nominee is unable or will decline to serve as a director.

In determining whether to nominate each of Ms. Goodman, Mr. Mahoney, Ms. Sen and Mr. Sullivan for another term, the Board considered the factors discussed below under the caption entitled “Selecting Nominees to the Board of Directors,” and concluded that each of the nominees standing for election possesses unique experiences, qualifications, attributes and skills that will enable each of them to guide the Company in the best interests of its stockholders. There are no family relationships among directors and executive officers of the Company.

The term of office for our former Class I directors (Ted English, Jordan Hitch and Mary Ann Tocio) expires at our 2026 Annual Meeting of Stockholders, and the term of office for our former Class II directors (Michael Goodwin, William McNamara, Michael O’Sullivan and Jessica Rodriguez) expires at our 2027 Annual Meeting of Stockholders.

Each director’s term continues until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation, removal or retirement. Vacancies on the Board may be filled by persons elected by a majority of the remaining directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or his or her earlier death, resignation, removal or retirement.

Our Amended and Restated Certificate of Incorporation and applicable Delaware law permit our stockholders to seek to remove directors from our Board at any annual meeting of our stockholders, as part of the business to be transacted, by complying with the advance notice provisions in our Amended Bylaws. Until the 2027 annual meeting, a director may be removed only for cause by holders of at least 75% of the voting power of all outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. Beginning with the 2027 annual meeting, when our Board will no longer be classified, directors may be removed with or without cause as required by Delaware law. At such time, directors may be removed by the holders of a majority of the voting power of all outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Burlington Stores, Inc. 2025 Proxy Statement	|	11

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Nominees for Election at Annual Meeting

The following sets forth the name, age and information regarding the business experience and qualifications of each of the nominees whose terms are expiring at the Annual Meeting:

Shira Goodman

Age: 64

Director since: 2025

Committee Membership:

•  Audit

Skills and Experience: Broad-Based Business, Business Development/M&A, Finance, Industry, Leadership, Public Company Board, Real Estate, Sales and Marketing

Key Qualifications:

Ms. Goodman brings to the Board experience as a chief executive and senior executive in other leadership positions in operations, retail marketing, human resources and business growth at an internationally renowned retailer. Ms. Goodman’s service on the boards of companies in a variety of sectors equips her with an understanding of different businesses, challenges and strategies.

Career Highlights:

•	Advisory Director at Charlesbank Capital Partners, a private equity firm, from 2019 to 2024

•	Chief Executive Officer of Staples, Inc., a business and consumer goods retailer, from 2016 to 2018

•	Joined Staples, Inc. in 1992, serving in roles with increasing responsibility, including President and interim Chief Executive Officer, President, North American Operations, President, North American Commercial, Executive Vice President of Global Growth, Executive Vice President of Human Resources, Executive Vice President of Marketing, and in various other management positions

•	Bain & Company, a global consulting firm, from 1986 to 1992

Other Public Company Boards:

•	CBRE Group, Inc., a commercial real estate services and investment company, since 2019 (lead independent director since 2023)

•	CarMax, Inc., a retailer of used vehicles and related products, since 2007

•	Henry Schein, Inc., a leading provider of health care products and related services to office-based dental and medical practitioners and alternate care sites, from 2018 through 2021

•	Staples, Inc. from 2016 to 2017

•	The Stride Rite Corporation from 2002 to 2007

John J. Mahoney

Chairman of the Board

Age: 73

Director since: 2013

Committee Membership:

•  None

Skills and Experience: Broad-Based Business, Business Development/M&A, Finance, Industry, Information Technology and Security, Leadership, Public Company Board

Key Qualifications:

Mr. Mahoney brings to the Board over 30 years of financial expertise and over 25 years of retail industry experience, including as chief financial officer of a leading retailer. Serving as an accomplished director for a variety of consumer companies provides Mr. Mahoney with insight into the complex board oversight responsibilities for consumer businesses.

Career Highlights:

•	Vice Chairman and Chief Financial Officer of Staples, Inc., a business and consumer goods retailer, from 2006 (and Chief Financial Officer from 1996) until 2012; also served as Executive Vice President, Chief Administrative Officer and Chief Financial Officer from 1997 to 2006

•	Prior to joining Staples, served as a partner at Ernst & Young LLP, including service in the firm’s National Office Accounting and Auditing group

Other Public Company Boards:

•	Bloomin’ Brands, Inc., a casual dining chain, since 2012

•	Chico’s FAS, Inc., a fashion retailer, from 2007 through 2024

•	The Michael’s Companies, Inc., an arts and crafts retail chain, from 2013 to 2021

•	Zipcar, Inc., a leading car-sharing service, from 2010 to 2013

•	Tweeter Home Entertainment Group, a national specialty consumer electronics retailer, from 2004 to 2007

•	Advo, Inc., a leading direct mail marketing services company, from 2001 to 2007

Other Biography Highlights:

•	Certified public accountant

12	|	Burlington Stores, Inc. 2025 Proxy Statement

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Laura J. Sen

Age: 68

Director since: 2018

Committee Membership:

•  Audit

Skills and Experience: Broad-Based Business, Finance, Industry, Information Technology and Security, Leadership, Public Company Board, Real Estate, Sales and Marketing, Supply Chain

Key Qualifications:

Ms. Sen brings to the Board over 25 years of retail management leadership, including critical roles growing BJ’s from an early-stage business to a Fortune 500 company. Her deep skillset encompasses operations, merchandising, logistics, and financial expertise. Ms. Sen’s director service in a variety of sectors equips her with an understanding of different businesses, challenges and strategies.

Career Highlights:

•	Non-Executive Chairman of BJ’s Wholesale Club, Inc., a membership-only warehouse chain, from 2016 to 2018

•	Chief Executive Officer of BJ’s from 2009 to 2016

•	Chief Operating Officer of BJ’s from 2008 to 2009 and Executive Vice President of Merchandising and Logistics from 2007 to 2008 (and 1997 to 2003)

•	Principal of Sen Retail Consulting, a consulting firm advising retail companies on merchandising and logistics, from 2003 to 2006

Other Public Company Boards:

•	NCR Voyix Corporation, a software and services enterprise provider, since 2022

•	EMC Corporation, a provider of enterprise storage systems, from 2015 to 2016

•	rue21, inc., a specialty retailer, from 2012 to 2013

•	BJ’s Wholesale Club, Inc. from 2008 to 2018

•	Abington Bancorp, Inc. from 2001 to 2004

Other Biography Highlights:

•	Director of Massachusetts Mutual Life Insurance Company since 2012

•	Director of Massachusetts Port Authority since 2017

•	Director of Federal Reserve Bank of Boston from 2014 until 2016

Paul J. Sullivan

Age: 77

Director since: 2012

Committee Membership:

•  Audit (Chair)

Skills and Experience: Broad-Based Business, Business Development/M&A, Finance, Industry, Information Technology and Security, Leadership

Key Qualifications:

Mr. Sullivan brings to the Board over 35 years of financial expertise, including substantial experience in corporate finance and accounting and extensive experience providing audit and financial reporting services to numerous organizations.

Career Highlights:

•	Partner, PricewaterhouseCoopers LLP from 1983 to his retirement in 2009, including as a member of the Board of Partners, the Chair of the Finance Committee, and a member of the Management Evaluation and Compensation, Admissions and Strategy Committees

Other Public Company Boards:

•	None

Other Biography Highlights:

•	Certified public accountant

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that the stockholders vote FOR the election of Shira Goodman, John Mahoney, Laura Sen, and Paul Sullivan.

Burlington Stores, Inc. 2025 Proxy Statement	|	13

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Directors Continuing in Office

The following sets forth the name, age and information regarding the business experience and qualifications of each of the directors who will continue in office after the Annual Meeting:

Terms Expiring at the 2026 Annual Meeting

Ted English

Age: 71

Director since: 2016

Committee Membership:

•  Audit

•  Compensation

Skills and Experience: Broad-Based Business, Business Development/M&A, Finance, Industry, Leadership, Public Company Board, Real Estate, Sales and Marketing, Supply Chain

Key Qualifications:

Mr. English brings to the Board more than 40 years of experience in the retail industry, including as chief executive of two leading off-price retail companies. His broad experience in large retail chain management encompasses marketing, finance and accounting, operational expertise, and supply chain management.

Career Highlights:

•	Executive Chairman, Bob’s Discount Furniture, Inc., a premier discount home furnishings company, since March 2016

•	Chief Executive Officer of Bob’s Discount Furniture from 2006 until March 2016

•	President and Chief Executive Officer of TJX Companies, Inc., a leading off-price retailer of apparel and home fashions, from 2000 (and President from 1999) to 2005

•	Chairman of The Marmaxx Group, a division of TJX, between 2000 and 2004, and held various other executive and merchandising positions with TJX from 1983 to 1999

Other Public Company Boards:

•	BJ’s Wholesale Club, Inc., membership-only warehouse chain, from 2006 to 2011

Other Biography Highlights:

•	Director of Bob’s Discount Furniture, Inc. since 2015

•	Director of Rue Gilt Groupe (formerly Rue La La), an e-commerce destination connecting world-class brands with next generation shoppers, since 2013

•	Member of the Board of Trustees of various funds within the multi-affiliate structure of Natixis Global Asset Management, a global asset management firm, since 2011

Jordan Hitch

Age: 58

Director since: 2006

Committee Membership:

•  Compensation (Chair)

•  Nominating and Corporate Governance

Skills and Experience: Broad-Based Business, Business Development/M&A, Finance, Industry, Public Company Board

Key Qualifications:

Mr. Hitch brings to the Board more than 25 years of experience investing in and serving as an adviser and board member for retail companies at multiple stages of growth. He also possesses valuable strategic and financial expertise, including significant experience with capital markets transactions.

Career Highlights:

•	Active personal investor across a wide range of early-stage growth companies and renewable infrastructure projects

•	Managing Director at Bain Capital, a private investment firm, until 2015, leaving the firm after 18 years, and Senior Advisor until 2017

Other Public Company Boards:

•	Bright Horizons Family Solutions, Inc., an employer-sponsored childcare provider, since 2008

Other Biography Highlights:

•	Member of the Board of Trustees of Lehigh University since 2014

•	Current and former director of numerous private companies in the consumer and retail industries

14	|	Burlington Stores, Inc. 2025 Proxy Statement

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Mary Ann Tocio

Age: 76

Director since: 2015

Committee Membership:

•  Nominating and Corporate Governance (Chair)

•  Compensation

Skills and Experience: Broad-Based Business, Business Development/M&A, Finance, Leadership, Public Company Board, Real Estate, Sales and Marketing

Key Qualifications:

Ms. Tocio brings to the Board more than 20 years of experience managing complex and growing organizations through acquisitions, global expansion, and business transformations. Her significant public company board service provides experience with corporate governance matters, risk management, and management oversight.

Career Highlights:

•	President and Chief Operating Officer, Bright Horizons Family Solutions, Inc., an employer- sponsored childcare provider, from 2000 (and Chief Operating Officer from 1993) to 2015

•	Prior to Bright Horizons, held several positions with Wellesley Medical Management, Inc. (Health Stop), including Senior Vice President of Operations

Other Public Company Boards:

•	Bright Horizons Family Solutions, Inc. since 2001

•	1Life Healthcare, Inc., a chain of primary healthcare clinics, from 2021 to 2023

•	Civitas Solutions, Inc. (The MENTOR Network), a provider of health and human services, from 2015 to 2019

•	Mac-Gray Corporation, a provider of laundry facilities management services, from 2006 to 2013

Other Biography Highlights:

•	Governing Trustee of the Dana Farber Cancer Institute from 2016 to 2024

Burlington Stores, Inc. 2025 Proxy Statement	|	15

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Terms Expiring at the 2027 Annual Meeting

Michael Goodwin

Age: 64

Director since: 2020

Committee Membership:

•  Audit

Skills and Experience: Broad-Based Business, Finance, Industry, Information Technology and Security, Leadership, Public Company Board, Supply Chain

Key Qualifications:

Mr. Goodwin brings to the Board more than 30 years of information technology experience in the retail industry, including nearly two decades of C-Suite leadership. His wealth of expertise includes management of cybersecurity risks, fraud prevention, IT transformations, and development of strategic partnerships.

Career Highlights:

•	Senior Vice President and Chief Information Technology Officer, PetSmart, Inc., a pet supply retailer, from 2014 to 2023

•	Senior Vice President and Chief Information Officer of Technology and Business Enablement at Hallmark Cards, Inc. (“Hallmark”), a retailer of greeting cards and gifts, from 2006 until 2014

•	Joined Hallmark as an information technology analyst in 1990 and held positions of increasing responsibility prior to becoming CIO

Other Public Company Boards:

•	Cracker Barrel Old Country Store, Inc., a dining and gift shop chain, since 2024

Other Biography Highlights:

•	Prior to joining Hallmark, served as an officer in the United States Army

•	NACD Directorship Certification

William McNamara

Age: 74

Director since: 2014

Committee Membership:

•  Nominating and Corporate Governance

Skills and Experience: Broad-Based Business, Business Development/M&A, Industry, Leadership, Sales and Marketing, Supply Chain

Key Qualifications:

Mr. McNamara brings to the Board over 30 years of experience in retail chain management, equipping him with deep insights into consumer behavior, brand building and operational matters. His expertise encompasses merchandising, product development, retail store operations, distributions, and brand innovation.

Career Highlights:

•	President of Macy’s Reinvent Strategies, a division of Macy’s, Inc., a department store retailer, from 2008 to 2009

•	Chairman and Chief Executive Officer of the Midwest division of Macy’s, Inc. from 2005 to 2008

•	Vice Chairman of May Department Stores Company, a department store retailer, from 2000 until its acquisition by Federated in 2005, responsible for all department store divisions

•	President of The May Merchandising Company, a department store retailer, from 1998 to 2000, responsible for leading all brand merchandising and product development

•	Began career at Filene’s, a division of May Department Stores, rising through the ranks of the merchandising organization

Other Public Company Boards:

•	None

16	|	Burlington Stores, Inc. 2025 Proxy Statement

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Michael O’Sullivan

Age: 61

Director since: 2019

Committee Membership:

•  None

Skills and Experience: Broad-Based Business, Finance, Industry, Information Technology and Security, Leadership, Public Company Board, Real Estate, Sales and Marketing, Supply Chain

Key Qualifications:

Mr. O’Sullivan’s day-to-day leadership and experience as our CEO gives him unique insights into our opportunities, challenges and operations. In addition to his experience as our CEO, he brings to the Board a wealth of knowledge and expertise from over 25 years of experience in the retail industry.

Career Highlights:

•	Chief Executive Officer of Burlington Stores, Inc. since September 2019

•	President and Chief Operating Officer of Ross Stores, Inc., an off-price retailer, from 2009 to 2019, and various roles at Ross Stores from 2003 to 2009

•	Partner at Bain & Company, a global consulting firm, from 1991 to 2003, working with companies in the retail industry on business strategy and performance improvement

Other Public Company Boards:

•	Ross Stores, Inc. from 2014 to 2019

Jessica Rodriguez

Age: 52

Director since: 2018

Committee Membership:

•  Nominating and Corporate Governance

Skills and Experience: Broad-Based Business, Industry, Leadership, Public Company Board, Sales and Marketing

Key Qualifications:

Ms. Rodriguez brings to the Board extensive operational, marketing, and consumer engagement experience. Her long background in media and marketing provides deep insight into consumer behavior, brand development, and consumer social and digital engagement.

Career Highlights:

•	Chief Marketing Officer and President of Entertainment of Univision Communications Inc., the leading media company serving Hispanic America, from 2018 until 2021, and Chief Brand and Impact Officer from 2021 until 2022

•	President and Chief Operating Officer, Univision Networks, a division of Univision Communications Inc., from 2018 until 2021

•	20-year tenure at Univision included roles of increasing responsibility, including as Executive Vice President of Programming Scheduling and Marketing, Senior Vice President of Univision Cable Networks and Vice President and Station Manager at Univision Puerto Rico

Other Public Company Boards:

•	Vera Bradley, Inc., a designer of women’s handbags, luggage and other travel items, fashion and home accessories, and unique gifts, since 2024

Other Biography Highlights:

•	NACD Directorship Certification

Burlington Stores, Inc. 2025 Proxy Statement	|	17

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Consideration of Skills and Experience

Below we identify and describe the key skills and experience that the Nominating and Corporate Governance Committee considers in concluding a director is qualified to serve on the Board. The Nominating and Corporate Governance Committee considers the skills and experience of directors and director nominees individually and in the broader context of the Board’s overall composition and the Company’s current and future needs. The experiences, qualifications, attributes and skills that the Board considered in the nomination of our directors are reflected in their individual biographies beginning on page 12 and the skills matrix below. The matrix is a summary; it does not include all the experiences and skills that each director offers, and if a particular experience or skill is not listed it should not suggest that it is not possessed by the director.

•	Broad-Based Business Expertise: Such expertise provides a depth of experience from which to draw on in evaluating issues, deliberating, decision-making, and making business judgments.

•	Business Development / Mergers and Acquisitions Experience: This experience is important because it helps in assessing potential growth opportunities.

•	Finance Experience: An understanding of finance and related reporting processes is important for directors. We measure our operating and strategic performance by reference to financial goals, including for purposes of executive compensation. In addition, accurate financial reporting is critical to our success. Directors who are financially literate are better able to analyze our financial statements, capital structure and complex financial transactions, and ensure the effective oversight of our financial measures and internal control processes.

•	Industry Experience: Industry experience gives directors a practical understanding of developing, implementing, and assessing our merchandising and customer engagement strategies.

•	Information Technology and Security Experience: This experience is relevant given the importance of technology to the retail marketplace and the importance of protecting both our and our customers’ information.
•	Leadership Experience: Directors with experience in significant senior leadership positions with large organizations over an extended period provide us with special insights. Strong leaders bring vision, strategic agility, global perspectives and broad business insight to the Board. These individuals demonstrate a practical understanding of how large organizations operate, including the importance of succession planning, talent management and how employee and executive compensation is set. They possess skills for managing change and growth and demonstrate a practical understanding of organizations, operations, processes, strategy, risk management and methods to drive growth.

•	Public Company Board Experience: Directors who have experience on other public company boards develop an understanding of corporate governance trends affecting public companies and the extensive and complex oversight responsibilities associated with the role of a public company director. They also bring to the Board an understanding of different business processes, challenges and strategies.

•	Real Estate Experience: Given our physical footprint, directors with real estate experience can provide insight on new opportunities and managing our existing locations.

•	Sales and Marketing Experience: Directors with experience in dealing with consumers, particularly in the areas of marketing, marketing-related technology, advertising or otherwise selling products or services to consumers, provide us with valuable insights. They understand consumer needs and are experienced in identifying and developing marketing campaigns that might resonate with consumers, the use of technology and emerging and non-traditional marketing media, and identifying potential changes in consumer trends and buying habits.

•	Supply Chain Experience: Directors with expertise in logistics and the management of relationships with suppliers provide important perspectives on achieving efficient operations and building partnerships to support growth.

18	|	Burlington Stores, Inc. 2025 Proxy Statement

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Director	Broad- Based Business	Business Development / M&A	Finance	Industry	Information Technology and Security	Leadership	Public Company Board	Real Estate	Sales and Marketing	Supply Chain
Ted English	✓	✓	✓	✓		✓	✓	✓	✓	✓
Shira Goodman	✓	✓	✓	✓		✓	✓	✓	✓
Michael Goodwin	✓		✓	✓	✓	✓	✓			✓
Jordan Hitch	✓	✓	✓	✓			✓
John Mahoney	✓	✓	✓	✓	✓	✓	✓
William McNamara	✓	✓		✓		✓			✓	✓
Michael O’Sullivan	✓		✓	✓	✓	✓	✓	✓	✓	✓
Jessica Rodriguez	✓			✓		✓	✓		✓
Laura Sen	✓		✓	✓	✓	✓	✓	✓	✓	✓
Paul Sullivan	✓	✓	✓	✓	✓	✓
Mary Ann Tocio	✓	✓	✓			✓	✓	✓	✓

Collectively, the composition of our Board reflects a wide range of viewpoints, backgrounds and experience.

Burlington Stores, Inc. 2025 Proxy Statement	|	19

Information About Our Executive Officers

Set forth below is the name, age and certain information regarding each of our executive officers other than Mr. O’Sullivan, whose biographical information is presented above.

Jennifer Vecchio Group President and Chief Merchandising Officer

Ms. Vecchio, 59, has served as our Group President and Chief Merchandising Officer since July 2021. Prior to her promotion to this role, Ms. Vecchio served as our President and Chief Merchandising Officer from April 2019 through July 2021 and as our Chief Merchandising Officer/Principal from January 2017 through April 2019. From the commencement of her employment with us in May 2015 through January 2017, Ms. Vecchio served as our Executive Vice President and Chief Merchandising Officer. From January 2014 to May 2015, Ms. Vecchio provided consulting services to our merchandising organization. From 1997 to June 2011, Ms. Vecchio held various positions in the merchandising organization of Ross Stores, most recently serving as Executive Vice President of Merchandising—Mens/Kids from December 2009 through June 2011 and as Senior Vice President/GMM from February 2005 through December 2009 with various areas of responsibilities including Mens, Kids, Shoes, Lingerie and Hosiery. From 1988 through 1997, Ms. Vecchio held various positions in the merchandising organization of Macy’s.

Travis Marquette President and Chief Operating Officer

Mr. Marquette, 53, has served as our President and Chief Operating Officer since October 2021. Before joining Burlington, Mr. Marquette served as the Executive Vice President and Chief Financial Officer of Ross Stores from March 2021 through his resignation in July 2021. Prior to that, he was Ross Stores’ Group Senior Vice President and Chief Financial Officer from 2019 to 2021, Group Senior Vice President and Deputy Chief Financial Officer from 2018 to 2019, and Senior Vice President, Finance from 2017 to 2018. He was also Senior Vice President, Store Operations from 2015 to 2017, Group Vice President, Store Operations from 2013 to 2015, and Vice President, Store Operations Finance from 2009 to 2013. Prior to joining Ross in 2008 as Director, Strategic Planning, Mr. Marquette held various consulting and management roles over a 12-year period with Bain & Company, Carter’s Inc., and PricewaterhouseCoopers.

Kristin Wolfe Executive Vice President and Chief Financial Officer

Ms. Wolfe, 47, has served as our Executive Vice President and Chief Financial Officer since August 2022. Before joining Burlington, Ms. Wolfe served in a wide range of financial, strategic and operational roles at Ross Stores, Inc. Ms. Wolfe most recently served as Group Senior Vice President, Corporate Finance of Ross Stores, Inc. from 2021 through her resignation in May 2022. Between 2009 and 2021, Ms. Wolfe served in a number of other roles at Ross Stores, including Senior Vice President, Store Operations from 2018 to 2021, Group Vice President, Store Finance and Strategy from 2016 to 2018, Vice President, Store Finance and Strategy from 2014 to 2016, Senior Director, Corporate Strategy from 2012 to 2014 and Director, Store Operations Finance from 2009 to 2012. Prior to her career with Ross Stores, Ms. Wolfe held various roles over a 10-year period with Bain & Company.

Matthew Pasch Executive Vice President and Chief Human Resources Officer

Mr. Pasch, 54, has served as our Executive Vice President and Chief Human Resources Officer since September 2023. Prior to his promotion to this role, he served as SVP of Human Resources from December 2021 through September 2023 and as SVP of Talent Acquisition, Benefits, Compensation, and HRIS from April 2019 through December 2021. From August 2013 through April 2019, Mr. Pasch served as Vice President of Talent Acquisition. He has also served as Director of Organizational Development and as Director of HR for Stores Support from the commencement of his employment with Burlington in April 2010 through February 2013. Prior to joining Burlington, Mr. Pasch held various roles in HR, Stores Support, and Supply Chain Operations over an eleven-year period with Finlay Fine Jewelry.

20	|	Burlington Stores, Inc. 2025 Proxy Statement

Corporate Governance

The Board is committed to strong corporate governance because it promotes the long-term interests of stockholders, enhances Board and management accountability and helps build public trust in the Company. The Board has adopted policies and processes that foster effective Board oversight of critical matters such as strategy and risk management. The Board and its committees review our major governance documents, policies and processes regularly in the context of current corporate governance trends, regulatory changes and recognized best practices. Below is an overview of our corporate governance structure and processes, including key aspects of our Board operations.

Corporate Governance Guidelines

The Board has developed and adopted Corporate Governance Guidelines (the “Guidelines”) to assist the Board in the exercise of its responsibilities and to best serve the interests of the Company and its stockholders. The Guidelines cover matters including selection and composition of the Board; criteria for director independence; director compensation and performance evaluations; the operation, structure and meetings of the Board and the committees of the Board; and other matters relating to our corporate governance. The Guidelines also describe the Company’s stock ownership guidelines and compensation recoupment (or “clawback”) policy, which is incremental to our policy (adopted by the Compensation Committee) complying with the requirements of Section 954 of the Dodd-Frank Act and the related rules and regulations promulgated by the SEC and the New York Stock Exchange (“NYSE”). The Guidelines are available in the Investor Relations section of our corporate website, which can be accessed at www.burlingtoninvestors.com, under “Governance—Governance Overview.” The information contained on our website does not constitute a part of this Proxy Statement.

Majority Vote Standard for Election of Directors

The Amended Bylaws require that, in an uncontested election, each director will be elected by a majority of the votes cast by the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote in the election of such director, such that the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that director nominee. The Guidelines require that, following any election of directors other than a contested election of directors, any incumbent director who was a nominee and who did not receive a majority of the votes cast by the shares present virtually or represented by proxy at the meeting and entitled to vote on the election of directors must promptly tender his or her offer of resignation to the Board for consideration by the Board.

The Guidelines further provide that a recommendation on whether or not to accept such a resignation offer will then be made by the Nominating and Corporate Governance Committee or, if each member of the Nominating and Corporate Governance Committee did not receive the required majority vote or the Nominating and Corporate Governance Committee is otherwise unable to act, a majority of the Board will appoint a special committee of independent directors for the purpose of making a recommendation to the Board (the committee with authority to act is referred to as “Nominating Committee”). If no independent directors received the required majority vote, the Guidelines require that the Board act on the resignation offers. Within 60 days following certification of the stockholder vote, the Nominating Committee will consider the resignation offer and recommend to the Board the action to be taken. Absent a compelling reason for the director to remain on the Board, as determined by the Board in its business judgment, the Board will accept the resignation offer. Any director who tenders his or her resignation will not participate in the Nominating Committee recommendation or Board action regarding whether to accept the resignation offer. The Board will determine whether to accept the resignation offer and publicly disclose the decision and the reasons for the decision, by a press release, a filing with the SEC or other broadly disseminated means of communication, within 90 days following certification of the stockholder vote.

Burlington Stores, Inc. 2025 Proxy Statement	|	21

CORPORATE GOVERNANCE

Proxy Access

Our Amended Bylaws permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials for an annual meeting of stockholders director nominees constituting up to the greater of two nominees or 20% of the number of directors in office. The stockholders’ proxy access rights are subject to the satisfaction of conditions and other requirements by the stockholders and the director nominees as specified in our Amended Bylaws.

Board Leadership Structure

John Mahoney has served as Chairman of the Board since February 2020 and as a member of the Board since December 2013. Under the Guidelines, a Chair of the Board shall be elected annually from among the directors by the Board, and the Board retains the right to exercise its discretion in combining or separating the offices of Board Chair and Chief Executive Officer. This determination is made depending on what is in the best interest of the Company in light of all circumstances. In the event that the Chair is not an independent director, the Guidelines provide that the Board will appoint an independent director to serve in a lead capacity (the “Lead Independent Director”), with clearly delineated duties set forth in the Guidelines. Mr. Mahoney served as the Lead Independent Director from March 2016 until his appointment as Chairman. As Mr. Mahoney is an independent director, the Board does not currently have a Lead Independent Director.

From his previous roles within senior management of Staples, Inc., as well as his former and current roles on public company boards that operate in a variety of industries and businesses, Mr. Mahoney brings to the Chairman role a career of leading large organizations. This expertise, combined with his extensive knowledge of Burlington and our strategic objectives and challenges, makes Mr. Mahoney well-positioned to continue in the Chairman role. Mr. Mahoney provides strong independent leadership to the Board, and the Board believes that having an independent Chair allows our Chief Executive Officer to focus on the operations of our business while the independent Chair focuses on leading the Board in its responsibilities.

Pursuant to our Amended Bylaws, the Board Chair will preside at all meetings of the Board at which he or she is present and will have such powers and perform such duties as the Board of Directors may from time to time prescribe. Current additional responsibilities of the Chair include:

•	Presiding over executive sessions of the independent directors;

•	Presiding over the annual stockholders meeting;

•	Having authority to call meetings of the Board and of the independent directors;

•	Serving as a liaison and supplemental channel of communication between the CEO and the independent directors;

•	Providing input on information sent to the Board;

•	Approving agendas and schedules for meetings of the Board and coordinating with the committee chairs on the committee meeting agendas, including to assure sufficient time for discussion of agenda items and to determine the frequency and length of meetings;

•	Setting the agenda for executive sessions of independent directors;

•	Being available for consultation and direct communications with major stockholders;

•	Leading the process for the annual review of CEO objectives and performance; and

•	Leading the discussion of annual Board assessment results and communicating the results of individual director assessments.

The Board believes that its current leadership structure is appropriate and meets the Company’s current needs. The Board regularly assesses its leadership structure to determine the leadership structure that is the most appropriate for the Company at the time, including whether to combine the positions of Board Chair and Chief Executive Officer or keep them separate. In conducting such assessments, the Board may consider, among other things:

•	The effectiveness of the policies, practices and management in place to help ensure strong, independent Board oversight;

22	|	Burlington Stores, Inc. 2025 Proxy Statement

CORPORATE GOVERNANCE

•	The Board’s performance and the effect a specific leadership structure could have on performance;

•	The Board Chair’s performance in that role (separate and apart from his/her performance as CEO, if applicable);

•	The views of our stockholders as expressed both during our stockholder engagement and through voting results at stockholder meetings;
•	Applicable legislative and regulatory developments; and

•	The practices at other similarly situated companies and trends in governance.

Board Oversight of Risk

The Board provides oversight of overall risks, with emphasis on strategic risks, which occurs as an integral and continuous part of the Board’s oversight of our business. For example, our principal strategic risks are reviewed as part of the Board’s regular discussion and consideration of our strategy, including the development and monitoring of specific initiatives and their overall alignment with our strategy. Similarly, the Board reviews the principal factors influencing our operating results, including the competitive environment, and discusses with our management the major events, activities and challenges affecting the Company.

While the Board is ultimately responsible for risk oversight, the Board has delegated to the Audit Committee the primary responsibility for oversight of our risk assessment and management process. The enterprise risk management process that we use to identify and manage key risks is designed so that management has processes in place to appropriately manage risk and considers a number of strategic, operational and macroeconomic and industry risks, including legal, regulatory and compliance risks that could adversely impact the company or management’s achievement of business objectives.

Our internal audit department conducts an annual enterprise risk assessment to identify key risks across these categories, receiving feedback from members of senior management, the Board and Deloitte & Touche LLP, our independent registered certified public accounting firm, during the process. In conjunction with identifying enterprise risks, the internal audit department also undertakes an annual process to identify fraud risk. The Audit Committee reviews the results of these assessments and the related frameworks annually, and the Board and/or appropriate Board committees also discuss selected risks in more detail throughout the year. The head of the Company’s internal audit function regularly reports to the Audit Committee and, along with our Chief Financial Officer and representatives from Deloitte & Touche LLP, regularly meets in private sessions with the Audit Committee.

Our risk oversight process, including key risk focus areas for the Board and each of its committees, is summarized below. Additional detail regarding each committee’s oversight and responsibilities is included below under the caption entitled “Board Committees.”

Burlington Stores, Inc. 2025 Proxy Statement	|	23

CORPORATE GOVERNANCE

Board of Directors

The Board has ultimate responsibility for oversight of risk management, continually overseeing strategic risks. Each committee assists the Board in fulfilling its oversight responsibilities by monitoring and addressing risks that are within the scope of the committee's responsibility, including those identified below. The Board believes that the work undertaken by the committees of the Board, together with the work of the Company's management team, enables the Board of Directors to effectively oversee the Company's management of risk.

Audit Committee

Financial risk exposures, financial reporting, internal controls and internal information systems, and risks related to legal and compliance matters, information security, and technology matters.

Compensation Committee

Risks related to executive compensation and the design of our compensation programs, plans, and arrangements.

Nominating and Corporate Governance Committee

Risks related to Board composition and refreshment, and risks related to the Company's overall corporate governance profile.

Management

Our management team is responsible for day-to-day risk management. This includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, reputational, financial, operational, legal, compliance and reporting levels.

Cybersecurity and Artificial Intelligence

Cybersecurity represents an important component of the Company’s overall cross-functional approach to risk management. Our cybersecurity practices are integrated into the Company’s enterprise risk management (“ERM”) approach, and cybersecurity risks are among the core enterprise risks identified for oversight by the Board through our annual ERM assessment. While the Board is ultimately responsible for risk oversight, the Audit Committee oversees the overall review of our policies and procedures with respect to risk assessment and risk management, and has oversight of information technology and security matters, which includes cybersecurity strategies and risks, as well as data privacy and data protection (“Information Security”). The Audit Committee oversees the management of risks from cybersecurity threats, including the policies, processes, and practices that the Company’s management implements to address risks from cybersecurity threats.

Cybersecurity oversight is more fully discussed in Item 1C (“Cybersecurity”) of our fiscal 2024 10-K.

Management has established an AI governance framework designed to responsibly leverage artificial intelligence (“AI”) to enhance business operations while mitigating risk, and the Audit Committee oversees these efforts. During 2024 the full Board participated in an AI education session and received an update on management’s AI governance framework as well as current and potential future applications of AI within the Company’s business.

24	|	Burlington Stores, Inc. 2025 Proxy Statement

CORPORATE GOVERNANCE

Environmental, Social and Governance

The Board provides oversight of the Company’s ESG matters. Because it encompasses such a broad area, ESG oversight is divided among the Board’s committees and the full Board. For example, the Audit Committee discusses risks related to ESG matters, as well as the steps management has taken to monitor and control such risks, and receives periodic reports from, and discusses related controls and procedures with, management regarding the Company’s ESG reporting and disclosures. In addition, the Nominating and Corporate Governance Committee reviews ESG trends, issues and concerns, including legislative and regulatory developments, that could significantly affect the public affairs of the Company and, in concert with the Board, reviews the Company’s strategies, practices and policies relating to, as well as engagement with stockholders and other stakeholders on, ESG matters.

See the section below entitled “Culture and Corporate Social Responsibility” for more information regarding our CSR efforts including focus areas covering ESG issues of greatest importance to our business and stakeholders.

Strategic Planning

Our Board has significant oversight of our corporate strategy and long-range operating plans. Acting as a full Board and through each independent Board committee, the Board is fully engaged in the Company’s strategic planning process. Setting the strategic course of the Company involves a high level of constructive engagement between management and the Board. Management develops and prioritizes strategic plans, which are then reviewed with the Board along with the Company’s challenges, industry dynamics and other factors.

Management provides the Board with updates throughout the year regarding the implementation and results of the Company’s strategic plans, as well as frequent updates regarding the Company’s financial performance. In addition, our CEO communicates regularly with the Board on important business opportunities and developments. As a result, the Board has substantial oversight of the development and implementation of the Company’s strategic plans, and the Board is able to effectively monitor the Company’s progress and provide meaningful feedback with respect to the strategic goals and objectives.

Independent Directors

Under the Guidelines, our Board will determine the independence of a director according to the definitions of “independent director” included in the pertinent listing standards of the NYSE and other relevant laws, rules and regulations. The Board evaluates any relationships of each director and nominee, as well as any member of his or her immediate family, with the Company and makes an affirmative determination whether or not such director or nominee is independent.

Burlington Stores, Inc. 2025 Proxy Statement	|	25

CORPORATE GOVERNANCE

The Board has affirmatively determined that (i) each of our directors other than Mr. O’Sullivan, our CEO, is independent under the criteria established by the NYSE for director independence; (ii) Mses. Goodman and Sen and Messrs. Sullivan, English and Goodwin meet the additional independence requirements of the

NYSE and the SEC applicable to Audit Committee members; and (iii) Ms. Tocio and Messrs. Hitch and English meet the additional independence requirements of the NYSE and the SEC applicable to Compensation Committee members.

Meeting Attendance

During fiscal 2024, the Board held four meetings. Each director attended at least 75% of the meetings of the Board and of the committees of which such director was a member during this period.

We invite all incumbent directors, as well as all nominees for election as director, to attend the Annual Meeting, but we do not have a formal attendance requirement. All directors attended our 2024 Annual Meeting of Stockholders.

Executive Sessions

Our independent directors meet in separate executive sessions without management during regularly scheduled Board meetings to review matters concerning the relationship of the Board with management and such other matters as deemed appropriate. The independent Chairman or the Lead Independent Director, as applicable, presides over executive sessions of the independent directors.

Stockholder Engagement

The Board values an open dialogue with stockholders and believes that it is important to foster long-term relationships and understand stockholder perspectives. We have a robust outreach program and routinely engage with stockholders to help the Board and management gain insights and feedback. During the course of these engagements, we seek input on a variety of corporate governance, executive compensation and ESG topics that may impact our business or reputation. These engagements include the participation of leaders from our investor relations, legal and corporate social responsibility departments, as well as directors when requested and appropriate. Stockholder feedback is shared with our Board and its committees as appropriate.

✓

This stockholder engagement program complements the ongoing dialogue throughout the year among stockholders and our Chief Executive Officer, Chief Financial Officer, and investor relations team on our long-term strategy, business results, operations and outlook.

26	|	Burlington Stores, Inc. 2025 Proxy Statement

CORPORATE GOVERNANCE

Our stockholder outreach efforts undertaken in connection with the 2025 Annual Meeting included engaging a number of our stockholders, collectively representing approximately 59% of our outstanding shares as of December 31, 2024. The stockholders to whom we reached out either arranged for individual discussions with us, informed us that a meeting was not necessary, or did not indicate that a meeting was necessary.

Given the Board’s commitment to understanding the perspectives of our stockholders and to considering direct stockholder feedback, we believe that this process keeps our Board informed of stockholders’ priorities and allows the Board to address stockholder feedback effectively.

In recent years, we have taken a number of actions based on stockholder feedback to strengthen our corporate governance, executive compensation and ESG programs and related disclosure. For example, the Board adopted proxy access and implemented a majority voting standard in uncontested director elections; the Compensation Committee revised the design of our long-term incentive plan such that a significant portion of the awards made to our NEOs are now granted in the form of performance stock units with vesting based on pre-established goals linked to our performance (and the Compensation Committee increased the PSU mix from 50% to 65% beginning with LTIP grants to be made on or about May 1, 2025); and we added a matrix to our Proxy Statement to describe each director’s skills. We also enhanced our chemical management program and set our first environmental targets for reducing Scope 1 and 2 greenhouse gas emissions, and we now publish our current EEO-1 report, which can be accessed at www.burlingtoninvestors.com, under “Corporate Social Responsibility – Social.” The Compensation Committee also considered stockholder feedback when designing the structure of our 2024 PSU grants, as further discussed in the Compensation Discussion and Analysis below.

In addition, based on stockholder feedback and an extensive review of prevailing corporate governance trends and market practices, the Board adopted an amendment to our Charter in 2024 to declassify the Board, which amendment was overwhelmingly approved by our stockholders.

These examples evidence our continued commitment to remain responsive on a variety of stockholder concerns. We encourage our stockholders to share feedback at any time, and the Board has established a process to facilitate stockholders’ communications with the Board as described below.

Burlington Stores, Inc. 2025 Proxy Statement	|	27

CORPORATE GOVERNANCE

Communications with the Board of Directors

Stockholders and other interested parties may communicate directly with the Board, the independent directors as a group or specified individual directors by writing to such individual or group care of our General Counsel and Corporate Secretary at the following address: Burlington Stores, Inc., 2006 Route 130 North, Burlington, New Jersey 08016. Our General Counsel and Corporate Secretary will forward all correspondence to the relevant group or individual.

In addition, the Audit Committee has adopted a policy to ensure that procedures are in place for the receipt,

retention and treatment of complaints or concerns regarding accounting, financial reporting, internal accounting controls or auditing matters, and complaints regarding these matters may be submitted to our Legal Department by email (BSIsubmissions@burlington.com) or by writing care of our General Counsel and Corporate Secretary at the address set forth in the immediately preceding paragraph. Complaints may also be submitted confidentially and anonymously by contacting our ethics and compliance hotline, which is maintained by an independent third-party service provider.

Stock Ownership Guidelines

We have a long-standing approach of compensating our executives, as well as our non-employee directors, in part with stock awards. We believe that retention of a meaningful amount of the Company’s stock encourages a long-term perspective and further aligns the interests of these individuals with those of our stockholders.

Accordingly, the Compensation Committee has adopted stock ownership guidelines providing that (i) the CEO should own shares of our common stock with a value equal to or exceeding six times his or her then-current base salary; (ii) the Company’s executive officers and the remaining members of the Company’s executive leadership team (excluding the CEO) should own shares of our common stock with a value equal to or exceeding three times his or her then-current base salary; and (iii) non-employee directors should own shares of our common stock with a value equal to or exceeding five times the annual base cash retainer paid to non-employee directors.

Stock ownership includes shares owned directly or held in trust by the individual and shares subject to unvested service-based restricted stock and restricted stock unit awards. Stock ownership under the guidelines does not include shares that an individual has the right to acquire through unvested performance-based restricted stock unit awards or shares subject to outstanding stock options (whether vested or unvested).

Until the required ownership level is reached, as determined by the Company, all individuals subject to the stock ownership guidelines will be required to retain 50% of the shares of common stock underlying each equity grant received from us after giving effect to any tax withholding obligations arising from the vesting or exercise of such grants.

As of the end of fiscal 2024, each NEO and non-employee director owned shares in excess of the applicable guideline or was in compliance with the retention requirement described above.

Director Orientation

Director education about the Company and our industry is an ongoing process, which begins when a director joins the Board. Upon joining the Board, new directors are provided with an orientation about the Company, including our business, strategy and governance. During the orientation process, new directors have a series of meetings with executives responsible for each of our business units to develop relationships and gain an understanding of the Company’s operations, strategies, challenges and opportunities. Based on input from our directors, we believe that the orientation process provides new directors with a strong foundation in our business and accelerates their ability to fully engage in Board deliberations.

28	|	Burlington Stores, Inc. 2025 Proxy Statement

CORPORATE GOVERNANCE

Board and Committee Evaluations

The Corporate Governance Guidelines provide that the Board and each of its committees should conduct an annual self-evaluation of its overall performance and effectiveness. Through this process, which is overseen by the Nominating and Corporate Governance

Committee, directors review the Board, its committees and individual (peer) directors, addressing areas where the Board feels it functions effectively, and importantly, areas where the Board believes it can improve.

Selecting Nominees to the Board of Directors

Identification of Director Nominees

The Board is responsible for nominating candidates for election as directors by our stockholders and filling vacancies and new directorships on the Board, in each case based on the recommendation of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies nominees by first considering the broader context of the Board’s overall composition and the Company’s current and future needs to establish which skills and experience are needed on the Board.

Current members of the Board with skills and experience that are relevant for our business and who are willing to continue in service are considered for re-nomination, and the Board recognizes that incumbent directors should not expect to be renominated automatically or continually. The Board applies equal rigor to its director renomination process, and each year the Nominating and Corporate Governance Committee evaluates each incumbent

Burlington Stores, Inc. 2025 Proxy Statement	|	29

CORPORATE GOVERNANCE

director’s candidacy in light of the considerations below.

The Nominating and Corporate Governance Committee will also periodically consider whether the Board should increase its size to add directors with relevant skills and experience or fresh perspectives that are needed on the Board. In the event that the Board determines to nominate a new director, the Nominating and Corporate Governance Committee will then identify the desired skills and experience of a new nominee. The Nominating and Corporate Governance Committee may, in its discretion, also engage a consultant or search firm to assist in identifying qualified individuals.

As set forth in the Guidelines, it is the policy of our Board that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. It is also the policy of the Board that the composition of the Board and its committees adheres to the standards of independence required by the NYSE and applicable law and reflects a range of talents, ages, skills, character, background and expertise sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company.

In fiscal 2024, the Nominating and Corporate Governance Committee undertook a broad and extensive search for one or more new directors. As part of the search process, the Committee engaged a professional search firm to assist it in identifying highly-qualified candidates. After considering the candidates referred by the search firm and from other sources, including our directors, the Board appointed Shira Goodman as a director, adding valuable public company board and executive experience to our Board.

30	|	Burlington Stores, Inc. 2025 Proxy Statement

CORPORATE GOVERNANCE

Director Candidates Recommended by Stockholders. The Nominating and Corporate Governance Committee will consider and evaluate persons recommended by stockholders in the same manner as it considers and evaluates other potential directors.

Proxy Access. Our Amended Bylaws enable eligible stockholders to have their own qualifying director nominee(s) included in the Company’s proxy materials, along with candidates nominated by our Board of Directors, as described in further detail above under the caption entitled “Proxy Access.”

Composition and Board Tenure

The Nominating and Corporate Governance Committee strives to identify director candidates from a pool of high-caliber individuals whose range of talents, perspectives, experiences and backgrounds would preserve and enhance the inclusive environment in which the Board currently functions.

The Board also aims to maintain an appropriate balance of tenure across our directors. The charts on this page reflect the composition and tenure of our directors.

Board Service Policies

Service on other boards

While the Board recognizes that its members benefit from service on other public company boards, the Board also believes that our directors must be able to dedicate the time necessary for the diligent performance of their duties, including preparing for and attending Board and committee meetings. In this respect, the number of other public company boards our directors may join are generally limited to ensure that a director is not “over-boarded.” The Guidelines provide that directors who are executive officers should not serve on the board of more than one other public company (in addition to the Company), and no director should serve on more than three other boards of public companies in addition to our Board. In addition, no director may serve as a member of our Audit

Committee if he or she serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on our Audit Committee.

Directors who change their present job responsibility

It is the sense of the Board that directors who retire or otherwise change from the principal occupation or background association they held when they were originally invited to join our Board should promptly notify the Chair of the Nominating and Corporate Governance Committee and should be encouraged to (but are not required to) volunteer to resign from the Board. The Board does not believe that such directors

Burlington Stores, Inc. 2025 Proxy Statement	|	31

CORPORATE GOVERNANCE

should necessarily leave the Board. The Guidelines provide that the Nominating and Corporate Governance Committee should review with the Board the continued appropriateness of that director’s membership under the circumstances, if the director offers his or her resignation, or the appropriateness of that director being nominated for re-election to the Board following his or her current term.

Board Refreshment

The Board and the Nominating and Corporate Governance Committee frequently assess the composition of the Board and seek to strike a balance between the knowledge and understanding of our business that comes from longer-term service on the Board with the fresh ideas and perspective that can come from adding new members. The Board has determined that neither director term limits nor a mandatory retirement age is required to strike this balance.

While term limits or a mandatory retirement age could help ensure that there are new viewpoints available to the Board, they hold the disadvantage of losing the contribution of directors who over time have developed increasing insight into us and our operations, and therefore provide an increasing contribution to the Board as a whole. The Board believes it can continue to maintain a composition closely aligned with our business needs, including fresh perspectives, a range of viewpoints and relevant qualifications, through the annual evaluation process and the process for nominating director candidates.

This approach to refreshment has yielded regular additions of accomplished directors with relevant skills. Recent additions to the Board include Shira Goodman in January 2025, Michael Goodwin in December 2020, Michael O’Sullivan in September 2019, Jessica Rodriguez in October 2018 and Laura J. Sen in June 2018.

Code of Conduct and Code of Ethics

We have adopted a written code of conduct (the “Code of Conduct”) which applies to all of our directors, officers and other associates, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Conduct establishes policies and practices that address many issues, including the health, wellness and safety of our associates; unacceptable workplace conduct and harassment and discrimination; business ethics; product safety; and compliance with anti-bribery laws, among other things. As set forth in the Code of Conduct, we will not tolerate any retaliation against one of our associates who, in good faith, asks questions, makes reports of possible violations of the Code of Conduct or Company policies assists in an investigation of suspected wrongdoing. To the greatest extent possible, all reports are responded to in a way that protects the privacy of everyone involved.

In addition to the Code of Conduct, we have also adopted a written Code of Ethics for the Chief Executive Officer and Senior Financial Officers (the “Code of Ethics”).

Copies of each code are available in the Investor Relations section of our corporate website, which can be accessed at www.burlingtoninvestors.com, under “Governance—Governance Overview.”

We will provide any person, without charge, upon request, a copy of our Code of Conduct or Code of Ethics. Such requests should be made in writing to the attention of our General Counsel and Corporate Secretary at the following address: Burlington Stores, Inc., 2006 Route 130 North, Burlington, New Jersey 08016. We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Conduct or the Code of Ethics that applies to our principal executive officer, principal financial officer or principal accounting officer by posting such information in the Investor Relations section of our corporate website, which can be accessed at www.burlingtoninvestors.com, under “Governance—Governance Overview.”

32	|	Burlington Stores, Inc. 2025 Proxy Statement

CORPORATE GOVERNANCE

Culture and Corporate Social Responsibility

Culture

At Burlington, we have a shared commitment to behaving and conducting our business ethically and with integrity. We live by our Core Values:

•	Driving Business Results by taking ownership and pride in Burlington, and getting things done well. We hold ourselves and each other accountable for our business success and have a shared sense of ownership to achieve our Company goals.

•	Developing Trust and Respect among all members of the Burlington community. The way we do business is equally as important as the results we achieve. We have a shared commitment to conduct business ethically, and treat customers, business partners, and each other with trust and respect.

•	Building Strong Teams and Partnerships through collaborative work. Through collaborative teamwork, we solve complex business challenges together.

Adherence to our Core Values is part of the annual performance evaluation for all associates.

With our Core Values vital to our efforts, we strive to cultivate an environment where every associate feels valued, respected, and included. Associates are given an opportunity to share their perspectives by participating in our annual associate engagement survey. This is an important activity in our organization as it provides valuable feedback and helps us understand where we are succeeding and where we have opportunities to improve.

Our Board also, directly and through its committees, receives periodic updates on specific topics such as our strategies for attracting and retaining talent throughout the organization.

Each director also receives our annual Code of Conduct training, and from time to time the Board participates in store and distribution center tours and site visits to our buying offices to gain a real time view of our operations, product offerings, customer service and culture.

Corporate Social Responsibility

Our commitment to CSR is reflected in our most recent annual CSR report, covering fiscal year 2023, which discusses our CSR efforts, including focus areas covering ESG issues of greatest importance to our business and stakeholders. Our CSR efforts are reflected across the following five pillars:

Our most recent CSR report highlights the value that our ever-evolving CSR program brings to our associates, customers, communities, and investors. Consistent with prior years, we expect to publish our CSR report covering fiscal 2024 in late Summer 2025.

Burlington Stores, Inc. 2025 Proxy Statement	|	33

Board Committees

We have three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board is responsible for the appointment of committee members and committee chairs, taking into account the preferences of individual members and the recommendations of the Nominating and Corporate Governance Committee and of the Chairman. Pursuant to the Guidelines, the Board considers the rotation of committee membership and chairs at appropriate intervals, although the Board does not believe that rotation should be mandated as a policy.

Each standing committee has a written charter approved by the Board. A copy of each charter is available in the Investor Relations section of our corporate website, which can be accessed at www.burlingtoninvestors.com, under “Governance—Governance Overview.” The members of each standing committee, as of the date of this Proxy Statement, are identified in the following table:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Ted English	●	●

Shira Goodman	●

Michael Goodwin	●

Jordan Hitch		Chair	●

William McNamara			●

Jessica Rodriguez			●

Laura J. Sen	●

Paul J. Sullivan	Chair

Mary Ann Tocio		●	Chair

Audit Committee

The purpose of the Audit Committee, as set forth in the Audit Committee charter, is primarily to assist the Board in fulfilling its oversight responsibility relating to:

•  the integrity of the Company’s financial statements and its financial reporting process;

•  the systems of internal accounting and financial controls;

•  the performance of the Company’s internal audit function and independent auditor;

•  the independent auditor’s qualifications and independence; and

•  the Company’s compliance with legal and regulatory requirements.

As further described above, the Audit Committee also oversees the overall review of our policies and procedures with respect to risk assessment and risk management, and has oversight of our Information Security and artificial intelligence governance. The Audit Committee additionally provides oversight of the Company’s ethics and compliance program.

Shira Goodman joined the Audit Committee effective January 1, 2025. Each of Ms. Goodman, Mr. Sullivan, Mr. English and Ms. Sen has been determined by our Board of Directors to be an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K promulgated under the Exchange Act, and each member of the Audit Committee meets the requirements for financial literacy under applicable rules and regulations.

Number of meetings held in fiscal 2024: 8 Members: Paul J. Sullivan (Chair) Ted English Shira Goodman Michael Goodwin Laura J. Sen

34	|	Burlington Stores, Inc. 2025 Proxy Statement

BOARD COMMITTEES

Compensation Committee

As set forth in its charter, the Compensation Committee’s primary purpose and responsibilities are to:

•  review and approve corporate goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance according to these goals and objectives and determine and approve the CEO’s compensation based on this evaluation;

•  approve total compensation for executive vice presidents and officers above that level, including oversight of all related executive benefit plans;

•  recommend to the Board for approval total compensation for the members of the Board;

•  recommend to the Board for approval the Company’s incentive compensation plans and equity-based plans that are subject to Board approval;

•  review and approve the creation or revision of any clawback policy for recoupment of compensation paid to executive officers; and

•  produce a compensation committee report on executive compensation, as required by the SEC to be included in the Company’s annual proxy statement or Annual Report on Form 10-K filed with the SEC.

For additional description of the Compensation Committee’s processes and procedures for consideration and determination of executive officer compensation, see the section below entitled “Compensation Discussion and Analysis.”

Number of meetings held in fiscal 2024: 4 Members: Jordan Hitch (Chair) Ted English Mary Ann Tocio

Nominating and Corporate Governance Committee

As set forth in its charter, the Nominating and Corporate Governance Committee’s primary purpose and responsibilities are to:

•  develop and recommend qualification standards and other criteria for selecting new directors, identify individuals qualified to become Board members consistent with qualification standards and other criteria approved by the Board and recommend to the Board such individuals as nominees to the Board for its approval;

•  oversee evaluations of the Board and the Board committees; and

•  oversee matters of corporate governance.

Number of meetings held in fiscal 2024: 4 Members: Mary Ann Tocio (Chair) Jordan Hitch William McNamara Jessica Rodriguez

Burlington Stores, Inc. 2025 Proxy Statement	|	35

Director Compensation

Compensation Philosophy

The Compensation Committee reviews director compensation at least annually and recommends any changes to the Board for approval. The Compensation Committee assesses director compensation to align with Board and committee requirements and for market competitiveness against the Company’s compensation peer group as described on page 52. In making these assessments, the Compensation Committee reviews analyses prepared by Meridian Compensation Partners LLC (“Meridian”), the Compensation Committee’s independent consultant.

Burlington’s philosophy on compensating its independent, non-management directors is to use a mix of cash and equity that will align the interests of our directors with the long-term interests of our stockholders and compensate our directors fairly and competitively for the obligations and responsibilities of serving on the Board. To implement this philosophy, we target a split between cash and equity, within a reasonable range of median, utilizing the same peer group used to evaluate executive compensation decisions.

Directors who are Company associates do not receive directors’ fees or equity grants based on their Board service. Accordingly, Mr. O’Sullivan does not receive any additional compensation for his service on the Board. Compensation provided to Mr. O’Sullivan in his capacity as an executive officer is provided in the Fiscal 2024 Summary Compensation Table. Our independent, non-management directors receive compensation for their service as described below. All directors are entitled to receive reimbursement for out-of-pocket expenses incurred in connection with their service on the Board. No perquisites are provided to our independent, non-management directors.

Annual Cash Retainers

In February 2024, the Board, upon the recommendation of the Compensation Committee and following the completion of a competitive market analysis by Meridian, made changes to our director compensation program, in each case to help competitively position our director compensation with the median director compensation of the Company’s compensation peer group.

The Board approved $5,000 increases to the annual base retainer for each of our directors and the annual retainers for each of the Chairs of the Audit and Compensation Committees. The Board also approved a $2,500 increase to the annual retainer for the Chair of the Nominating and Corporate Governance Committee. Following these actions, the cash retainer component of our director compensation program consists of:

Regular Retainer

Annual Base Retainer	$95,000

Committee Retainers

Chair of the Audit Committee	$35,000

Non-Chair Members of the Audit Committee	$18,000

Chair of the Compensation Committee	$30,000

Non-Chair Members of the Compensation Committee	$12,000

Chair of the Nominating and Corporate Governance Committee	$22,500

Non-Chair Members of Nominating and Corporate Governance Committee	$10,000

Independent Chair of the Board

Additional Retainer	$200,000

Cash retainers are payable in equal quarterly installments and pro-rated for partial quarters. Our directors do not receive any meeting fees.

Stock Awards

The Board believes that director stock ownership is a mark of strong corporate governance and provides greater alignment of interests between directors and stockholders. Accordingly, the compensation plan adopted by the Board for independent, non-management directors provides a majority of each such director’s annual compensation to be based on Burlington stock. For fiscal 2024, each independent, non-management director received a grant of restricted stock units (“RSUs”) with a market value at the time of grant of $170,000, made following the Company’s 2024 Annual Meeting of Stockholders. In connection with the director compensation program changes approved by the Board as described above, this annual grant value was increased as compared to the fiscal 2023 annual equity grant value of $165,000. Ms. Goodman received a pro-rated grant of RSUs in connection with her appointment to the Board in January 2025.

36	|	Burlington Stores, Inc. 2025 Proxy Statement

DIRECTOR COMPENSATION

The fiscal 2024 RSUs are scheduled to vest on May 23, 2025, subject to the director’s continued service on the Board through such date.

If a director’s service on the Board terminates prior to the full vesting of an RSU award by reason of the director’s death or retirement, such director will become fully vested upon death or on a pro-rata basis as of the date of retirement. Vesting of RSUs does not accelerate by reason of a change in control; provided, however, that 100% of such RSUs will vest if the recipient ceases to serve as a director following such change in control and prior to the vesting date. Directors are not entitled to any privileges of ownership with respect to the shares subject to RSU awards (including, without limitation, voting rights or the right to receive dividends) unless and until, and only to the extent, such shares become vested.

The following chart illustrates the annual director compensation program, excluding committee and Board Chair fees:

# 2024 Director Compensation

$95,000
$170,000
Stock Awards
Base Cash Retainer

Fiscal 2024 Director Compensation

The table below summarizes the compensation paid to our independent, non-management directors for fiscal 2024.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Ted English	124,766	169,842	—	—	—	—	294,608

Shira Goodman	9,934	66,020	—	—	—	—	75,954

Michael Goodwin	112,766	169,842	—	—	—	—	282,608

Jordan Hitch	134,533	169,842	—	—	—	—	304,375

John J. Mahoney	294,766	169,842	—	—	—	—	464,608

William McNamara	104,766	169,842	—	—	—	—	274,608

Jessica Rodriguez	104,766	169,842	—	—	—	—	274,608

Laura J. Sen	112,766	169,842	—	—	—	—	282,608

Paul J. Sullivan	129,533	169,842	—	—	—	—	299,375

Mary Ann Tocio	129,150	169,842	—	—	—	—	298,992

(1)

Represents each director’s annual fee as compensation for services as a director and each director’s annual fee as compensation for such director’s services as Board Chair or as a committee member or chair, as applicable. Ms. Goodman was appointed to the Board and the Audit Committee effective January 1, 2025.

(2)

Amounts shown represent the aggregate grant date fair value of the fiscal 2024 RSU awards. The amounts shown were calculated in accordance with FASB ASC Topic 718. On May 23, 2024, the first business day following our 2024 Annual Meeting of Stockholders, each then serving independent, non-management director was granted an award of 910 RSUs pursuant to the Burlington Stores, Inc. 2022 Omnibus Incentive Plan (the “2022 Incentive Plan”). In connection with joining the Board, Ms. Goodman was granted a pro-rata annual equity award of 231 RSUs on January 2, 2025. The RSUs granted to Ms. Goodman and each other director have a grant date fair value of $285.80 per unit and $186.64 per unit, respectively, such amount representing the closing price of our common stock on the grant date. As of February 1, 2025, (i) Ms. Goodman had 231 unvested RSUs outstanding; and (ii) each other independent, non-management director had 910 unvested RSUs outstanding.

Burlington Stores, Inc. 2025 Proxy Statement	|	37

Proposal No. 2 — Ratification of Independent Registered Certified Public Accounting Firm

General

As described in its charter, the Audit Committee is directly responsible for the appointment, retention and termination, evaluation, compensation, review and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Audit Committee.

As part of its auditor engagement process, the Audit Committee periodically considers whether to rotate its registered public accounting firm. Deloitte & Touche LLP (“Deloitte”) has been the independent registered certified public accounting firm of the Company since 1983. For fiscal 2025, the Audit Committee has again selected Deloitte as the Company’s independent registered certified public accounting firm to audit our financial statements. Deloitte rotates its lead audit engagement partner every five years; the Audit Committee interviews proposed candidates and selects the lead audit engagement partner.

In engaging Deloitte for fiscal 2025, the Audit Committee conducted an evaluation and selection process that included consideration of the following:

•	Deloitte’s performance during fiscal 2024 and in previous fiscal years, including the quality of Deloitte’s services, the sufficiency of Deloitte’s resources, Deloitte’s communications skills and Deloitte’s independence and objectivity;

•	Management’s assessment of the services Deloitte provided in fiscal 2024;

•	Deloitte’s tenure as the Company’s independent registered public accounting firm and its related depth of understanding the Company’s business, operations and systems, as well as accounting policies and practices;

•	Deloitte’s approach and plan for the audit of our financial statements and the effectiveness of our internal control over financial reporting;
•	Deloitte’s expertise and experience in the retail industry;

•	The experience, professional qualifications and education of the Deloitte engagement team;

•	A review of Deloitte’s independence program and the processes it uses to maintain independence;

•	The scope of Deloitte’s internal quality control program and the results of its most recent quality control reviews, including reviews by the Public Company Accounting Oversight Board and Deloitte’s peers;

•	A review of Deloitte’s recent legal or regulatory issues that may impact its ability to provide services to us;

•	The appropriateness of Deloitte’s fees for its professional services; and

•	The relative benefits, challenges, overall advisability and potential impact of selecting a different registered public accounting firm.

After thoroughly considering the criteria set forth above, the Audit Committee and the Board believe that the continued retention of Deloitte as the Company’s independent registered certified public accounting firm is in the best interests of the Company and its stockholders. Although not required, the Board believes that it is a sound corporate governance practice to seek stockholder ratification of Deloitte’s appointment. In the event the stockholders do not ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered certified public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.

Representatives of Deloitte are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Those representatives will also be available to respond to appropriate questions.

38	|	Burlington Stores, Inc. 2025 Proxy Statement

PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

The following table sets forth the aggregate fees for services rendered by Deloitte, our independent registered certified public accounting firm, during fiscal 2024 and fiscal 2023:

	2024	2023
Audit Fees (1)	$1,697,720	$1,547,014
Audit-Related Fees	—	—
Tax Fees (2)	$36,729	$212,771
All Other Fees (3)	$145,122	—
Total	$1,879,571	$1,759,785

(1)

Audit Fees—represents fees associated with the audit of the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K and the review of the Company’s quarterly Condensed Consolidated Financial Statements included in its Quarterly Reports on Form 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States), debt offerings and statutory audits.

(2)	Tax Fees—represents fees incurred in connection with a strategic tax review, the filing of tax returns, and other tax consulting/advisory services.

(3)	All Other Fees—represents fees incurred for a readiness assessment for future third-party assurance of climate-related data.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

In accordance with its charter, the Audit Committee must pre-approve all audit and permissible non-audit services. The Audit Committee has delegated authority to its Chair, Mr. Sullivan, to pre-approve Deloitte’s services without consultation with the full Audit Committee, provided Mr. Sullivan presents pre-approval decisions to the full Committee at its next scheduled meeting. The Audit Committee reviews on at least a quarterly basis the services provided to date by Deloitte and the fees incurred for those services. In its review of any non-audit service fees, the Audit Committee will consider, among other things, the possible effect of the performance of such services on the independence of Deloitte. All services provided by Deloitte during fiscal 2024 and fiscal 2023 were pre-approved by the Audit Committee or by Mr. Sullivan pursuant to the delegation described above.

Recommendation of the Board of Directors and the Audit Committee

The Board of Directors and the Audit Committee unanimously recommend that the stockholders vote FOR the ratification of the appointment of Deloitte to serve as our independent registered certified public accounting firm for the fiscal year ending January 31, 2026.

Burlington Stores, Inc. 2025 Proxy Statement	|	39

Audit Committee Report

The Audit Committee has reviewed and discussed with Burlington’s management and Deloitte & Touche LLP (“Deloitte”) the audited Consolidated Financial Statements of Burlington contained in Burlington’s Annual Report on Form 10-K for the 2024 fiscal year. The Audit Committee has also discussed with Deloitte the matters required to be discussed pursuant to applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the Audit Committee concerning independence and has discussed with Deloitte its independence from Burlington.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited Consolidated Financial Statements be included in Burlington Stores, Inc.’s Annual Report on Form 10-K for fiscal 2024 for filing with the SEC.

Submitted by the Audit Committee

Paul J. Sullivan, Chair

Ted English

Shira Goodman

Michael Goodwin

Laura J. Sen

The preceding Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed, incorporated by reference into or part of any filing made by us (including any future filings) under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this report by reference, except to the extent we incorporate such report by specific reference.

40	|	Burlington Stores, Inc. 2025 Proxy Statement

Proposal No. 3 — Advisory Vote on Executive Compensation

General

We are providing our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with Section 14A of the Exchange Act and the related rules of the SEC. This vote is commonly referred to as a “say-on-pay” vote.

Under the Exchange Act, stockholders must have the opportunity to cast an advisory vote on whether the “say-on-pay” vote should be held every year, every other year, or every three years (or to abstain). We last held an advisory vote at our 2020 Annual Meeting of Stockholders to determine the frequency of holding future say-on-pay votes. In accordance with the advisory vote of our stockholders at that meeting, the Board determined that we will hold a say-on-pay vote every year until the next required frequency vote is held at our 2026 Annual Meeting of Stockholders.

The Compensation Discussion and Analysis beginning on page 45 and the compensation tables and narrative discussion beginning on page 64 of this Proxy Statement describe our executive compensation program and the compensation of our NEOs for fiscal 2024. The Board is asking our stockholders to cast a non-binding, advisory vote indicating their approval of that compensation by voting FOR the following resolution:

“RESOLVED, that the stockholders of Burlington Stores, Inc. APPROVE, on an advisory basis, the compensation paid to its named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

As described in detail in the Compensation Discussion and Analysis, our objective is to have a compensation program that will allow us to attract and retain executive officers of a caliber and level of experience necessary to effectively manage our business and to motivate those executive officers to drive stockholder value, consistent with our Core Values.

The Compensation Committee regularly reviews our executive compensation program to evaluate whether compensation is closely tied to aspects of our performance that our executive officers can impact and that are likely to have an impact on stockholder value. We believe that our performance demonstrates the effectiveness of our compensation program.

The vote on this say-on-pay proposal is advisory, which means that the vote will not be binding on us. Nevertheless, our Compensation Committee values the opinions expressed by our stockholders and will review and consider the results of the vote on this proposal in connection with its regular evaluations of our executive compensation program. As noted on page 50 in the Compensation Discussion and Analysis, the Compensation Committee considered our 2024 vote results, in which approximately 83% of votes cast were in favor of the compensation of the Company’s NEOs, and we engaged a number of our stockholders to seek feedback regarding our executive compensation and corporate governance programs.

The advisory vote serves as an additional tool to guide the Compensation Committee and the Board in designing an executive compensation program (i) to further align our executive officers’ interests with the interests of the Company and our stockholders, and (ii) that is consistent with our commitment to strong corporate governance.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that the stockholders vote FOR the advisory approval of the compensation of our named executive officers.

Burlington Stores, Inc. 2025 Proxy Statement	|	41

Ownership of Securities

The following table describes the beneficial ownership of the Company’s common stock as of March 26, 2025, unless otherwise noted, by each person known to us to beneficially own more than 5% of the Company’s common stock, each director, each named executive officer in the “Summary Compensation Table” and all current directors and executive officers as a group. The beneficial ownership percentages reflected in the table below are based on 62,989,824 shares of our common stock outstanding as of March 26, 2025.

NAME OF BENEFICIAL OWNER(1)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF COMMON STOCK OUTSTANDING
BlackRock, Inc. (2)	6,479,470	10.3%
The Vanguard Group (3)	6,410,671	10.2%
Capital International Investors (4)	4,917,034	7.8%
JPMorgan Chase & Co. (5)	4,286,128	6.8%
Michael O’Sullivan (6)	400,638	*
Kristin Wolfe (7)	36,427	*
Jennifer Vecchio (8)	110,062	*
Travis Marquette (9)	61,594	*
Matthew Pasch (10)	8,400	*
Ted English (11)	8,415	*
Shira Goodman (12)	231	*
Michael Goodwin (11)	3,559	*
Jordan Hitch (11)	10,853	*
John J. Mahoney (11)	15,357	*
William McNamara (13)	10,929	*
Jessica Rodriguez (11)	5,534	*
Laura J. Sen (11)	5,826	*
Paul J. Sullivan (11)	7,393	*
Mary Ann Tocio (11)	11,427	*
Executive Officers and Directors as a Group (15 persons) (14)	696,645	1.1%

*	Less than 1%

(1)

A “beneficial owner” of a security is determined in accordance with Rule 13d-3 under the Exchange Act and generally means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: voting power, which includes the power to vote, or to direct the voting of, such security; and/or investment power, which includes the power to dispose, or to direct the disposition, of such security. Unless otherwise indicated, each person named in the table above has sole voting and investment power, or shares voting and investment power with his or her spouse (as applicable), with respect to all shares of stock listed as owned by that person. Shares issuable upon the exercise of stock options exercisable on March 26, 2025 or within 60 days thereafter, as well as restricted stock unit awards scheduled to vest within 60 days of March 26, 2025, are considered outstanding and to be beneficially owned by the person holding such stock options or awards for the purpose of computing such person’s percentage beneficial ownership, but are not deemed outstanding for the purposes of computing the percentage of beneficial ownership of any other person.

42	|	Burlington Stores, Inc. 2025 Proxy Statement

OWNERSHIP OF SECURITIES

(2)

Based on information set forth in a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on September 10, 2024, reporting beneficial ownership as of August 31, 2024. BlackRock is the parent of several subsidiaries that directly hold the shares listed in the table. Of the shares listed in the table, BlackRock has sole power to vote or direct the vote of 6,026,854 shares of common stock and sole power to dispose or direct the disposition of all 6,479,470 shares of common stock. The number of shares held by BlackRock may have changed subsequent to August 31, 2024. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.

(3)

Based on information set forth in a Schedule 13G/A filed with the SEC on August 12, 2024 by The Vanguard Group (“TVG”) reporting that, as of July 31, 2024, TVG has beneficial ownership as to all such shares of common stock, shared power to vote or direct the vote of 49,496 shares of common stock, sole power to dispose or direct the disposition of 6,253,380 shares of common stock and shared power to dispose or direct the disposition of 157,291 shares of common stock. The number of shares held by TVG may have changed subsequent to July 31, 2024. The address of TVG is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(4)

Based on information set forth in a Schedule 13G/A filed with the SEC on November 13, 2024 by Capital International Investors (“CII”) reporting that, as of September 30, 2024, CII has beneficial ownership as to, and sole power to dispose or direct the disposition of, all such shares of common stock, and has sole power to vote or direct the vote of 4,906,212 shares of common stock. The number of shares held by CII may have changed subsequent to September 30, 2024. The address of CII is 333 South Hope Street, 55th Fl, Los Angeles, California 90071.

(5)

Based on information set forth in a Schedule 13G/A filed with the SEC on January 16, 2024 by JPMorgan Chase & Co. (“JPM”) reporting that, as of December 29, 2023, JPM has beneficial ownership as to all such shares of common stock, sole power to vote or direct the voting of 3,738,507 shares of common stock, shared power to vote or direct the vote of 55,443 shares of common stock, sole power to dispose or direct the disposition of 4,252,228 shares of common stock and shared power to dispose or direct the disposition of 32,798 shares of common stock. The number of shares held by JPM may have changed subsequent to December 29, 2023. The address of JPM is 383 Madison Avenue, New York, New York 10179.

(6)

Includes (i) 295,846 shares of common stock that can be acquired upon the exercise of options exercisable on March 26, 2025 or within 60 days thereafter; and (ii) 11,625 RSUs scheduled to vest within 60 days of March 26, 2025.

(7)

Includes (i) 25,810 shares of common stock that can be acquired upon the exercise of stock options exercisable on March 26, 2025 or within 60 days thereafter; and (ii) 1,328 RSUs scheduled to vest within 60 days of March 26, 2025.

(8)

Includes (i) 60,275 shares of common stock that can be acquired upon the exercise of stock options exercisable on March 26, 2025 or within 60 days thereafter; (ii) 6,269 RSUs scheduled to vest within 60 days of March 26, 2025; and (iii) 372 shares in the aggregate owned indirectly by Ms. Vecchio as custodian for two children under the Uniform Transfers to Minors Act.

(9)

Includes (i) 49,371 shares of common stock that can be acquired upon the exercise of stock options exercisable on March 26, 2025 or within 60 days thereafter; and (ii) 3,048 RSUs scheduled to vest within 60 days of March 26, 2025.

(10)

Includes (i) 4,523 shares of common stock that can be acquired upon the exercise of stock options exercisable on March 26, 2025 or within 60 days thereafter; and (ii) 807 RSUs scheduled to vest within 60 days of March 26, 2025.

(11)	Includes 910 shares of common stock underlying unvested restricted stock unit awards scheduled to vest within 60 days of March 26, 2025.

(12)	Represents shares of common stock underlying unvested restricted stock unit awards scheduled to vest within 60 days of March 26, 2025.

(13)

Includes (i) 8,154 shares of common stock held by a family trust of which Mr. McNamara is the trustee and he and members of his immediate family are the sole beneficiaries; and (ii) 910 shares of common stock underlying unvested restricted stock unit awards scheduled to vest within 60 days of March 26, 2025.

(14)

Includes our current directors (Mses. Goodman, Rodriguez, Sen, and Tocio and Messrs. O’Sullivan, English, Goodwin, Hitch, Mahoney, McNamara and Sullivan) and our current executive officers (Mses. Vecchio and Wolfe and Messrs. O’Sullivan, Marquette and Pasch).

Burlington Stores, Inc. 2025 Proxy Statement	|	43

OWNERSHIP OF SECURITIES

Securities Authorized for Issuance Under Equity Compensation Plans

The 2022 Incentive Plan was adopted by our stockholders on May 18, 2022, and we are seeking stockholder approval at the Annual Meeting to amend that plan to, among other things, increase the number of shares subject to the plan. Securities have been issued under the 2006 Management Incentive Plan (the “2006 Incentive Plan”) (through the termination of such plan in April 2016), the 2013 Omnibus Incentive Plan (the “2013 Incentive Plan”) (through the adoption of the 2022 Incentive Plan) and the 2022 Incentive Plan. The following table presents aggregated information regarding each of the plans at February 1, 2025:

PLAN CATEGORY	(A) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(B) WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(C) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))

Equity Compensation Plans Approved by Security Holders	2,402,618 (1)	$196.77 (2)	4,017,058 (3)

Equity Compensation Plans Not Approved by Security Holders	N/A	N/A	N/A

Total	2,402,618 (1)	$196.77 (2)	4,017,058 (3)

(1)

Includes 1,456,342 stock options, 653,406 RSUs and 292,870 performance-based restricted stock units (“PSUs”) that were outstanding on February 1, 2025, based on target performance with respect to PSUs. Assuming maximum payout for PSU grants that have not completed the required performance period, the number of securities to be issued would increase by 292,870.

(2)	Only option awards were used in computing the weighted-average exercise price.

(3)

This amount represents shares of the Company’s common stock available for issuance under the 2022 Incentive Plan. Awards available for grant under the 2022 Incentive Plan include stock options, stock appreciation rights, restricted stock, RSUs, PSUs, performance awards, other stock-based awards, other cash-based awards, and any combination of the foregoing awards.

For additional information concerning our equity compensation plans, see Note 9 (entitled “Stock-Based Compensation”) to our Consolidated Financial Statements included in our fiscal 2024 10-K.

44	|	Burlington Stores, Inc. 2025 Proxy Statement

Executive Compensation

Compensation Discussion and Analysis

Executive Summary

At Burlington, we live by our Core Values:

•	Driving Business Results by taking ownership and pride in Burlington, and getting things done well.

•	Developing Trust and Respect among all members of the Burlington community.

•	Building Strong Teams and Partnerships through collaborative work.

By conducting our business in accordance with our Core Values, we strive to ensure that Burlington provides value for our stockholders and rewarding careers for our associates. We seek to attract and develop the most talented people in retail.

We believe that our executive compensation program reflects our Core Values and promotes the achievement of specific annual and long-term goals by our executive management team, further aligning our executives’ interests with those of our stockholders.

This Compensation Discussion and Analysis provides an overview of our executive compensation program together with a description of the material factors underlying the decisions that resulted in the compensation provided to our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers serving as of fiscal 2024 year-end. These individuals are referred to collectively as our NEOs.

The following table identifies our NEOs as well as the positions held by such individuals during fiscal 2024.

Named Executive Officers
Michael O’Sullivan	Chief Executive Officer
Kristin Wolfe	Executive Vice President and Chief Financial Officer
Jennifer Vecchio	Group President and Chief Merchandising Officer
Travis Marquette	President and Chief Operating Officer
Matthew Pasch	Executive Vice President and Chief Human Resources Officer

Fiscal 2024 Performance

In fiscal 2024 we delivered strong financial results. Below is a summary of our 52-week fiscal 2024 performance compared with our 53-week fiscal year ended February 3, 2024 (“fiscal 2023”):

•	We generated total revenues of $10,635 million compared with $9,727 million in fiscal 2023

•	Total sales increased 9%

•	Net income increased 48% to $504 million, or $7.80 per share vs. $5.23 per share in fiscal 2023

•

For the 52 weeks ended February 1, 2025 compared with the 52 weeks ended January 27, 2024, and excluding approximately $16 million and $18 million, respectively, of expenses associated with bankruptcy acquired leases:

•	Total sales increased 11% and comparable store sales increased 4%

•	Adjusted Net Income increased 33% to $540 million and Adjusted EPS was $8.35 vs. $6.24, an increase of 34%

•	Adjusted EBIT increased 28% to $761 million

Burlington Stores, Inc. 2025 Proxy Statement	|	45

EXECUTIVE COMPENSATION

We opened 101 net new stores and relocated 31 of our older oversized locations in fiscal 2024.

In fiscal 2024 we also strengthened our balance sheet, enhanced our liquidity position, and returned significant excess cash to our stockholders. We increased our Term Loan facility to $1,250 million to allow us to continue executing on our strategic initiatives such as growing our store base and owning critical infrastructure like our distribution centers. We also returned $242 million to stockholders through common stock repurchases, and we ended the fiscal year with $1.8 billion in liquidity, including $995 million in cash.

Information regarding how we calculate Adjusted Net Income (which is divided by our fully diluted weighted average shares outstanding for fiscal 2024 of 64,595 thousand and for fiscal 2023 of 64,917 thousand to arrive at Adjusted EPS) and Adjusted EBIT, and a reconciliation of those non-GAAP financial measures to the most directly comparable GAAP financial measure, is contained in Appendix A.

Compensation Philosophy and Guiding Principles

Our objective is to have a compensation program that will allow us to attract and retain executive officers of a caliber and level of experience necessary to effectively manage our business and to motivate those executive officers to drive stockholder value, consistent with our Core Values.

To achieve that objective, the Committee utilizes the following guiding principles:

•	Align compensation received to the financial outcomes of the business. A majority of NEO compensation should be at-risk and vary with the performance outcomes of stockholders.

•

Engage high-performing executive talent through compelling compensation opportunities. The value and structure of compensation provided should assist in the attraction and retention of key executive talent with high-performance generally targeted above market medians. Special non-annual incentives may be used strategically to motivate and retain key talent.

•

Foster growth and motivation through a simplified approach to compensation design. Complex compensation designs can lead to confusion and stifle motivation. Compensation arrangements should be simple and focus on broad performance factors.

•

Cultivate ownership of our vision and strategic direction through sound compensation policies and structure that reinforce desired behaviors. Policies and structure should support strong corporate governance and drive ownership culture among executives.

The Committee reviews our executive compensation program on an ongoing basis, including our compensation philosophy and guiding principles.

Fiscal 2024 Target Compensation Mix

A significant portion of the target annual compensation for our NEOs is performance-based and/or subject to forfeiture (“at-risk”). For fiscal 2024, target performance-based compensation was comprised of annual cash incentives, PSUs and stock options. The annual cash incentives and PSUs reward performance measured against pre-established performance objectives linked to the Company’s internal operating plan. The future realizable value of stock options is dependent on stock price appreciation following the grant date.

At-risk compensation was delivered through the performance-based compensation discussed above and RSU awards. The Committee considers RSUs to be at-risk due to the vesting period and given that the realizable value of the awards is subject to our future stock price performance. The Committee promotes a pay-for-performance philosophy and alignment between the interests of our NEOs with those of our stockholders by linking pay to our operating and/or stock price performance.

46	|	Burlington Stores, Inc. 2025 Proxy Statement

EXECUTIVE COMPENSATION

The chart below illustrates Mr. O’Sullivan’s target annual compensation mix as of May 1, 2024, the date of the 2024 LTIP grant. As reflected in the chart, 71.1% of total target annual compensation was performance-based and 89.6% of the total target annual compensation for Mr. O’Sullivan was “at-risk.”

CEO
Pay Mix
15.6% - Cash Bonus
10.4% - Base Salary
18.5% - RSUs
37% - PSUs
18.5% - Stock Options
71.1% - Performance-Based Compensation
89.6% - At-Risk Compensation

The chart below illustrates the average fiscal 2024 target annual compensation mix as of May 1, 2024 for our NEOs other than Mr. O’Sullivan. As reflected in the chart, 65.7% of the average total target annual compensation was performance-based and 81.5% of the average total target annual compensation for our NEOs other than Mr. O’Sullivan was “at-risk.”

Other NEOs (Average)
Pay Mix
18.5% - Cash Bonus
18.5% - Base Salary
31.5% - PSUs
15.8% - RSUs
15.8% - Stock Options
65.7% - Performance-Based Compensation
81.5% - At-Risk Compensation

Burlington Stores, Inc. 2025 Proxy Statement	|	47

EXECUTIVE COMPENSATION

Fiscal 2024 Incentive Plan Performance

The following results under our performance-based incentive plans are described in more detail below:

Annual Incentive Plan	Long-Term Incentive Plan (LTIP)

The Committee determined that Adjusted EBIT (as defined below) should be the sole performance metric for purposes of the fiscal 2024 Annual Incentive Plan.

Our performance during fiscal 2024 led to Adjusted EBIT of $761 million as compared with a target of $706 million. Based on achieved performance, the Committee determined that each NEO earned 152% of their respective target annual incentive.

Fiscal 2024 represented the final year of the performance period for PSUs granted in fiscal 2022. The fiscal 2022 PSUs were earned based upon the Adjusted EPS growth achieved by the Company during the 2022, 2023 and 2024 fiscal years.

Over the performance period, we achieved Adjusted EPS growth of -49% in fiscal 2022, 44% in fiscal 2023 and 35% in fiscal 2024 compared with an annual target of 13.3% per year, resulting in payout levels of 0% for fiscal 2022 and 200% for each of fiscal 2023 and fiscal 2024. As a result, NEOs earned an average payout of 133% of their fiscal 2022 awards, reflecting performance over the target level.

Fiscal 2025 Plan Enhancements

As further described below, the Committee in November 2024 evaluated the mix of awards to be granted under our 2025 LTIP. After reviewing input and analysis from Meridian, the Committee determined that it was appropriate to eliminate stock options from the Company’s LTIP mix and that the mix beginning with the annual grants to be made on or about May 1, 2025 would be at 65% PSUs and 35% RSUs. The Committee made this determination based on peer and market practices, as well as a desire to increase the proportion of PSUs in the LTIP mix.

48	|	Burlington Stores, Inc. 2025 Proxy Statement

EXECUTIVE COMPENSATION

Key Features of Our Executive Compensation Program

The Company’s executive compensation program includes key features that we believe further align the interests of our NEOs with those of our stockholders.

What We Do

Align Pay with Company Financial Performance	✓	The compensation program for our NEOs is designed to align pay with actual Company results, and the Committee regularly reviews such alignment. Annual incentive awards, as well as PSU awards (which will account for 65% of the annual long-term incentive grants made to be made to our NEOs in fiscal 2025, increased from 50% for pre-2025 grants), are based on the achievement of pre-established goals linked to our performance.

Balance Short-Term and Long-Term Incentives	✓	Our compensation program is designed to provide an appropriate balance of short-term and long-term incentives.

Award Limits	✓	Annual Incentive Plan payouts for our NEOs, as well as PSU awards made to our NEOs, are subject to maximum payout limits.

Robust Stock Ownership Guidelines	✓	We have stock ownership guidelines which provide that (i) our CEO should own shares of our common stock valued at a 6x multiple of annual base salary; and (ii) each NEO (other than our CEO) should own shares of our common stock valued at a 3x multiple of annual base salary.

Regularly Review Share Utilization	✓	Management and the Committee periodically evaluate overhang levels (dilutive impact of equity compensation on our stockholders) and annual run rates (the aggregate shares awarded as a percentage of total outstanding shares) to assess alignment with our compensation program and market practices.

Compensation Recoupment Policy	✓	Our compensation recoupment policy provides that the Committee may require relinquishment of previously awarded equity-based compensation (including, without limitation, performance-based and time-based equity awards) and/or repayment of previously paid incentive cash compensation in the event of a financial restatement or significant financial harm to the Company arising out of willful actions or gross negligence by any officer of the Company. In addition, the Committee has approved a clawback policy as required by Section 954 of the Dodd-Frank Act and the related rules and regulations promulgated by the SEC and NYSE.

Say-on-Pay Frequency	✓	Our Board elected to have our executive compensation program considered by stockholders annually through our Say-on-Pay vote.

Annual Compensation Risk Assessment	✓	The Committee conducts a risk assessment of our compensation program on an annual basis. Based on that assessment, the Committee concluded that our compensation policies and practices do not encourage behaviors that could create material risk for the Company.

Independent Compensation Consultant	✓	The Committee directly engages an independent compensation consultant that does not provide services to management.

What We Don’t Do

No Excise Tax Gross-Ups	×	In the event of a change in control, none of our NEOs are entitled to a tax gross-up of any excise taxes imposed.

No Discounted Stock Options	×	We do not set the exercise price of stock options at less than 100% of the fair market value of our common stock on the date of grant.

No Repricing Without Stockholder Approval	×	The 2022 Incentive Plan does not allow the repricing of any stock option or stock appreciation right without stockholder approval.

No Hedging or Pledging of Company Stock	×	Our directors and executive officers are prohibited from engaging in pledging or hedging activities involving Company securities.

No Automatic “Single-Trigger” Vesting	×	In the event of a change in control, our equity award grants contain a “double trigger” – meaning that both a change in control and qualifying termination of employment must occur for automatic vesting.

No Pension Plans or SERPs	×	We do not sponsor any qualified or non-qualified defined benefit plans or SERPs.

No Guaranteed Bonuses or Salary Increases	×	We do not guarantee salary increases or provide guaranteed bonuses to any of our executive officers other than to certain newly hired executive officers with respect to their first year of employment with us.

No Evergreen Provision or Reload Options	×	The 2022 Incentive Plan does not provide for automatic share additions during its term or provide for the ability to grant reload options.

No Liberal Share Recycling	×	Under the 2022 Incentive Plan, shares tendered to or withheld by the Company to satisfy tax withholding obligations or to pay an option exercise price are not available for future issuance or delivery.

Burlington Stores, Inc. 2025 Proxy Statement	|	49

EXECUTIVE COMPENSATION

2024 Stockholder Say-on-Pay Vote and Stockholder Outreach

Stockholders supported our 2024 Say-on-Pay vote, with approximately 83% of votes cast in favor. The Committee viewed the results of this vote as demonstrating solid stockholder support for our executive compensation program. Based on these results and the Committee’s ongoing review of our compensation practices, the Committee believes that our program has been effective in implementing our compensation philosophy and objectives.

Nevertheless, the Committee recognizes that pay practices continue to evolve, and the Committee intends to continue to refine our executive compensation program in its ongoing effort to design an executive compensation program that supports long-term stockholder value creation consistent with our compensation philosophy and guiding principles. We view a continuing, constructive dialogue with our stockholders as important to keeping us informed on stockholder views regarding a variety of matters, including executive compensation. Our approach to engagement is detailed in the section above entitled “Stockholder Engagement.”

Leadership Succession and Management Development

The Board and the Committee recognize that retention of highly-qualified leadership talent is critical to our continued strong performance and to successful succession planning. The Board is responsible for the succession planning of the CEO, and the CEO reviews succession planning and management development for executive vice presidents and officers above that level with the Committee.

As part of this process, succession candidates for senior leadership positions are considered, taking into account demonstrated performance, leadership qualities and potential to take on more complex responsibilities. The Board and the Committee consider various succession-related factors, including: (i) the potential retention risk regarding incumbent senior executives and the identified succession candidates; (ii) the competitive landscape for executive talent; (iii) the specific succession planning time horizon for each senior executive position; and (iv) the extent of disruption likely to be caused by unplanned attrition.

Process for Setting Executive Officer Compensation

Role of the Compensation Committee

The Committee is tasked with discharging our Board’s responsibilities related to oversight of the compensation of our NEOs, including the design and implementation of our executive compensation program, and designing our executive compensation program so that it is aligned with our corporate objectives. Each member of the Committee is independent under the listing standards of the NYSE.

The Committee makes decisions regarding salaries, annual incentive awards, long-term equity incentives and other compensation for our NEOs. The Committee is also responsible for reviewing and approving corporate goals and objectives relevant to the compensation of our NEOs. The Committee, in conjunction with the CEO’s evaluation of our other NEOs, evaluates the performance of such officers in light of those goals and objectives. The independent directors, in consultation with the Committee, evaluate the performance of our CEO. In determining the overall level of executive compensation and establishing the design and mix of its specific elements, the Committee considers various quantitative and qualitative factors, such as Company performance; individual executive performance and responsibilities; market data; competitiveness and peer practices; its experience with the existing compensation program; results of our advisory votes on executive compensation and other stockholder feedback; recruitment, retention and succession planning; contractual obligations; promotions; organizational changes; relocations; and transitional roles.

50	|	Burlington Stores, Inc. 2025 Proxy Statement

EXECUTIVE COMPENSATION

The Committee maintains an annual cycle of executive compensation actions and addresses special actions in connection with management changes, employment agreements and executive benefits, and other Committee charter responsibilities. The Committee generally reviews and approves elements of compensation for our NEOs based on the schedule below:

Role of Independent Compensation Consultant

The Committee engages an independent compensation consultant to assist in its deliberations and decision-making regarding executive compensation. The Committee’s consultant provides current market research and analyses against which executive compensation programs and proposals can be evaluated, including a review of competitive market trends and design practices, a review of the Company’s peer group, and market benchmarking. The Committee has sole authority to retain and terminate its consultant and sole authority to approve the fees and other terms of the engagement of its consultant.

Meridian served as the Committee’s independent compensation consultant in fiscal 2024. Meridian reports directly to the Committee and, in addition to performing the services described above, assists the Committee on director compensation matters.

Meridian did not work for the Company’s management in any capacity in fiscal 2024. The Committee assessed the independence of Meridian pursuant to the listing standards of the NYSE and we believe that the work performed by Meridian did not raise any conflict of interest.

As part of the Committee’s responsibility to review the extent to which our compensation policies and practices may encourage associates to take risks that could have a material adverse effect on us, the Committee directed Meridian to complete a comprehensive review of our compensation policies and practices and reviewed it with the Committee. As described below under the caption entitled “Compensation-Related Risk”, upon receiving Meridian’s assessment, the Committee concluded that our compensation policies and practices do not encourage behaviors that could create material risk for the Company.

Burlington Stores, Inc. 2025 Proxy Statement	|	51

EXECUTIVE COMPENSATION

Role of Peer Companies and Benchmarking

The Committee used the compensation peer group set forth below to evaluate fiscal 2024 compensation decisions, which was the same peer group used to evaluate fiscal 2023 compensation decisions:

• Abercrombie & Fitch Co. • American Eagle Outfitters, Inc. • Big Lots, Inc. • Dick’s Sporting Goods, Inc. • Dollar Tree, Inc. • Five Below, Inc. • Foot Locker, Inc. • Kohl’s Corporation	• Macy’s, Inc. • RH • Ross Stores, Inc. • The TJX Companies, Inc. • Tractor Supply Company, Inc. • ULTA Beauty, Inc. • V.F. Corporation • Williams-Sonoma, Inc.

The Committee reviews the companies included in the peer group on an annual basis and in so doing considers information provided by the Committee’s independent consultant and management. In August 2023, the Committee conducted its annual review of the peer group for fiscal 2024 compensation decisions. After consultation with Meridian, the Committee determined not to make any changes to the peer group as compared to 2023 based on criteria that included the following: annual revenues; company performance; industry/business; similar customer demographics and competition for talent.

The median trailing twelve-month revenue for the peer group as of February 3, 2024 was $10,898 million (versus $9,718 million for Burlington) and the median trailing 20-trading-day average market cap as of February 3, 2024 was $8,434 million (versus $12,473 million for Burlington). Peer revenues are generally within a range of 0.3x to 3.1x our revenues.

In August 2024 the Committee conducted its annual review of the peer group for fiscal 2025 compensation decisions. The Committee, after consultation with Meridian, determined to remove Big Lots, given differences in revenue, profitability and market capitalization, and Restoration Hardware, given differences in size and compensation practices, and to add Bath & Body Works, a value-focused retailer with brand recognition and value conscious customers, and Gap and Nordstrom, large apparel retailers with physical retail footprints that have made efforts to become more price competitive and value-oriented.

The Committee believes that an appropriate peer group is a key element of the Company’s compensation program in order to provide meaningful comparisons to market compensation levels. The Committee will consider comparative compensation data of the companies in our peer group, as well as quality retail-specific surveys, as a frame of reference in assessing the competitiveness of our executive compensation levels and opportunities, and in determining the individual components of compensation, compensation practices, and the relative proportions of each component of compensation.

The Committee will review market total compensation and target each executive’s annual compensation within a reasonable range based upon its assessment of a variety of factors, including those discussed under the caption above entitled “Role of the Compensation Committee.” Actual pay delivered will vary above or below this level based on Company performance.

While the Committee considers relevant market pay practices when setting executive compensation, it does not believe it is appropriate to establish compensation levels based only on such practices. The Committee believes that compensation decisions are complex and require a deliberate review of Company performance and peer compensation levels.

Role of Management

Our CEO makes compensation recommendations for executive officers other than himself. These recommendations are based on annual performance reviews completed by the CEO for each executive officer. The Committee considers these performance reviews and recommendations, among other factors, in establishing base salaries and making other compensation decisions for our NEOs. Our NEOs do not play a role in their own compensation determinations.

The Committee meets in executive session (without the presence of any management director) from time to time and invites executive officers to attend other portions of its meetings. In addition, members of our management team keep informed of developments in compensation and benefits matters and participate in the gathering and presentation of data related to these matters as requested by the Committee. Management periodically makes recommendations to the Committee regarding the design and implementation of our executive compensation program, although any adoption or implementation of such recommendations requires approval by the Committee.

52	|	Burlington Stores, Inc. 2025 Proxy Statement

EXECUTIVE COMPENSATION

Internal Pay Relationships

Our compensation philosophy reflects the importance of offering a competitive target compensation package to our NEOs. The differences in pay between the NEOs relative to each other as well as the CEO are based on various factors, including market differences for the particular job, job responsibilities and scope, and adjustments for individual experience and performance, rather than a pre-determined ratio or multiple.

Elements of Our Executive Compensation and Benefits Programs

We provide annual compensation to our NEOs primarily through a combination of:

•	Base salary;

•	Annual cash incentives; and

•	Long-term equity incentives.

We also provide our NEOs with retirement (401(k) Plan), health and welfare benefits, and limited perquisites.

The portion of annual executive compensation devoted to each of the elements of pay is driven by our principles and objectives as well as each NEO’s role and strategic value to the organization as further described in the table below. The Committee occasionally grants other types of awards in special circumstances to reward superior past performance or support recruitment, succession planning, and retention objectives.

Element of Pay	Form	Designed to Reward/Promote	Alignment with Objectives

Base Salary	• Cash	• Experience, knowledge in industry, duties, scope of responsibility and individual performance.	• Provides a minimum, fixed level of cash compensation to attract and retain talented executives who can continue to improve our overall performance.

Annual Cash Incentives	• Cash	• Achievement of the Company’s annual strategic and financial goals; incentivize and reward financial and operating performance.	• Motivates executives to achieve specific performance goals and objectives.

Long-Term Equity Incentives	• PSUs • Stock Options • RSUs

•  Achievement of efficient long-term growth and development.

•  Value-creating actions deemed necessary to increase the market value of our stock.

•  Executive retention, stock ownership and alignment of interests with stockholders.

•  Aligns our executives’ interests with those of our stockholders to increase overall stockholder value.

•  Represents potentially the largest pay component, which provides an opportunity for significant compensation following strong Company performance and share performance, helping us to attract and retain talented executives.

The Committee believes that we can meet the objectives of our executive compensation program by achieving a balance among these elements that is competitive with our industry peers and creates appropriate incentives for our NEOs. Actual annual compensation levels are a function of both corporate and individual performance as described under each compensation element below.

Base Salary

Our goal is to provide our NEOs with base salaries that are appropriate and commensurate with position, experience and performance. Base salaries are reviewed by the Committee annually and at the time of promotion or other change in responsibilities. Generally, in making base salary determinations, the Committee considers the following factors:

•	individual performance;

•	experience with us and industry knowledge;

Burlington Stores, Inc. 2025 Proxy Statement	|	53

EXECUTIVE COMPENSATION

•	duties and scope of responsibilities;

•	competitive market compensation paid by other companies for similar positions; and
•	annual performance reviews completed by the CEO with respect to the NEOs other than himself.

In addition, the Committee considers internal pay equity among our executives and, when reviewing the base salaries of our NEOs, their current aggregate compensation. The Committee reviewed the base salaries of each of the NEO’s following the end of fiscal 2023. Pursuant to its review, the Committee adjusted the base salaries of our NEOs as follows:

Named Executive Officer	Percentage Base Salary Adjustment	Dollar Base Salary Adjustment	Resulting Base Salary

Michael O’Sullivan	3.00%	$43,260	$1,485,260

Kristin Wolfe	3.00%	$23,925	$821,425

Jennifer Vecchio	3.00%	$33,662	$1,155,718

Travis Marquette	3.00%	$28,366	$973,906

Matthew Pasch	3.00%	$18,000	$618,000

Annual Incentive Awards

2024 Annual Incentive Plan

Annual incentive awards are an important part of the overall compensation we pay our NEOs. Unlike base salary, which is fixed, annual incentive awards are paid only if specified performance levels are achieved. The Committee believes that annual incentive awards encourage our NEOs to focus on specific short-term business and financial goals, without sacrificing our long-term objectives.

The Committee recognizes the importance of achieving an appropriate balance between supporting the Company’s objective of rewarding executives for strong performance over the short-term and establishing realistic targets that continue to motivate and retain executives. As a result, our 2024 Annual Incentive Plan provided for measurable, rigorous performance goals that were designed to be achievable but challenged our executives to drive business results that produce stockholder value.

2024 Annual Incentive Target

Under our 2024 Annual Incentive Plan, and consistent with practice in prior years, the Committee approved each NEO’s annual incentive target, which is expressed as a percentage of his or her base salary in effect at the end of the fiscal year. The fiscal 2024 annual incentive target percentages for all NEOs were unchanged from fiscal 2023. In setting or adjusting an NEO’s annual incentive target, the Committee considers the NEO’s individual performance, market data as well as internal pay practices. The table below shows each NEO’s 2024 annual incentive threshold, target and maximum expressed as a percentage of base salary and each NEO’s 2024 annual incentive target expressed as a dollar amount.

Named Executive Officer	Annual Incentive Threshold as % of Base Salary	Annual Incentive Target as % of Base Salary	Annual Incentive Maximum as % of Base Salary	Fiscal 2024 Base Salary Rate	Target Award

Michael O’Sullivan	75%	150%	300%	$1,485,260	$2,227,890

Kristin Wolfe	37.50%	75%	150%	$821,425	$616,069

Jennifer Vecchio	65%	130%	260%	$1,155,718	$1,502,433

Travis Marquette	50%	100%	200%	$973,906	$973,906

Matthew Pasch	37.50%	75%	150%	$618,000	$463,500

54	|	Burlington Stores, Inc. 2025 Proxy Statement

EXECUTIVE COMPENSATION

2024 Performance Measures, Goals, and Payout Scale

Consistent with the fiscal 2023 design, in February 2024, the Committee determined that Adjusted EBIT measured on a full year basis should be the sole performance metric for purposes of the 2024 Annual Incentive Plan. Adjusted EBIT is a core driver of our performance and success, as it measures profitability, reflects management efforts to manage expenses, and further aligns our NEOs’ interests with our stockholders’ interests.

As the unprecedented volatility that we experienced during the pandemic and its aftermath has largely subsided, the Committee determined to revert to a fixed target (instead of a target range) with a 50% (instead of a 20%) threshold. The Committee established a target Adjusted EBIT goal of $706 million for the full fiscal year 2024, and based on the Company’s achieved performance against this goal, each NEO’s incentive award could range from 50% at threshold performance to no more than 200% at maximum performance of his or her annual incentive target award.

In establishing the Annual Incentive Plan targets, the Committee considers the financial plan approved by the Board, which is informed by our prior year results as well as our forecast, including our projections for new store openings. While the Committee believed the target to be achievable with strong performance, the Committee designed the target to be challenging to help drive business results that produce stockholder value.

The tables below show the threshold, target and maximum performance goals and the associated annual incentive payout percentage for fiscal 2024.

	Zero	Threshold Performance	At Target	Maximum
Adjusted EBIT ($M)(1)	<$600	$600	$706	$812
Payout Percentage(2)	0%	50%	100%	200%

(1)

Adjusted EBIT is defined as net income, exclusive of the following items, if applicable: (i) interest expense; (ii) interest income; (iii) loss on extinguishment of debt; (iv) income tax expense; (v) impairment charges; (vi) net favorable lease costs; (vii) costs related to debt amendments; (viii) amounts related to certain litigation matters; and (ix) other unusual or non-recurring expenses, losses, charges or gains.

(2)	Payouts for performance between these various performance achievement levels are calculated using straight line interpolation.

Awards made to NEOs under the fiscal 2024 Annual Incentive Plan are equal to the product of: (i) the Adjusted EBIT Payout Percentage; and (ii) the NEO’s target annual incentive award. Notwithstanding this formula, the Committee retains discretion to adjust payouts, including making no payout, based on unanticipated positive or negative events or other factors deemed relevant by the Committee, as determined by the Committee in its sole and absolute discretion. In exercising its discretion to reduce the amount of an award, the Committee may take into account the NEO’s individual performance rating.

2024 Achieved Performance and Determination of Payout

Following the conclusion of fiscal 2024, the Committee assessed whether and to what extent the performance goal for the year was met. Our performance with respect to the performance goal was as follows:

Metric	Target	Actual	Payout Percentage

Adjusted EBIT ($M)(1)	$706	$761	152%

(1)	In determining achievement of target Adjusted EBIT for fiscal 2024, the Committee excluded approximately $16 million of expenses associated with bankruptcy acquired leases.

Burlington Stores, Inc. 2025 Proxy Statement	|	55

EXECUTIVE COMPENSATION

Further, each participating NEO received a performance rating of at least “Meets Expectations.” In making these determinations, the independent directors, in consultation with the Committee, reviewed Mr. O’Sullivan’s personal performance in fiscal 2024, and Mr. O’Sullivan reviewed and recommended to the Committee the fiscal 2024 personal performance assessment with respect to the other participating NEOs.

Based on Company and individual performance, the Committee did not exercise discretion to reduce any award.

Accordingly, our NEOs earned the following awards under the Annual Incentive Plan for fiscal 2024, which were calculated in accordance with the formula set forth above:

Named Executive Officer	Award

Michael O’Sullivan	$3,386,393

Kristin Wolfe	$936,425

Jennifer Vecchio	$2,283,699

Travis Marquette	$1,480,337

Matthew Pasch	$704,520

The range of potential payouts under the 2024 Annual Incentive Plan for each of our NEOs is presented below in the Fiscal 2024 Grants of Plan-Based Awards Table. The actual 2024 Annual Incentive Plan awards earned and payable to each NEO are also reported below in the Fiscal 2024 Summary Compensation Table.

Long-Term Incentives

The Committee believes that long-term incentives (“LTIPs”) are an important component of compensation that helps us to attract, retain and motivate our NEOs. These incentives also align the financial rewards paid to our NEOs with our long-term performance, thereby encouraging our NEOs to focus on long-term goals. The LTIP is designed to promote achievement of corporate goals, encourage the growth of stockholder value, enable participation in our long-term growth and profitability, and serve as an incentive for continued employment. In setting the value of equity incentive compensation for executives, the Committee’s determinations are informed by assessments conducted by Meridian, peer group market data and alignment with our compensation philosophy.

For fiscal 2024, the Committee approved each NEO’s LTIP target value and the allocation of the value across the three equity vehicles granted to the NEOs based on a variety of factors including but not limited to role, contributions, market data, and recommendations from the CEO (for all NEOs except the CEO). The Committee increased Mr. Marquette’s annual target LTIP value from $2,836,620 to $3,782,160 in February 2024 in recognition of the value of his role to the Company and his important contributions to the

Company’s ongoing performance, and to maintain competitive positioning relative to the market.

2024 LTIP Mix

The Committee routinely evaluates and considers the type of awards granted under our LTIP. Based on input and analysis from Meridian, the Committee determined that it was appropriate to deliver fiscal 2024 LTIP awards in the following mix, which is identical to the mix used for fiscal 2023 LTIP awards:

In November 2024, the Committee evaluated the mix of awards to be granted under our 2025 LTIP. After reviewing input and analysis from Meridian, the Committee determined that it was appropriate to eliminate stock options from the Company’s LTIP mix

56	|	Burlington Stores, Inc. 2025 Proxy Statement

EXECUTIVE COMPENSATION

and that the mix beginning with the annual grants to be made on or about May 1, 2025 would be at 65% PSUs and 35% RSUs. The Committee made this determination based on peer and market practices, as well as a desire to increase the proportion of PSUs in the LTIP.

PSUs. In February 2024, the Committee approved the grant of PSUs to each NEO. The grant of PSUs supports the Committee’s desire to create a strong and visible link between executive pay and Company performance and further align our executives’ interests with those of our stockholders.

As the unprecedented volatility that we experienced during the pandemic and its aftermath has largely subsided, the Committee, after taking into consideration stockholder feedback received in connection with our engagement program, determined to revert to a three-year cumulative measurement period for purposes of measuring PSU performance for PSUs granted in fiscal 2024.

Performance for purposes of these grants will be measured over the cumulative fiscal 2024 to fiscal 2026 performance period. Vesting will be determined based on a pre-established Adjusted EPS growth goal for the performance period and, based on the Company’s achievement of the goal, each NEO’s fiscal 2024 PSU award may range from 50% (at threshold performance) to no more than 200% (at maximum performance) of his or her target award.

Adjusted EPS growth measures the growth rate of our per share earnings over the performance period, and the Committee believes this metric is closely aligned with driving stockholder value and incentivizes sales growth, margin expansion and the efficient use of cash. The performance goal for 2024 PSU grants was designed to be challenging but achievable with the coordinated, cross-functional focus and effort of our executives.

Stock Options. In February 2024, the Committee approved the grant of stock options to each NEO. Stock options have an exercise price per share equal to the fair market value of a share of stock on the grant date and vest in 25% increments over a four-year vesting period, subject to the NEO’s continued employment through the applicable vesting date. Accordingly, each NEO realizes value from stock options only to the extent our share price is greater than the option exercise price and the NEO is employed through the vesting period. In contrast, if our share price declines and remains below the exercise price of a stock option granted to a NEO, the NEO would realize no value with respect to such stock option. As noted above, the Committee has determined to eliminate stock options from the LTIP mix for future annual grants.

RSUs. In February 2024, the Committee approved the grant of RSUs to each NEO. RSUs are subject to time-based vesting and provide a retention incentive for our NEOs and an incentive to increase stockholder value. RSUs vest in 25% increments over a four-year vesting period, subject to the NEO’s continued employment through the applicable vesting date.

The table below shows the target LTIP values for fiscal 2024 and the type and number of LTIP awards for each NEO:

Named Executive Officer	Target LTIP Value	PSUs (Target)	RSUs	Options

Michael O’Sullivan	$10,526,600	29,566	14,783	37,697

Kristin Wolfe	$1,993,750	5,600	2,800	7,140

Jennifer Vecchio	$5,610,281	15,758	7,879	20,091

Travis Marquette	$3,782,160	10,623	5,312	13,545

Matthew Pasch	$750,000	2,107	1,054	2,686

PSUs Granted in Fiscal 2022

Fiscal 2024 represented the final year of the performance period for the PSUs granted in fiscal 2022. In February 2025, the Committee reviewed our performance relative to the targets established for these PSU awards. The 2022 PSUs were initially subject to the achievement of pre-established Adjusted EPS growth over a three-year

Burlington Stores, Inc. 2025 Proxy Statement	|	57

EXECUTIVE COMPENSATION

performance period. However, after the grant of the PSUs, the Committee determined that performance instead should be measured on an annual rather than a three-year cumulative basis in light of continued market volatility (eligible vesting with respect to each year to be determined based on pre-established Adjusted EPS growth goals for such fiscal year, with the goals for each year established in fiscal 2022). The 2022 PSUs were earned based upon the Adjusted EPS growth achieved by the Company during the 2022, 2023 and 2024 fiscal years as follows:

Fiscal 2022 PSU	Threshold	Target	Maximum

Adjusted EPS Growth Per Year	6.7%	13.3%	20.0%

Percent of Target Payout(1)	50%	100%	200%

(1)	The number of PSUs earned based on performance between these various performance achievement levels are calculated using straight line interpolation.

Over the performance period, the Company achieved Adjusted EPS growth of -49% in fiscal 2022, 44% in fiscal 2023 and 35% in fiscal 2024, resulting in payout levels of 0% for fiscal 2022 and 200% for each of fiscal 2023 and fiscal 2024, as calculated pursuant to the terms of the awards. As a result, NEOs earned an average payout of 133% of their fiscal 2022 awards, reflecting performance above the target level (100%), as follows:

Named Executive Officer(1)	Value at Date of Grant(2)	Shares Granted at Target	Shares Earned at End of Performance Period

Michael O’Sullivan	$4,872,874	23,020	30,617

Kristin Wolfe	$561,035	3,736	4,969

Jennifer Vecchio	$2,625,044	12,401	16,494

Travis Marquette	$1,350,095	6,378	8,483

Matthew Pasch	$78,322	370	493

(1)	Ms. Wolfe’s grant reflects a pro-rated amount based on her start date with the Company.

(2)	Reflects the grant date fair value assuming the probable satisfaction of the performance conditions at the time of grant.

Benefits and Perquisites

Our executive compensation program includes limited perquisites, which are subject to Committee review and approval, and broad-based benefits. The perquisites and benefits included in our executive compensation program represent a modest portion of each NEO’s total compensation. The cost of these perquisites or other personal benefits is set forth below in the Fiscal 2024 Summary Compensation Table below under the column “All Other Compensation,” and additional detail is set forth in the footnotes following the Fiscal 2024 Summary Compensation Table.

We maintain broad-based benefits that are provided to all full-time associates, including medical, dental, vision, life and disability insurance. Certain of these benefits require associates to pay a portion of the premium. Except with respect to life insurance (our NEOs all receive such insurance in an amount equal to the lesser of three times their annual base salary or a pre-determined maximum) and financial planning services, these benefits are offered to our NEOs on the same basis as all other associates. We also offer a retirement savings plan in which eligible associates (including our NEOs) may participate. The savings plan includes a traditional 401(k) pre-tax savings option and a post-tax Roth 401(k) option. We provide a matching contribution of 100% on the first 3% of eligible compensation that is deferred and 50% on the next 2% of eligible compensation that is deferred, up to the Internal Revenue Code limit for each respective year in which the eligible associate participates in the plan.

The Committee believes that the limited perquisites and other benefits provided to our NEOs are reasonable and consistent with the perquisites that would be available to them at companies with whom we compete for experienced senior management.

58	|	Burlington Stores, Inc. 2025 Proxy Statement

EXECUTIVE COMPENSATION

Termination-Based Compensation

Severance arrangements applicable to each of our NEOs other than Mr. Pasch are set forth in each of their respective employment agreements. Mr. Pasch’s severance benefits are governed by the Burlington Stores, Inc. Executive Severance Plan (the “Severance Plan”).

The Committee believes these arrangements play an important role in protecting our highly competitive business by restricting our executive officers from working for a competitor or soliciting our associates during the specified severance period. Additionally, each NEO’s equity grant agreements contain terms regarding vesting in connection with the termination of employment and change in control. The Committee believes that these termination and change in control terms provide our NEOs with an incentive to act in stockholders’ best interests during a potential change in control despite the risk of losing their jobs or a significant change in the nature of their benefits and responsibilities.

A detailed discussion of compensation payable upon termination or a change in control is provided below under the caption entitled “Potential Payments Upon Termination or Change in Control.”

Compensation Recoupment (“Clawback”) Policy

We strive to maintain a culture that emphasizes integrity and accountability and reinforces our pay-for-performance compensation philosophy. Accordingly, the Committee has adopted a compensation recoupment (or “clawback”) policy, included in our Corporate Governance Guidelines, providing that, in the event of a financial restatement or significant financial harm to the Company arising out of willful actions, including without limitation fraud or intentional misconduct, or gross negligence by any officer of the Company, the Committee shall have the discretion and authority to determine the appropriate action to take, which may include requiring relinquishment of previously awarded equity-based compensation (including, without limitation, performance-based and time-based equity awards) and/or repayment of previously paid incentive cash compensation. Additionally, the Committee has adopted a clawback policy to comply with the requirements of Section 954 of the Dodd-Frank Act and the related rules and regulations promulgated by the SEC and NYSE. This policy provides for recovery of erroneously awarded incentive-based compensation (such as cash bonuses received under the Company’s Annual Incentive Plan and PSUs received under the Company’s 2022 Incentive Plan) received by current and former executive officers during the three years prior to an accounting restatement. The policy applies to incentive compensation received on or after October 2, 2023. It removes discretion from the Committee as to whether to recover compensation and requires recovery without regard to culpability. The full text of the policy is available as an exhibit to our Fiscal 2024 Form 10-K.

Burlington Stores, Inc. 2025 Proxy Statement	|	59

EXECUTIVE COMPENSATION

Stock Ownership Guidelines
As described above, the Committee has adopted stock ownership guidelines for our executives. These stock ownership guidelines provide that (i) the Chief Executive Officer should own shares of our common stock with a value equal to or exceeding six times his or her then-current base salary, and (ii) other NEOs should own shares of our common stock with a value equal to or exceeding three times his or her then-current base salary. As of the end of fiscal 2024, each NEO owned shares in excess of the applicable guideline or was in compliance with the retention requirement described above. Stock ownership includes shares owned directly or held in trust by the individual and shares subject to unvested service-based restricted stock and RSU awards. Stock ownership under the guidelines does not include shares that an individual has the right to acquire through unvested PSU awards or shares subject to outstanding stock options (whether vested or unvested).
Insider Trading Policy
Our Statement of Policy Concerning Securities Trading (the “Insider Trading Policy”), most recently amended in November 2024, governs the purchase, sale, and/or other dispositions in the Company’s securities by our directors, officers and certain other employees as well as by the Company itself. This Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. The full text of the Insider Trading Policy is available as an exhibit to our Fiscal 2024 Form
10-K.
Prohibition on Hedging and Pledging of Company Stock
The Board considers it inappropriate for our directors or any of our corporate personnel (including our executive officers) to enter into speculative transactions in Company securities. Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including, but not limited to, through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in our securities. Such hedging and monetization transactions may permit persons to continue to own Company securities obtained through our benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, such persons may no longer have the same incentives as our other stockholders. Moreover, certain short-term or speculative transactions in our securities by directors and corporate personnel create the potential for heightened legal risk and/or the appearance of improper or inappropriate conduct involving our securities.
Under our hedging and pledging policy, which is part of our Insider Trading Policy, our directors and all corporate personnel are prohibited from engaging in any hedging or monetization transactions with respect to our securities. Further, directors and corporate personnel may not engage in the following short-term or speculative transactions in our securities that could create heightened legal risk and/or the appearance of improper or inappropriate conduct by such persons:

•
Short Sales
. Short sales of our securities (i.e., the sale of a security that the seller does not own) may evidence an expectation on the part of the seller that the securities will decline in value and therefore have the potential to signal to the market that the seller lacks confidence in our prospects. In addition, short sales may reduce a seller’s incentive to seek to improve our performance. For these reasons, short sales of our securities by our directors and corporate personnel are prohibited under our policy.

•
Publicly-Traded Options
. Given the relatively short terms of publicly-traded options, transactions in options may cause focus on short-term performance at the expense of our long term objectives. Accordingly, our policy prohibits transactions in put options, call options or other derivative securities related to our securities, on an exchange or in any other organized market.

•
Margin Accounts and Pledged Securities
. Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in our securities, directors and corporate personnel are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

60	|	Burlington Stores, Inc. 2025 Proxy Statement

EXECUTIVE COMPENSATION

Equity Grant Timing
It is the policy of the Committee that neither the Committee nor any member of Company management shall backdate any equity grant or manipulate the exercise price of equity-based awards. The Committee believes that establishing fixed grant dates in advance, to the extent possible, is an important measure to ensure the integrity of the award granting process. Accordingly, each annual grant and off-cycle
grant of equity-based awards are granted on a
pre-determined
date, as follows:
Annual Grants
—Annual grants are made on May 1 or, to the extent May 1 is not a business day, on the first business day following May 1. Annual grants of equity-based awards to NEOs are approved at a Committee meeting that is typically held each year in February.
Off-Cycle
Grants
—The date the Committee acts to approve an award, or such later specified date as the Committee shall designate in the approval, shall be used as the grant date of the award for off-cycle
grants to NEOs.
Except as otherwise approved by the Committee, no award to an executive officer may have a grant date that is within four business days before or within one business day after the filing or furnishing by the Company of a Form
10-K,
Form
10-Q
or Form
8-K
that includes material
non-public
information. We do not attempt to accelerate or delay the public release of material information in consideration of a pending equity grant in order to allow an award recipient to benefit from a more favorable stock price.
Tax and Accounting Considerations
The Committee seeks to structure our compensation program in a manner that is consistent with our compensation philosophy and objectives. In the course of making decisions about executive compensation, the Committee takes into account tax and accounting considerations. For example, the Committee takes into account Section 409A of the Internal Revenue Code regarding non-qualified
deferred compensation. The Committee also considers how various elements of compensation will affect our financial reporting. For example, the Committee considers the impact of FASB ASC Topic 718—Stock Compensation, which requires us to recognize the cost of employee services received in exchange for awards of equity instruments based upon the grant date fair value of those awards.

Burlington Stores, Inc. 2025 Proxy Statement	|	61

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Report of the Compensation Committee

We, the Compensation Committee of the Board of Directors of Burlington Stores, Inc., have reviewed and discussed the “Compensation Discussion and Analysis” set forth above with management and, based on such review and discussions, recommended to the Board of Directors that the “Compensation Discussion and Analysis” set forth above be included in this Proxy

Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025.

Compensation Committee of the Board of Directors:

Jordan Hitch, Chair

Ted English

Mary Ann Tocio

The preceding Compensation Committee Report does not constitute soliciting material and shall not be deemed to be filed, incorporated by reference into or part of any filing made by us (including any future filings) under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this report by reference, except to the extent we incorporate such report by specific reference.

Compensation Committee Interlocks and Insider Participation

Ted English, Jordan Hitch and Mary Ann Tocio served on the Committee during fiscal 2024 and currently serve on the Committee. None of these individuals (i) have ever been an officer or an associate of ours, nor (ii) have any relationship that is required to be disclosed pursuant to the rules of the SEC. In addition, none of our executive officers serve (or served at any time during fiscal 2024) as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or the Committee.

Compensation-Related Risk

In accordance with applicable disclosure requirements, to the extent that risks may arise from our compensation policies and practices that are reasonably likely to have a material adverse effect on us, we are required to discuss those policies and practices for compensating our associates as they relate to our risk management practices and the possibility of incentivizing risk-taking. The Committee considers risks associated with our compensation policies and practices and, as part of its consulting services for the Committee, Meridian evaluates the potential for unintended risk associated with the design of our compensation programs.

At the direction of the Committee, Meridian completed a comprehensive review of our compensation policies and practices to determine whether potential risk existed and whether there were design factors that mitigated potential risk areas. Upon receiving Meridian’s assessment, the Committee concluded that our compensation policies and practices do not encourage behaviors that could create material risk for the Company.

A number of features in our compensation programs mitigate risk and protect against excessive risk-taking behavior and the potential for unintended consequences, including:

•	Our compensation mix for participants in our LTIP and Annual Incentive Plans is designed to create a balance between short-term results and long-term sustainable performance. Throughout the organization, variable/fixed pay and short-term/long-term pay is carefully calibrated to create an appropriate pay mix and structure by level and, for senior executives, a large portion of pay is variable and oriented toward long-term performance.

•	A portion of the 2024 LTIP awards made to senior vice presidents and officers above that level (including our NEOs) are in the form of PSUs based on pre-established goals linked to our performance over a three-year period. Accordingly, the performance period and vesting schedules for long-term incentives awards will thereafter overlap which we believe reduces the motivation to maximize performance in any one period.

62	|	Burlington Stores, Inc. 2025 Proxy Statement

EXECUTIVE COMPENSATION

•	Our Annual Incentive Plan and PSUs include a maximum payout cap. In addition, the Committee has the authority to exercise discretion when determining payouts under our incentive programs. In fiscal 2022, the Committee exercised negative discretion to reduce the payout under the Annual Incentive Plan.

•	Time-based equity awards granted to our associates generally do not vest fully for four years. We believe this longer vesting period discourages unnecessary or excessive risk-taking.

•	Because executive incentive compensation has a large stock component, the value is best realized through long-term appreciation of stockholder value, especially when coupled with our stock ownership guidelines for our executive officers and non-employee directors, which expose our executive officers and non-employee directors to the loss of the value of the retained equity.

•	We maintain a compensation recoupment policy, which provides that the Committee may require relinquishment of previously awarded equity-based compensation (including, without limitation, performance-based and time-based equity awards)

and/or repayment of previously paid incentive cash compensation in the event of a financial restatement or significant financial harm to us arising out of willful actions or gross negligence by any officer. We also maintain a compensation recoupment policy (adopted by the Compensation Committee) to comply with the requirements of Section 954 of the Dodd-Frank Act and the related rules and regulations promulgated by the SEC and NYSE.

•	The Committee has established a compensation peer group designed to provide meaningful comparisons to ‘market’ and align compensation programs with industry practice.

•	We have a rigorous system of internal controls designed to prevent fraud, deterring individual associates from creating adverse material risk in pursuit of short- or long-term compensation. In addition, our directors and all corporate personnel are prohibited from engaging in any hedging or monetization transactions with respect to our securities.

•	We have reasonable general severance arrangements.

Burlington Stores, Inc. 2025 Proxy Statement	|	63

EXECUTIVE COMPENSATION

Fiscal 2024 Summary Compensation Table

The following table sets forth summary information concerning the compensation of our NEOs for fiscal 2024 and, to the extent required by applicable SEC disclosure rules, fiscal 2023 and fiscal 2022:

Name and Principal Position(1)	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Michael O’Sullivan,	2024	1,475,277	—	7,895,009	2,628,235	3,386,393	15,720	15,400,634
Chief Executive Officer	2023	1,459,231	—	7,665,192	2,556,440	2,163,000	15,120	13,858,983
	2022	1,382,500	—	7,309,310	2,440,115	1,680,000	13,979	12,825,904

Kristin Wolfe,	2024	815,904	—	1,495,368	497,801	936,425	15,720	3,761,218
Executive Vice President and Chief Financial Officer	2023	800,962	—	1,406,293	469,073	598,125	15,120	3,289,573
	2022	360,577	1,100,000	2,591,634	2,032,626	223,764	749	6,309,350

Jennifer Vecchio,	2024	1,147,950	—	4,207,859	1,400,745	2,283,699	15,720	9,055,973
Group President and Chief Merchandising Officer	2023	1,135,464	—	4,835,252	1,612,672	1,458,673	15,120	9,057,181
	2022	1,078,774	—	3,937,671	1,314,551	1,132,950	13,979	7,477,925

Travis Marquette,	2024	967,360	—	2,836,749	944,357	1,480,337	31,220	6,260,023
President and Chief Operating Officer	2023	956,838	—	2,065,773	688,894	945,540	30,620	4,687,665
	2022	913,154	—	2,025,143	676,032	734,400	1,100,003	5,448,732

Matthew Pasch,	2024	613,846	—	562,721	187,268	704,520	31,220	2,099,575
Executive Vice President and Chief Human Resources Officer	2023	525,707	—	476,285	158,782	356,604	18,823	1,536,201

(1)

Mr. Pasch was promoted to Executive Vice President and Chief Human Resources Officer effective September 17, 2023. The amounts included for Mr. Pasch for fiscal 2023 include amounts prior to his promotion.

(2)

Represents the aggregate grant date fair value of RSU and PSU awards calculated in accordance with FASB ASC Topic 718, based on the closing share price on the date of grant and, in the case of the PSUs, the probable satisfaction of the performance conditions at target for such PSUs as of the date of grant. Assuming the highest level of performance is achieved for the 2024 PSU awards, the maximum value of these awards at the grant date would be as follows: Mr. O’Sullivan—$10,526,679; Ms. Wolfe—$1,993,824; Ms. Vecchio—$5,610,478; Mr. Marquette—$3,782,213; and Mr. Pasch—$750,176. The amount of compensation, if any, actually realized by a NEO from RSU and PSU awards will depend on numerous factors, including the continued employment of the NEO through the vesting period of the award and, in the case of the PSUs, whether the underlying performance goals have been achieved. The vesting terms and conditions of the awards granted to our NEOs are described below under the table entitled “Outstanding Equity Awards at Fiscal 2024 Year-End.”

(3)

Represents the aggregate grant date fair value of stock option awards. The amounts shown were calculated in accordance with FASB ASC Topic 718, and are based on a number of key assumptions described in Note 9 (entitled “Stock-Based Compensation”) to our February 1, 2025 Consolidated Financial Statements. The amount of compensation, if any, actually realized by a NEO from the exercise and sale of vested stock options will depend on numerous factors, including the continued employment of the NEO through the vesting period of the award and the amount by which the share price on the day of exercise and sale exceeds the option exercise price. The vesting terms and conditions of the awards granted to our NEOs are described below under the table entitled “Outstanding Equity Awards at Fiscal 2024 Year-End.”

(4)	Amounts in this column represent awards made under the Annual Incentive Plan described above in the section of the Compensation Discussion and Analysis entitled “Annual Incentive Awards.”

(5)	The amounts reported in this column for fiscal 2024 include the following:

Name	Company Matching 401(k) Contributions ($)	Financial Planning Services ($)	Insurance Premiums ($)(a)	Total ($)

Michael O’Sullivan	13,800	—	1,920	15,720

Kristin Wolfe	13,800	—	1,920	15,720

Jennifer Vecchio	13,800	—	1,920	15,720

Travis Marquette	13,800	15,500	1,920	31,220

Matthew Pasch	13,800	15,500	1,920	31,220

(a)	Represents the dollar value of life insurance premiums that we paid for the benefit of each NEO.

64	|	Burlington Stores, Inc. 2025 Proxy Statement

EXECUTIVE COMPENSATION

Fiscal 2024 Grants of Plan-Based Awards

The following table sets forth information regarding our grants of plan-based awards to our NEOs during fiscal 2024. PSUs, RSUs and stock options granted in fiscal 2024 to the NEOs were granted under the 2022 Incentive Plan:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3) (#)	All Other Option Awards: Number of Securities Underlying Options (4) (#)	Exercise or Base Price of Option Awards ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael O’Sullivan	—	—	1,113,945	2,227,890	4,455,780	—	—	—	—	—	—	—
	5/1/24	2/20/24	—	—	—	14,783	29,566	59,132	—	—	—	5,263,339
	5/1/24	2/20/24	—	—	—	—	—	—	—	37,697	178.02	2,628,235
	5/1/24	2/20/24	—	—	—	—	—	—	14,783	—	—	2,631,670
Kristin Wolfe	—	—	308,034	616,069	1,232,138	—	—	—	—	—	—	—
	5/1/24	2/20/24	—	—	—	2,800	5,600	11,200	—	—	—	996,912
	5/1/24	2/20/24	—	—	—	—	—	—	—	7,140	178.02	497,801
	5/1/24	2/20/24	—	—	—	—	—	—	2,800	—	—	498,456
Jennifer Vecchio	—	—	751,217	1,502,433	3,004,867	—	—	—	—	—	—	—
	5/1/24	2/20/24	—	—	—	7,879	15,758	31,516	—	—	—	2,805,239
	5/1/24	2/20/24	—	—	—	—	—	—	—	20,091	178.02	1,400,745
	5/1/24	2/20/24	—	—	—	—	—	—	7,879	—	—	1,402,620
Travis Marquette	—	—	486,953	973,906	1,947,812	—	—	—	—	—	—	—
	5/1/24	2/20/24	—	—	—	5,312	10,623	21,246	—	—	—	1,891,106
	5/1/24	2/20/24	—	—	—	—	—	—	—	13,545	178.02	944,357
	5/1/24	2/20/24	—	—	—	—	—	—	5,312	—	—	945,642
Matthew Pasch	—	—	231,750	463,500	927,000	—	—	—	—	—	—	—
	5/1/24	2/20/24	—	—	—	1,054	2,107	4,214	—	—	—	375,088
	5/1/24	2/20/24	—	—	—	—	—	—	—	2,686	178.02	187,268
	5/1/24	2/20/24	—	—	—	—	—	—	1,054	—	—	187,633

(1)

Represents the threshold, target and maximum payments each NEO was eligible to receive based upon achievement of the performance goal under our 2024 Annual Incentive Plan. For additional information regarding the 2024 Annual Incentive Plan, please refer to the section in the Compensation Discussion and Analysis entitled “Annual Incentive Awards.”

(2)

Represents the threshold, target and maximum PSUs that may vest based upon achievement of pre-established Adjusted EPS goals over a cumulative three-year performance period. Based on our achievement of these goals, the vesting of each NEO’s award may range from 50% to no more than 200% of his or her target award. In the event that actual performance is below threshold, the PSUs will not vest. For additional information regarding the PSUs, please refer to the section in the Compensation Discussion and Analysis entitled “Long Term Incentives.”

(3)

Represents RSU awards included in 2024 LTIP grants, which vest in 25% annual increments, subject to the NEO’s continued employment through the applicable vesting date and the terms of the underlying award agreement.

(4)

Represents awards of stock options to purchase shares of our common stock included in 2024 LTIP grants, which vest in 25% annual increments, subject to the NEO’s continued employment through the applicable vesting date and the terms of the underlying award agreement.

(5)

Represents the aggregate grant date fair value of awards of stock options to purchase shares of our common stock, PSUs and RSUs. The amounts shown were calculated in accordance with FASB ASC Topic 718, based on the closing share price on the date of grant for PSUs and RSUs, which was $178.02 and (i) in the case of the PSUs, the probable satisfaction of the performance conditions for such PSUs as of the date of grant; and (ii) with respect to the grant date fair value of stock option awards, are based on a number of key assumptions described in Note 9 (entitled “Stock-Based Compensation”) to our February 1, 2025 Consolidated Financial Statements. The vesting terms and conditions of the awards are described below under the table entitled “Outstanding Equity Awards at Fiscal 2024 Year-End.”

Employment Arrangements with our NEOs

We have written employment agreements with each of our NEOs (other than Mr. Pasch, who is a participant in the Burlington Stores, Inc. Executive Severance Plan (the “Severance Plan”)) that provide for, among other things, the payment of base salary, reimbursement of certain costs and expenses, and for each NEO’s participation in our Annual Incentive Plan and employee benefit plans.

Burlington Stores, Inc. 2025 Proxy Statement	|	65

EXECUTIVE COMPENSATION

Our employment agreements (and, with respect to Mr. Pasch, pursuant to the terms of the Severance Plan) contain covenants that restrict each NEO’s ability to engage in or perform any activities that are competitive with our business or to solicit our associates away from our service during the NEO’s employment and for a period of one to two years thereafter. In addition, the NEOs may be entitled to certain payments and other benefits pursuant to the terms of each employment agreement (and, with respect to Mr. Pasch, pursuant to the terms of the Severance Plan) upon the termination of his or her employment with us. For additional information regarding amounts payable upon termination to each of our NEOs, see the discussion below under the caption entitled “Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal 2024 Year-End

The table below sets forth information with respect to the outstanding option and stock awards held by each NEO as of February 1, 2025.

		Option Awards				Stock Awards
Name	Grant Date	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($/ Share)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Michael O’Sullivan	9/16/2019	174,235	—	$192.27	9/16/2029	—	—	—	—
	9/16/2019	18,227	—	$192.27	9/16/2029	—	—	—	—
	5/1/2020	33,689	—	$179.46	5/1/2030	—	—	—	—
	5/3/2021	13,975	4,659	$326.73	5/3/2031	—	—	—	—
	5/3/2021	—	—	—	—	1,629	$462,522	—	—
	5/2/2022	15,481	15,481	$211.68	5/2/2032	—	—	—	—
	5/2/2022	—	—	—	—	—	—	30,617	8,693,085
	5/2/2022	—	—	—	—	5,755	$1,634,017	—	—
	5/1/2023	9,207	27,624	$186.61	5/1/2033	—	—	—	—
	5/1/2023	—	—	—	—	—	—	54,768	15,550,278
	5/1/2023	—	—	—	—	10,269	$2,915,677	—	—
	5/1/2024	—	37,697	$178.02	5/1/2034	—	—	—	—
	5/1/2024	—	—	—	—	—	—	59,132	16,789,349
	5/1/2024	—	—	—	—	14,783	$4,197,337	—	—
Kristin Wolfe	8/1/2022	2,512	2,513	$150.17	8/1/2032	—	—	—	—
	8/1/2022	18,134	13,680(6)	$150.17	8/1/2032	—	—	—	—
	8/1/2022	—	—	—	—	—	—	4,969	1,410,848
	8/1/2022	—	—	—	—	934	$265,191	—	—
	8/1/2022	—	—	—	—	5,011(6)	$1,422,773	—	—
	5/1/2023	1,689	5,069	$186.61	5/1/2033	—	—	—	—
	5/1/2023	—	—	—	—	—	—	10,048	2,852,929
	5/1/2023	—	—	—	—	1884	$534,924	—	—
	5/1/2024	—	7,140	$178.02	5/1/2034	—	—	—	—
	5/1/2024	—	—	—	—	—	—	11,200	3,180,016
	5/1/2024	—	—	—	—	2800	$795,004	—	—
Jennifer Vecchio	5/1/2019	10,534	—	$170.08	5/1/2029	—	—	—	—
	5/1/2020	10,386	—	$179.46	5/1/2030	—	—	—	—
	5/3/2021	5,067	1,690	$326.73	5/3/2031	—	—	—	—
	5/3/2021	—	—	—	—	591	$167,803	—	—
	6/7/2021	3,449	1,150	$303.67	6/7/2031	—	—	—	—
	6/7/2021	—	—	—	—	402	$114,140	—	—
	5/2/2022	8,340	8,340	$211.68	5/2/2032	—	—	—	—
	5/2/2022	—	—	—	—	—	—	16,494	4,683,141
	5/2/2022	—	—	—	—	3,100	$880,183	—	—
	5/1/2023	5,808	17,426	$186.61	5/1/2033	—	—	—	—
	5/1/2023	—	—	—	—	—	—	34,548	9,809,214
	5/1/2023	—	—	—	—	6,478	$1,839,299	—	—
	5/1/2024	—	20,091	$178.02	5/1/2034	—	—	—	—
	5/1/2024	—	—	—	—	—	—	31,516	8,948,338
	5/1/2024	—	—	—	—	7,879	$2,237,084	—	—

66	|	Burlington Stores, Inc. 2025 Proxy Statement

EXECUTIVE COMPENSATION

		Option Awards				Stock Awards
Name	Grant Date	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($/ Share)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Travis Marquette	10/4/2021	2,991	997	277.24	10/4/2031	—	—	—	—
	10/4/2021	31,598	—	277.24	10/4/2031	—	—	—	—
	10/4/2021	—	—	—	—	349	$99,092	—	—
	5/2/2022	4,289	4,289	211.68	5/2/2032	—	—	—	—
	5/2/2022	—	—	—	—	—	—	8,483	2,408,578
	5/2/2022	—	—	—	—	1,594	$452,584	—	—
	5/1/2023	2,481	7,444	186.61	5/1/2033	—	—	—	—
	5/1/2023	—	—	—	—	—	—	14,760	$4,190,807
	5/1/2023	—	—	—	—	2,768	$785,918	—	—
	5/1/2024	—	13,545	178.02	5/1/2034	—	—	—	—
	5/1/2024	—	—	—	—	—	—	21,246	$6,032,377
	5/1/2024	—	—	—	—	5,312	$1,508,236	—	—
Matt Pasch	5/1/2018	282	—	135.37	5/1/2028	—	—	—	—
	5/1/2019	478	—	170.08	5/1/2029	—	—	—	—
	5/1/2020	728	—	179.46	5/1/2030	—	—	—	—
	5/3/2021	432	145	326.73	5/3/2031	—	—	—	—
	5/3/2021	—	—	—	—	101	$28,677	—	—
	5/2/2022	497	497	211.68	5/2/2032	—	—	—	—
	5/2/2022	—	—	—	—	—	—	493	139,977
	5/2/2022	—	—	—	—	369	$104,770	—	—
	1/9/2023	—	—	—	—	1,808(7)	$513,345	—	—
	2/1/2023	33	33	234.15	2/1/2033	—	—	—	—
	2/1/2023	—	—	—	—	—	—	50	$14,197
	2/1/2023	—	—	—	—	25	$7,098	—	—
	5/1/2023	347	1,043	186.61	5/1/2033	—	—	—	—
	5/1/2023	—	—	—	—	—	—	1,034	$293,584
	5/1/2023	—	—	—	—	776	$220,330	—	—
	10/9/2023	313	940	121.35	10/9/2033	—	—	—	—
	10/9/2023	—	—	—	—	—	—	1,862	$528,678
	10/9/2023	—	—	—	—	350	$99,376	—	—
	5/1/2024	—	2,686	178.02	5/1/2034	—	—	—	—
	5/1/2024	—	—	—	—	—	—	4,214	$1,196,481
	5/1/2024	—	—	—	—	1,054	$299,262	—	—

(1)

Unless otherwise noted, all stock options (i) vest one-quarter on each of the first four anniversaries of the grant date; (ii) become exercisable if, within two years following a change in control, the executive’s employment is terminated by us without cause or the executive resigns with good reason; (iii) will immediately be forfeited upon a termination of employment by us for cause; (iv) that have not vested will be forfeited immediately, and unexercised vested stock options will be exercisable for a period of 180 days, in the event of termination of employment for any other reason; and (v) provide for fully accelerated vesting in the event of death or disability and pro-rata accelerated vesting in the event of termination due to a reduction in force or retirement.

(2)

The amounts set forth in this column represent RSUs granted to each NEO. Unless otherwise noted, (i) all RSU awards vest one-quarter on each of the first four anniversaries of the grant date; and (ii) RSUs vest only in the event that the recipient remains continuously employed by us on each vesting date, provided, however, that (a) all unvested RSUs will vest if the NEO’s employment is terminated by us without cause or the recipient resigns with good reason within two years following a change in control; and (b) vesting of RSUs will fully accelerate in the event of death or disability and will accelerate on a pro-rata basis in the event of termination due to a reduction in force or retirement.

(3)

The amounts set forth in this column represent the market value of RSUs held by the NEO using a market price of $283.93 per share, which was the closing price of our common stock on January 31, 2025 (the last business day of fiscal 2024), as reported by the NYSE.

(4)

Represents PSU awards granted in fiscal 2022 and fiscal 2023, which are earned based on achievement of pre-established Adjusted EPS goals over a three-year performance period, measured based on the achievement during each individual year during the period, and PSU awards granted in fiscal 2024, which are earned based on achievement of pre-established Adjusted EPS goals over a three-year performance period, measured based on the achievement over a cumulative three-year performance period. Based on our achievement of

Burlington Stores, Inc. 2025 Proxy Statement	|	67

EXECUTIVE COMPENSATION

these goals, the vesting of each NEO’s PSU awards may range from 50% (at threshold performance) to no more than 200% of his or her target award. In the event that actual performance is below threshold, the PSUs will not vest. The awards are paid out following certification by the Committee of the achievement of the goals after completion of the applicable three-year performance period. The reported number of shares for awards made in fiscal 2022 are based on the actual payout as described above under the caption above entitled “PSUs Granted in Fiscal 2022.” The reported number of shares for awards made in fiscal 2023 and fiscal 2024 assumes achievement of the maximum level of performance, in accordance with SEC requirements.

PSUs vest only in the event that the recipient remains continuously employed by us through the date the award is settled, in each case provided, however, that (a) the recipient’s award will vest as of the date of termination, assuming that performance goals were satisfied at target, in the event that the NEO’s employment is terminated by us without cause or the recipient resigns with good reason within two years following a change in control; and (b) the recipient’s award will vest on a pro-rata basis based on target performance in the event of death or disability or in the event of termination due to a reduction in force or retirement.

(5)

The amounts set forth in this column represent the market value of PSUs held by the NEO using a market price of $283.93 per share, which was the closing price of our common stock on January 31, 2025 (the last business day of fiscal 2024), as reported by the NYSE.

(6)

Represents a grant of RSUs or stock options to purchase shares of our common stock, as applicable, to compensate Ms. Wolfe for a portion of the equity awards forfeited at her prior employer pursuant to the terms of her employment agreement and which vested 28.5% on August 1, 2023, 28.5% on August 1, 2024 and vest 43% on August 1, 2025, subject to Ms. Wolfe’s continued employment through the applicable vesting date, except that the grant shall vest in full upon a termination of Ms. Wolfe’s employment by us without cause.

(7)	Provided that the NEO remains continuously employed by us on such date, 100% of the RSUs will vest on the third anniversary of the grant date.

Fiscal 2024 Option Exercises and Stock Vested

The following table sets forth information regarding stock options exercised by our NEOs, and the vesting of our NEOs’ stock awards, during fiscal 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)(2)

Michael O’Sullivan	—	—	10,895	1,970,102

Kristin Wolfe	—	—	4,417	1,078,901

Jennifer Vecchio	—	—	5,618	1,034,978

Travis Marquette	—	—	5,676	1,073,195

Matthew Pasch	—	—	843	161,718

(1)

Included in this column are the following amounts of shares that were withheld (in the aggregate) to cover withholding tax obligations due upon vesting: Mr. O’Sullivan — 4,764; Ms. Wolfe — 1,527; Ms. Vecchio — 2,956; Mr. Marquette — 2,966; and Mr. Pasch — 233.

(2)	Represents the value realized upon vesting based on the closing price of our common stock on the vesting date.

Pension Benefits

The Company does not maintain any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

The Company does not maintain any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

68	|	Burlington Stores, Inc. 2025 Proxy Statement

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control

The following is a discussion of payments and benefits that would be due to each of our NEOs upon the termination of his or her employment with us, including termination in connection with a change in control. The amounts in the “Potential Payments Upon Termination or Change in Control Table” below assume that each termination was effective as of January 31, 2025 (the last business day of fiscal 2024), and are merely illustrative of the impact of a hypothetical termination of each executive’s employment. The amounts to be payable upon an actual termination of employment can only be determined at the time of such termination based on the facts and circumstances then prevailing.

Termination Without Cause or for Good Reason

Mr. Pasch will be entitled to receive the benefits described below under the Severance Plan in the event that his employment is involuntarily terminated without cause or, within the two-year period immediately following a change in control, Mr. Pasch voluntarily terminates employment for good reason. Each other NEO will be entitled to receive the benefits described below under his or her employment agreement in the event that (i) his or her employment is terminated by us without cause, or by the NEO for good reason, or (ii) with respect to Ms. Vecchio, the term of Ms. Vecchio’s employment expires on the expiration date specified in her agreement (i.e., Ms. Vecchio receives notice of non-renewal):

•	any bonus earned for the fiscal year prior to the termination year or the expiration year, as applicable, but then unpaid, as well as (i) for Mr. O’Sullivan, an amount equal to two times the target bonus under the Annual Incentive Plan for the year in which termination occurs; and (ii) for each other NEO, a pro-rated portion of the then-current year’s target bonus under the Annual Incentive Plan through the date of termination or expiration, based on actual results (the “Annual Incentive Payment”);

•	severance pay (the “Severance Payment”) (i) for each NEO other than Mr. Pasch in an amount equal to two times base salary, and (ii) for Mr. Pasch, the full amount of his base salary at the time of termination through the one-year anniversary of the date of termination; and

•	full continuation (“Benefits Continuation”) of (i) Mr. O’Sullivan’s, Ms. Wolfe’s and Mr. Marquette’s health, dental and vision insurance benefits during the two-year period commencing on the date of termination; (ii) with respect to Ms. Vecchio, medical, dental and vision insurance benefits during the two-year period commencing on the date of termination (but only to the extent such benefits were previously elected by Ms. Vecchio and in effect immediately prior to the date of termination); provided that, with respect to (ii), to the extent any of those benefits cannot be provided by us during the applicable period, we will provide Ms. Vecchio with a sum of money calculated to permit her to obtain the same benefits individually, as well as reimbursement for related taxes so that she remains whole; and (iii) Mr. Pasch’s welfare benefits (including medical, dental, and vision coverage) at active employee rates while severance payments are being made pursuant to the Severance Plan. In addition, Mr. Pasch is entitled to outplacement assistance for a period of six months pursuant to the Severance Plan.

Our employment agreement with Ms. Wolfe also provides that her make-whole grant shall vest in full upon a termination by us without cause.

Each NEO will be entitled to receive the Annual Incentive Payment, Severance Payment and Benefits Continuation, as applicable, only in the event that he or she:

•	executes a release of claims in respect of his or her employment with us; and

•	has not breached, as of the date of termination or at any time during the period for which such payments or services are to be made, certain restrictive covenants (“Restrictive Covenants”) contained in his or her employment agreement or the Severance Plan (with respect to Mr. Pasch) regarding (i) confidentiality, (ii) intellectual property rights, and (iii) non-competition and non-solicitation (each of which extend for a period of one year for Mr. Pasch and two years in the case of each other NEO following termination of employment), with our obligation to make such payments or provide such services terminating upon the occurrence of any such breach during such period.

For purposes of each NEO’s employment agreement, “cause” means the NEO (i) is convicted of a felony or other crime involving dishonesty toward us or material

Burlington Stores, Inc. 2025 Proxy Statement	|	69

EXECUTIVE COMPENSATION

misuse of our property; (ii) engages in willful misconduct or fraud with respect to us or any of our customers or suppliers or an intentional act of dishonesty or disloyalty in the course of his or her employment; (iii) refuses to perform his or her material obligations under his or her employment agreement which failure is not cured within 15 days of written notice to him or her; (iv) misappropriates one or more of our material assets or business opportunities; (v) breaches a Restrictive Covenant which breach, if capable of being cured, is not cured within 10 days of written notice to him or her; or (vi) with respect to Mr. O’Sullivan, Mr. Marquette or Ms. Wolfe, materially breaches his or her employment agreement or any written policy of the Company, including the Company’s policies prohibiting unlawful harassment, discrimination or retaliation, which breach, if capable of being cured, is not cured within 15 days after written notice to him or her. For purposes of the Severance Plan, “cause”, unless otherwise defined in any employment, consulting, change in control or similar agreement in effect between the Company or any of its subsidiaries and the associate, means termination due to the associate’s insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to perform the associate’s duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of the associate’s duties.

“Good reason” means the occurrence of any of the following events without the written consent of the NEO: (i) a material diminution of his or her duties or the assignment to him or her of duties that are inconsistent in any substantial respect with the position, authority or responsibilities associated with his or her position; (ii) except in the case of Ms. Wolfe, our requiring him or her to be based at a location which is 50 or more miles from his or her principal office location; (iii) pursuant to each NEO’s employment agreement, a material breach by us of our obligations pursuant to his or her employment agreement (which breach goes uncured after notice and a reasonable opportunity to cure); or (iv) pursuant to the Severance Plan, a material diminution of the associate’s annual compensation. No such condition is deemed to be “good reason” unless (i) we are notified within 30 days of the initial existence of such condition and are provided with a period of 30 days from the date of notice to remedy the condition, and (ii) within 10 days after the expiration of such period (but in no event later than 120 days after the initial existence of the condition), the NEO actually terminates his or her employment with us by providing written notice of resignation for our failure to remedy the condition.

Termination for Any Other Reason

In the event that an NEO subject to an employment agreement is terminated for any other reason, including as a result of his or her death, disability, voluntary resignation for other than good reason or by resolution of our Board of Directors for cause, each employment agreement provides that he or she shall be entitled to receive only all previously earned and accrued but unpaid base salary, vacation and unpaid business expenses up to the date of such termination.

Pursuant to the Severance Plan, an associate working in any part, unit or function that is divested, outsourced, closed, or relocated to a different geographic area, and who is terminated as a direct result thereof, will be eligible for benefits under the Severance Plan. However, eligibility for such benefits will be forfeited if the associate resigns voluntarily prior to the specified termination date (other than as provided above in the case of voluntary termination for good reason within the two-year period immediately following a change in control). Severance Plan benefits will not commence or will be discontinued if comparable employment is offered in connection with a change in control.

Change in Control

As described above, Mr. Pasch participates in the Severance Plan, which provides for the payment of severance and other benefits in the event a participant is involuntarily terminated without cause or, within the two-year period immediately following a change in control, voluntarily terminates employment for good reason. None of our other NEOs are entitled to receive any payments upon a change in control pursuant to the terms of his or her employment arrangement.

70	|	Burlington Stores, Inc. 2025 Proxy Statement

EXECUTIVE COMPENSATION

Equity Grant Agreements

The terms of our equity grant agreements with each of our NEOs include certain provisions regarding accelerated vesting upon termination of employment under various circumstances, as detailed in the table below. In the event of a change in control, none of our equity awards will be accelerated in the absence of a qualifying termination of employment.

Event	Stock Options	RSUs	PSUs
Change in Control and Termination Without Cause or Resignation for Good Reason Within Subsequent Two-Year Period	Fully accelerate	Fully accelerate	Fully accelerate (at target)
Death or Disability	Fully accelerate	Fully accelerate	Pro-rated vesting based on target
Retirement or Termination of Employment Due to Reduction in Force(1)	Pro-rated vesting	Pro-rated vesting	Pro-rated vesting based on actual performance during the Performance Period
Termination With Cause	All vested and unvested awards terminate immediately	All unvested awards terminate immediately	All unvested awards terminate immediately
Termination Without Cause or Resignation for Good Reason (Outside of the Two-Year Period Following a Change in Control)	All unvested awards terminate immediately, except Ms. Wolfe’s make-whole grant, which becomes fully vested upon a termination without cause	All unvested awards terminate immediately, except Ms. Wolfe’s make-whole grant, which becomes fully vested upon a termination without cause	All unvested awards terminate immediately

(1)

The determination as to whether a “reduction in force” has occurred will be determined by the Committee in its sole and absolute discretion. “Retirement” means resignation from the Company occurring on or after attaining age 60 with at least ten continuous years of service to the Company. Retirement does not accelerate Ms. Wolfe’s make-whole grant or the grant of 1,808 RSUs made to Mr. Pasch on January 9, 2023.

Burlington Stores, Inc. 2025 Proxy Statement	|	71

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control Table

The following table summarizes the compensation to be received by each NEO in the event of a termination or change in control as of the last business day of fiscal 2024.

	Termination Without Cause or for Good Reason or Expiration of Employment Agreement (1)				Equity Acceleration Upon Retirement or Due to Reduction in Force ($)(6)(7)	Equity Acceleration Upon Death or Disability ($)(6)	Equity Acceleration Upon Termination Relating to a Change in Control ($)(8)
Name	Severance Pay ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Health Insurance Continuation ($)(4)	Equity Acceleration ($)(5)
Michael O’Sullivan	7,426,300	—	29,158	—	21,055,914	33,700,590	41,871,811
Kristin Wolfe	1,642,850	936,425	33,213	3,252,610	6,855,649	9,328,330	10,860,701
Jennifer Vecchio	2,311,436	2,283,699	21,892	—	11,942,336	19,119,679	23,726,727
Travis Marquette	1,947,812	1,480,337	22,366	—	6,081,342	10,136,834	12,841,552
Matthew Pasch	638,000	704,520	11,805	—	1,268,932	2,468,749	3,005,660

(1)

Pursuant to the terms of the Severance Plan, Mr. Pasch is entitled to severance benefits in connection with a resignation for good reason only if such resignation occurs within the two-year period immediately following a change in control.

(2)

The amounts set forth in this column represent severance pay (i) for Mr. O’Sullivan in an amount equal to two times his base salary and fiscal 2024 target bonus; (ii) for Ms. Wolfe, Ms. Vecchio and Mr. Marquette in an amount equal to two times each NEO’s base salary; and (iii) for Mr. Pasch, the full amount of his base salary at the time of termination from the date of termination through the period ending on the first anniversary of the date of termination plus an additional amount of $20,000 representing an estimate for the value of six months of outplacement assistance. Pursuant to the Severance Plan, Mr. Pasch is entitled to such assistance upon a termination of his employment without cause or, within two years following a change in control, his resignation for good reason.

(3)

The amounts set forth in this column reflect, other than for Mr. O’Sullivan, the actual award to be received pursuant to the Annual Incentive Plan with respect to fiscal 2024. Pursuant to the terms of our employment agreement with Mr. O’Sullivan, he is entitled to receive severance pay in an amount equal to two times his base salary and termination year target bonus.

(4)

The amounts set forth in this column have been calculated based upon the coverage rates and elections in effect for each NEO, and assumes that we can provide such coverage (i) for a period of two years for Mr. O’Sullivan, Mr. Marquette, Ms. Vecchio and Ms. Wolfe; and (ii) for a period of one year with respect to Mr. Pasch.

(5)

Upon cessation of employment without cause or for good reason or, in the case of Ms. Vecchio expiration of employment agreement, and subject to the terms of the applicable Incentive Plan, equity awards that have not vested will terminate immediately (subject to potential acceleration in the event of a change in control); provided, however, any unvested portion of Ms. Wolfe’s make-whole grant of stock options and RSUs shall vest upon a termination by us without cause.

(6)

The amounts set forth in these columns represent the sum of (i) the product obtained by multiplying the number of accelerated RSUs and PSUs by $283.93, which represents the market price of our stock on January 31, 2025, the last trading day of fiscal 2024 (the “Market Price”) (assuming (a) withholding tax obligations due in connection with such vesting is satisfied by a cash payment to us; and (b) target achievement for PSUs), and (ii) the product obtained by multiplying the number of accelerated stock options by the amount by which the Market Price exceeds the applicable exercise price.

(7)

None of the NEOs were retirement eligible as of the last business day of fiscal 2024. The amounts set forth in this column assume that each NEO was terminated as a result of a reduction in force and, with respect to Ms. Wolfe, such termination was determined to be without cause for purposes of such NEO’s make-whole grant.

(8)

The amounts set forth in this column assume that the NEO’s employment is terminated by us without cause or he or she resigns with good reason within the requisite time period following a change in control and represent the sum of (i) the product obtained by multiplying the number of accelerated RSUs and PSUs by the Market Price (assuming (a) withholding tax obligations due in connection with such vesting is satisfied by a cash payment to us; and (b) target achievement for PSUs), and (ii) the product obtained by multiplying the number of accelerated stock options by the amount by which the Market Price exceeds the applicable exercise price.

72	|	Burlington Stores, Inc. 2025 Proxy Statement

EXECUTIVE COMPENSATION

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of all our associates and the annual total compensation of our CEO. We believe that the pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For fiscal 2024, our last completed fiscal year:

•	the median of the annual total compensation of all associates of our Company (other than our CEO) was $11,768; and

•	the annual total compensation of our CEO, as reported in the Fiscal 2023 Summary Compensation Table, was $15,400,634.

Based on this information, for fiscal 2024 the ratio of the annual total compensation of Mr. O’Sullivan, our CEO, to the median of the annual total compensation of all associates is estimated to be 1,309 to 1.

To identify the median of the annual total compensation of all our associates in fiscal 2024 and determine the annual total compensation of our fiscal 2024 median associate and the annual total compensation of our CEO, we took the following steps:

1.

We identified the median associate using our associate population on February 1, 2025, the last day of fiscal 2024. This population consisted of full-time associates and part-time (including flex) associates, all of which were located in the United

States (including Puerto Rico). In determining whether independent contractors that we have retained or engaged are associates, we applied a test drawn from guidance published by the Internal Revenue Service.

2.

To identify the fiscal 2024 “median associate” from our associate population, we first determined the amount of each associate’s gross earnings (i.e., sum of base pay, cash bonus and equity compensation) as reflected in our payroll records for fiscal 2024.

•	In making this determination, we annualized the compensation of approximately 3,797 full-time associates and 37,472 part-time associates who were hired in fiscal 2024 but did not work for us for the entire fiscal year.

3.	We then identified our fiscal 2024 median associate from our associate population using this compensation measure, which was consistently applied to all our associates included in the calculation.

4.

For purposes of the fiscal 2024 pay ratio disclosure, we combined all of the elements of such associate’s compensation for fiscal 2024, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $11,768. Our median associate is a part-time associate in one of our Burlington stores.

5.	With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our Fiscal 2024 Summary Compensation Table.

Burlington Stores, Inc. 2025 Proxy Statement	|	73

Pay Versus Performance

Pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
the Pay Versus Performance Table (set forth below) is required to include “compensation actually paid,” as calculated per SEC disclosure rules, to the Company’s principal executive officer (“PEO”) and the Company’s non-PEO
NEOs, as noted below. “Compensation actually paid” represents a required calculation of compensation that differs significantly from the Summary Compensation Table calculation of compensation, the NEO’s realized or earned compensation, as well as from the way in which the Compensation Committee views annual compensation decisions, as discussed in the “Compensation Discussion and Analysis” (the “CD&A”). The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs, including with respect to stock options, RSUs and PSUs which remain subject to forfeiture if the vesting conditions are not satisfied.

					Value of Initial Fixed $100 Investment Based On: (4)
Year (1)	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)	Net Income ($) (in thousands) (6)	Adjusted EBIT ($) (in thousands)(7)

2024	15,400,634	38,247,607	5,294,197	12,452,070	130.56	173.20	503,639	761,116

2023	13,858,983	17,084,260	4,082,541	4,280,552	90.68	141.23	339,649	596,219

2022	12,825,904	2,839,170	4,837,190	4,954,782	104.10	124.59	230,123	430,334

2021	13,867,435	10,280,616	4,863,897	3,201,969	105.90	114.78	408,839	801,712

2020	9,560,206	17,049,041	3,713,938	4,283,347	114.45	106.22	(216,499)	(282,847)

(1)	Mr. O’Sullivan served as the Company’s principal executive officer for the entirety of fiscal 2020, 2021, 2022, 2023, and 2024 and the Company’s other NEOs for the applicable years were as follows:

-	2024: Kristin Wolfe; Jennifer Vecchio; Travis Marquette; and Matthew Pasch.

-	2023: Kristin Wolfe; Jennifer Vecchio; Travis Marquette; Matthew Pasch; and Michael Allison.

-	2022: Kristin Wolfe; Jennifer Vecchio; Travis Marquette; Michael Allison; and John Crimmins.

-	2021: John Crimmins; Jennifer Vecchio; Travis Marquette; Michael Allison; Mike Metheny; and Fred Hand.

-	2020: John Crimmins; Jennifer Vecchio; Fred Hand; and Joyce Manning Magrini.

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Mr. O’Sullivan and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s other NEOs reported for the applicable year.

(3)
To calculate “compensation actually paid,” adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. O’Sullivan and for the average of the other NEOs is set forth following the footnotes to this table.

(4)	Pursuant to rules of the SEC, the comparison assumes $100 was invested on February 1, 2020. Historic stock price performance is not necessarily indicative of future stock price performance.

(5)	The TSR Peer Group consists of the Dow Jones Apparel Retailers Index, an independently prepared index that includes companies in the retail industry.

(6)
In accordance with SEC rules, we are required to describe the relationship between “compensation actually paid” to our CEO and to our other NEOs and our net income. However, our incentive plans do not link “compensation actually paid” to our executive officers and our net income. Therefore, changes in “compensation actually paid” to our executive officers may not necessarily correlate to changes in our net income.

(7)
As noted in the CD&A, Adjusted EBIT is a core driver of our performance and success, as it measures profitability, reflects management efforts to manage expenses, and further aligns our NEOs’ interests with our stockholders’ interests. Adjusted EBIT is defined as net income, exclusive of the following items, if applicable: (i) interest expense; (ii) interest income; (iii) loss on extinguishment of debt; (iv) income tax expense; (v) impairment charges; (vi) net favorable lease costs; (vii) costs related to debt amendments; (viii) amounts related to certain litigation matters; and (ix) other unusual or non-recurring
expenses, losses, charges or gains. Please see the CD&A for more information regarding Adjusted EBIT and our incentive programs. In determining achievement of target Adjusted EBIT for fiscal 2024, the Committee excluded approximately $16 million of expenses associated with bankruptcy acquired leases.

74	|	Burlington Stores, Inc. 2025 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Actually Paid Adjustments

		(MINUS)	PLUS	PLUS/(MINUS)	PLUS	PLUS/(MINUS)	(MINUS)	EQUALS

Year	Summary Compensation Table Total ($)(a)	Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year ($)(b)	Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year ($)(c)	Change in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years ($)(d)	Fair Value at Vesting of Stock Option and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year(e)	Change in Fair Value as of Vesting Date of Stock Option and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($)(f)	Fair Value as of Prior Fiscal Year-End of Stock Option and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)(g)	Compensation Actually Paid ($)

Michael O’Sullivan

2024	15,400,634	(10,523,244)	21,652,549	11,837,612	—	(119,944)	—	38,247,607

2023	13,858,983	(10,221,632)	14,971,860	(625,065)	—	(899,886)	—	17,084,260

2022	12,825,904	(9,749,425)	10,553,849	(4,230,176)	—	(6,560,982)	—	2,839,170

2021	13,867,435	(8,514,967)	5,454,134	(4,148,989)	—	3,623,003	—	10,280,616

2020	9,560,206	(8,512,040)	12,661,431	3,947,107	—	(607,663)	—	17,049,041

Other NEOs (Average) (h)

2024	5,294,197	(3,033,217)	6,241,100	3,639,937	—	310,053	—	12,452,070

2023	4,082,541	(2,560,156)	3,457,459	(247,207)	112,034	(497,699)	(66,420)	4,280,552

2022	4,837,190	(3,117,644)	4,028,855	(411,675)	—	(381,944)	—	4,954,782

2021	4,863,897	(2,900,883)	1,816,041	(421,337)	—	940,057	(1,095,806)	3,201,969

2020	3,713,938	(2,139,882)	3,051,308	883,866	—	(1,225,883)	—	4,283,347

(a)	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other NEOs, amounts shown represent averages.

(b)
Represents the grant date fair value of the stock option and stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and as reflected in the Summary Compensation Table for the applicable year.

(c)
Represents the fair value as of the indicated fiscal
year-end
of the outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(d)
Represents the change in fair value during the indicated fiscal year of each option award and stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(e)
Amounts reported in this column represent equity awards granted to Mr. Allison in fiscal 2023 and which vested in fiscal 2023 in accordance with the termination vesting provisions set forth in the award agreements.

(f)
Represents the change in fair value, measured from the prior fiscal year-end
to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(g)
Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the prior fiscal year.

(h)	See footnote 1 above for the NEOs included in the average for each year.

Burlington Stores, Inc. 2025 Proxy Statement	|	75

EXECUTIVE COMPENSATION

Relationship Between Pay and Performance
We believe the “compensation
actually
paid” in each of the years reported above and over the five-year cumulative period are reflective of the Committee’s emphasis on
“pay-for-performance”
as the “compensation actually paid” fluctuated year-over-year, primarily due to the result of our stock performance.
As noted above, our incentive plans do not link “compensation actually paid” to our executive officers and our net income. Therefore, changes in “compensation actually paid” to our executive officers may not necessarily correlate to changes in our net income.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid (in thousands)
Net Income (in millions)
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
$(5,000)
$700
$500
$300
$100
$(100)
$(300)
$(500)
2020
2021
2022
2023
2024
$17,049
$10,281
$2,839
$17,084
$38,248
$4,283
$3,202
$4,955
$4,281
$12,452
$(216)
$409
$230
$340
$504
Comp Actually Paid to CEO
Avg Comp Actually Paid to Other NEOs
Net Income (Loss)

Compensation Actually Paid vs. Cumulative TSR
Compensation Actually Paid (in thousands)
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
$(5,000)
TSR Return on Investment of $100
$180.00
$160.00
$140.00
$120.00
$100.00
$80.00
2020
2021
2022
2023
2024
$17,049
$10,281
$2,839
$17,084
$38,248
$4,283
$3,202
$4,955
$4,281
$12,452
$114.45
$105.90
$104.10
$90.68
$130.56
$106.22
$114.78
$124.59
$141.23
$173.20
Comp Actually Paid to CEO
Avg Comp Actually Paid to Other NEOs
Company Cumulative TSR
Peer Group TSR

Compensation Actually Paid vs. Adjusted EBIT
Compensation Actually Paid (in thousands)
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
$(5,000)
Adjusted EBIT (in millions)
$900
$700
$500
$300
$100
$(100)
$(300)
$(500)
2020
2021
2022
2023
2024
$17,049
$10,281
$2,839
$17,084
$38,248
$4,283
$3,202
$4,955
$4,281
$12,452
$(283)
$802
$430
$596
$761
Comp Actually Paid to CEO
Avg Comp Actually Paid to Other NEOs
Adjusted EBIT

Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs
The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by the Company to link “compensation actually paid” to the NEOs for fiscal 2024. Please see the CD&A for a further description of these metrics and how they are used in the Company’s executive compensation program, including the Annual Incentive Plan and 2024 PSUs.

•	Adjusted EBIT

•	Adjusted EPS Growth

•	Stock price

76	|	Burlington Stores, Inc. 2025 Proxy Statement

Proposal No. 4 — Approval of the First Amendment to the Burlington Stores, Inc. 2022 Omnibus Incentive Plan

At the Annual Meeting, stockholders are being asked to approve an amendment to the Burlington Stores, Inc. 2022 Omnibus Incentive Plan (the “2022 Plan”) to increase the number of shares subject to the 2022 Plan by 3,100,000 (from 5,470,000 to 8,570,000, in each case plus the number of shares of Common Stock available for grant under the Burlington Stores, Inc. 2013 Omnibus Incentive Plan as of the date on which the 2022 Plan was approved by our stockholders) and to clarify that shares tendered to the Company or withheld by the Company subject to a SAR will not be made available again for issuance under the 2022 Plan. As of the date of this proxy statement, the 2022 Plan is the only plan used by the Company to grant equity awards.

As of February 1, 2025, there were 4,017,058 shares of common stock that remained available for future issuance under the 2022 Plan, assuming that outstanding performance-based restricted stock units are settled at the target performance level.

If the amendment to the 2022 Plan is approved by stockholders, we will continue to be able to make awards of long-term equity incentives, which we believe are critical for attracting, motivating, rewarding and retaining a talented team who will contribute to our success.

The actual text of the 2022 Plan and the amendment (the “Amended 2022 Plan”) is attached to this proxy statement as Appendix B. The following description of the Amended 2022 Plan is only a summary of its principal terms and provisions, is not intended to be exhaustive, and is qualified in its entirety by reference to the Amended 2022 Plan itself as set forth in Appendix B. The affirmative vote of a majority of votes properly cast and entitled to vote on the proposal (as more fully described on page 8 of this Proxy Statement) is required to approve the amendment to the 2022 Plan.

The Board believes that the approval of the Amended 2022 Plan is essential to our success. Appreciation awards and full value awards provided for under the

Amended 2022 Plan are vital to our ability to attract, retain and motivate high performing officers, directors, employees and consultants, especially in the extremely competitive market in which we operate. The Amended 2022 Plan is designed to allow us to continue to attract, retain and motivate people whose skills and performance are deemed critical to our success. We will continue to monitor the market in which we operate and make changes to our equity compensation program to help us meet our goals, including achieving long-term stockholder value.

Important Provisions

The Amended 2022 Plan contains a number of provisions that the Board believes are consistent with the interests of stockholders and sound corporate governance practices, including:

•	No repricing. Reducing the minimum option price of any stock option or stock appreciation right (“SAR”) or awarding any stock option or SAR in replacement of a canceled stock option or SAR with a higher exercise price than the replacement award, in either case without the approval of our stockholders, is prohibited.

•	No discounting of stock options or SARs. Stock options and SARs must have an exercise price at least equal to 100% of the fair market value of a share of our common stock on the grant date, except in the case of substitute awards granted in connection with corporate transactions.

•	No evergreen provision and no reload options. The Amended 2022 Plan does not provide for automatic funding additions during its term nor does it provide for the ability to grant reload options.

•	Compensation recoupment policy. Awards granted are subject to any recoupment policy or other arrangement that we may have in place or any obligation that we may have regarding the clawback of incentive-based compensation.

•	Minimum vesting period. Other than substitute awards, shares of common stock delivered in lieu of fully vested cash obligations, awards settled in cash

Burlington Stores, Inc. 2025 Proxy Statement	|	77

PROPOSAL NO. 4 — APPROVAL OF THE FIRST AMENDMENT TO THE BURLINGTON STORES, INC. 2022 OMNIBUS INCENTIVE PLAN

and certain awards to non-employee directors, no more than 5% of awards may have a minimum vesting term of less than one year, subject to the Compensation Committee’s ability to accelerate or continue vesting in the event of a change in control, termination of service or otherwise.

•	No current dividends. The Amended 2022 Plan prohibits the payment of dividends before the vesting of the underlying award.

•	No dividends on stock options or SARs. The Amended 2022 Plan prohibits granting dividend rights with respect to option and SAR awards.

•	Annual Director Compensation Limit. The Amended 2022 Plan provides that the aggregate value of cash compensation and the grant date fair value of shares that may be awarded or granted under the Amended 2022 Plan to any non-employee director during a fiscal year of the Company may not exceed $900,000. This limit cannot be modified without stockholder approval.

Summary of Plan Terms

Purpose. The purpose of the Amended 2022 Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer eligible employees, consultants and non-employee directors of the Company and its affiliates cash and stock-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

Administration. The Amended 2022 Plan will be administered by the Compensation Committee of our Board of Directors. The Compensation Committee will: select the individuals eligible to receive awards; determine the form, amount and other terms and conditions of awards; clarify, construe or resolve any ambiguity in any provision of the Amended 2022 Plan or any award agreement; amend the terms of outstanding awards; and adopt such rules, forms, instruments and guidelines for administering the Amended 2022 Plan as it deems advisable and to delegate authority under the Amended 2022 Plan (to the extent permitted by the terms of the Amended 2022 Plan, applicable law and applicable stock exchange rules).

Available Shares and Award Limits. Subject to the capitalization adjustment provisions described below,

the number of shares authorized for issuance under the Amended 2022 Plan will not exceed the sum of (i) 8,570,000 shares and (ii) the number of shares of Common Stock available for grant under the Burlington Stores, Inc. 2013 Omnibus Incentive Plan as of the date on which the 2022 Plan was approved by our stockholders. As of March 26, 2025, the closing sale price of a share of our common stock reported on the NYSE was $244.47.

The number of shares that will be available for issuance under the Amended 2022 Plan may be subject to adjustment in the event of any equity restructuring that causes the per share value of our common stock to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through an extraordinary cash dividend. In the event of any of these occurrences, we will make any adjustments we consider appropriate to, among other things, the number and class of securities available for issuance under the Amended 2022 Plan or covered by grants previously made under the Amended 2022 Plan, the purchase price thereof and any applicable performance measures. The Compensation Committee may also make such equitable adjustments as it determines to be appropriate and equitable to prevent substantial dilution or enlargement of rights of participants in the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company. The shares that will be available for issuance under the Amended 2022 Plan may be, in whole or in part, either authorized and unissued shares of our common stock or shares of common stock held in or acquired for our treasury.

If any award granted under the Amended 2022 Plan expires, terminates or is canceled for any reason without having been exercised in full, or if any shares of common stock subject to an award granted under the Amended 2022 Plan are forfeited for any reason or settled in cash, the number of shares of common stock underlying any such award shall again be available for the purpose of awards under the Amended 2022 Plan. Any shares of common stock subject to an award under the Amended 2022 Plan shall not again be made available for issuance or delivery under the Amended 2022 Plan if such shares are (i) tendered to the Company or withheld by the Company to pay the exercise price of a stock option or SAR; (ii) used to satisfy withholding taxes; or (iii) repurchased by the Company using stock option exercise proceeds. In

78	|	Burlington Stores, Inc. 2025 Proxy Statement

PROPOSAL NO. 4 — APPROVAL OF THE FIRST AMENDMENT TO THE BURLINGTON STORES, INC. 2022 OMNIBUS INCENTIVE PLAN

addition, with respect to SARs settled in common stock, the number of shares of common stock equal to the number of stock appreciation rights exercised will count against the Amended 2022 Plan’s share limitations.

The maximum number of shares of common stock with respect to which incentive stock options may be granted under the Amended 2022 Plan shall be 8,570,000 million shares. The aggregate value of cash compensation and the grant date fair value of shares that may be awarded or granted (excluding distributions of previously deferred compensation under a deferred compensation plan maintained by the Company or any affiliate and compensation received by the director in his or her capacity as an executive officer or employee of the Company) to any non-employee director during a fiscal year may not exceed $900,000.

Share Counting. The Amended 2022 Plan uses a fungible share counting method, such that full value awards will reduce the Amended 2022 Plan’s share reserve at a ratio of two shares for every share subject to the full value award and appreciation awards will reduce the share reserve on a one-for-one basis.

No Repricing. Without stockholder approval, the Committee may not (i) reduce the exercise price of any previously granted stock option or SAR; (ii) cancel any previously granted stock option or SAR and replace it with a new stock option or SAR with a lower exercise price; or (iii) cancel any previously granted stock option or SAR in exchange for cash or another award if the exercise price of such stock option or such SAR exceeds the fair market value of a share of our common stock on the date of such cancellation, in each case, other than in connection with a change in control or the adjustment provisions included in the Amended 2022 Plan.

Eligibility for Participation. Our non-employee directors, as well as employees of, and consultants to, us or any of our subsidiaries and affiliates will be eligible to receive awards under the Amended 2022 Plan if so selected by the Compensation Committee. As of March 26, 2025, we employed 77,423 associates, including 60,434 part-time and seasonal associates. We have ten non-employee directors. In addition, while consultants are eligible to participate in the Amended 2022 Plan, we have a practice of not granting equity awards to our consultants, and at this time we do not foresee changing that practice.

Award Agreement. Awards granted under the Amended 2022 Plan will be evidenced by award agreements, which need not be identical, that provide additional terms, conditions, restrictions and/or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards, as determined by the Compensation Committee. Under the Amended 2022 Plan, no more than 5% of awards may have a minimum vesting term of less than one year; provided, that this requirement will not restrict the right of the Compensation Committee to provide in an award agreement or otherwise for the acceleration or continuation of the vesting or exercisability of an award for any reason, including upon or after a change in control or termination of service, and will not apply with respect to substitute awards in a corporate transaction, shares of common stock delivered in lieu of fully vested cash obligations, awards settled in cash and certain awards to non-employee directors.

Stock Options. The Compensation Committee will be able to grant nonqualified stock options to eligible individuals and incentive stock options only to eligible employees. The Compensation Committee will determine the number of shares of common stock subject to each option, the term of each option, which may not exceed ten years, or five years in the case of an incentive stock option granted to a ten percent stockholder, the exercise price, the vesting schedule, if any, and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a share of our common stock at the time of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value. Stock options will be exercisable at such time or times and subject to such terms and conditions as determined by the Compensation Committee. The aggregate fair market value of common stock (determined at the date of grant) with respect to which incentive stock options can be exercisable for the first time during any calendar year cannot exceed $100,000. Any excess will be treated as a non-qualified stock option. Unless otherwise provided by the Compensation Committee, vested and exercisable stock options may be exercised for up to (i) one year from the date of termination due to death or disability or (ii) 90 days from the date of voluntary termination or involuntary termination without cause (as such term is defined in the Amended 2022 Plan). Unless otherwise provided by the Compensation Committee, all stock

Burlington Stores, Inc. 2025 Proxy Statement	|	79

PROPOSAL NO. 4 — APPROVAL OF THE FIRST AMENDMENT TO THE BURLINGTON STORES, INC. 2022 OMNIBUS INCENTIVE PLAN

options, whether or not vested, shall expire on the date of a participant’s termination for cause (as such term is defined in the Amended 2022 Plan). Holders of stock options will not be entitled to receive dividend equivalents with respect to the number of shares subject to such stock options.

Stock Appreciation Rights. The Compensation Committee will be able to grant stock SARs, either with a stock option, which may be exercised only at such times and to the extent the related option is exercisable (a “Tandem SAR”), or independent of a stock option (a “Non-Tandem SAR”). A SAR is a right to receive a payment in shares of our common stock or cash, as determined by the Compensation Committee, equal in value to the excess of the fair market value of one share of our common stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The term of each SAR may not exceed ten years. The exercise price per share covered by a SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be the fair market value of our common stock on the date of grant in the case of a Non-Tandem SAR. Holders of SARs will not be entitled to receive dividend equivalents with respect to the number of shares subject to such SARs.

Restricted Stock and Restricted Stock Units. The Compensation Committee will be able to award shares of restricted stock or restricted stock units. Except as otherwise provided by the Compensation Committee upon the award of restricted stock, the recipient will generally have the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. Payment of any dividends received with respect to restricted stock awards or restricted stock units, if any, will be deferred until the expiration of the applicable restriction period. Unless otherwise determined by the Committee, an award of restricted stock units shall not provide the participant with any rights of a holder of shares of common stock unless and until the shares of common stock underlying the award are issued to the participant.

Other Stock-Based Awards. The Compensation Committee will be able to, subject to limitations under applicable law, make a grant of such other stock-based awards under the Amended 2022 Plan that are payable in cash or denominated or payable in or valued by shares of our common stock or factors that influence the value of such shares. The Compensation Committee will be able to determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals.

Other Cash-Based Awards. The Compensation Committee will be able to grant awards payable in cash under the Amended 2022 Plan. Cash-based awards will be in such form, and dependent on such conditions, as the Compensation Committee will determine, including, without limitation, being subject to the satisfaction of vesting conditions or awarded purely as a bonus and not subject to restrictions or conditions.

Performance Awards. The Compensation Committee will be able to grant a performance award to a participant payable upon the attainment of specific performance goals. Performance awards may be settled in cash or shares, as determined by the Compensation Committee and set forth in the applicable award agreement. Any dividends or dividend equivalents credited to a performance award will be subject to the same terms and conditions as the underlying performance award and, if the performance award is forfeited, the participant will have no right to such dividends or dividend equivalents.

Performance Goals. Performance awards may be paid based on attainment of specified performance goals established by the Compensation Committee. These performance goals may be based on one or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total shareholder return and earnings per share criteria) or individual basis: (1) earnings per share; (2) operating income; (3) pre-tax income and earnings; (4) gross income; (5) net income, before or after taxes; (6) adjusted net income per share; (7) cash flow; (8) free cash flow; (9) gross profit; (10) gross profit return on investment; (11) gross margin return on investment; (12) gross margin or gross margin ratio; (13) operating margin; (14) working capital; (15) earnings before interest and taxes; (16) earnings before interest, tax, depreciation and amortization; (17) return on equity; (18) return on assets; (19) return

80	|	Burlington Stores, Inc. 2025 Proxy Statement

PROPOSAL NO. 4 — APPROVAL OF THE FIRST AMENDMENT TO THE BURLINGTON STORES, INC. 2022 OMNIBUS INCENTIVE PLAN

on capital; (20) return on invested capital; (21) net revenues; (22) gross revenues; (23) revenue growth; (24) annual recurring revenues; (25) recurring revenues; (26) license revenues; (27) sales or net sales; (28) sales or market share; (29) comparable store sales; (30) total stockholder return; (31) economic value added; (32) inventory turns; (33) specified objectives with regard to limiting the level of increase in all or a portion of our bank debt or other long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of cash balances and other offsets and adjustments as may be established by the Compensation Committee; (34) the fair market value of a share of our common stock; (35) the growth in the value of an investment in our common stock assuming the reinvestment of dividends; (36) reduction in operating expenses; or (37) any other goal selected by the Compensation Committee. Each such goal may be determined on a pre-tax or post-tax basis or on an absolute or relative basis, and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof.

In establishing a performance goal or determining the achievement of a performance goal, the Compensation Committee may provide that achievement of the applicable performance goals may be amended or adjusted to include or exclude components of any performance goal, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

Change in Control. In the event of a change in control, awards will be continued, assumed, or have new rights substituted therefor, as determined by the Compensation Committee, and will have the same restrictions to which awards granted prior to the change in control were subject and the award will, where appropriate in the sole discretion of the Compensation Committee, receive the same distribution as the Company’s other common stock on such terms as determined by the Compensation Committee or require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such change in control, or a parent corporation or other property be substituted for some or all of the shares of common stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Compensation Committee. The Compensation Committee, in its sole discretion, may provide for the purchase of any awards by the Company or an affiliate for an amount of cash equal to the excess (if any) of the fair market value of the shares of common stock covered by such awards, over the aggregate exercise price of such awards. The Compensation Committee may, in its sole discretion, terminate any outstanding and unexercised award that provides for a participant elected exercise, effective as of the date of the change in control, by delivering notice of termination to each participant at least twenty (20) days prior to the date of consummation of the change in control and, during the period from the date on which such notice of termination is delivered to the change in control, each such participant will have the right to exercise in full all of such participant’s awards that are then vested and outstanding, with any such exercise contingent on the occurrence of the change in control. In addition, the Compensation Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an award at any time.

Stockholder Rights. Except as otherwise provided in the applicable award agreement, and with respect to an award of restricted stock, a participant will have no rights as a stockholder with respect to shares of our common stock covered by any award until the participant becomes the record holder of such shares.

Amendment and Termination. Notwithstanding any other provision of the Amended 2022 Plan, our Board will be able to, at any time, amend any or all of the provisions of the Amended 2022 Plan, or suspend or terminate it entirely, retroactively or otherwise, and the Compensation Committee will be able to amend any award, subject to stockholder approval in certain instances (including, without limitation, increases in the aggregate number of shares of common stock that may be issued under the Amended 2022 Plan; increases in the non-employee director compensation limitations for a fiscal year; changes to the classification of individuals eligible to receive awards under the Amended 2022 Plan; or extensions of the maximum option period);

Burlington Stores, Inc. 2025 Proxy Statement	|	81

PROPOSAL NO. 4 — APPROVAL OF THE FIRST AMENDMENT TO THE BURLINGTON STORES, INC. 2022 OMNIBUS INCENTIVE PLAN

provided, however, that, unless otherwise required by law or specifically provided in the Amended 2022 Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be materially impaired without the consent of such participant. The Board may not amend the provisions referred to above under the caption entitled “No Repricing” without approval by our stockholders.

Transferability. Awards granted under the Amended 2022 Plan generally will be nontransferable, other than by will or the laws of descent and distribution, except that the Compensation Committee will be able to provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

Recoupment of Awards. The Amended 2022 Plan provides that awards granted under the Amended 2022 Plan are subject to any recoupment policy or other arrangement that we may have in place as of the date of grant or any obligation that we may have regarding the clawback of compensation under applicable law or regulation including, without limitation, Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder, the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder or any rules of the principal national securities exchange in the United States on which the Company’s securities are traded.

Effective Date; Term. The amendment to the 2022 Plan will become effective as of the date on which it is approved by our stockholders. The Amended 2022 Plan will terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of the effective date of the 2022 Plan, unless terminated earlier by the Board. No awards may be granted after the tenth anniversary of the 2022 Plan’s effective date and no incentive stock options will be granted more than 10 years after the date on which the 2022 Plan was approved by the Board. Any award outstanding under the Amended 2022 Plan at the time of termination will remain in effect until such award is exercised or has expired in accordance with its terms.

Federal Income Tax Consequences

The following is a brief summary of some of the federal income tax consequences of certain transactions under the Amended 2022 Plan based on federal income tax laws in effect as of the date of this proxy statement. This summary is not intended to be complete and does not describe federal taxes other than income taxes, or any state, local or foreign tax consequences. It is not intended as tax guidance to participants in the Amended 2022 Plan. The tax consequences of awards may vary depending upon the particular circumstances, and it should be noted that income tax laws and regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

Non-Qualified Stock Options. Participants will recognize no taxable income at the time they are granted a non-qualified stock option. On exercise of a non-qualified stock option, the amount by which the fair market value of the common stock on the date of exercise exceeds the exercise price will be taxable as ordinary income.

The ordinary income recognized with respect to the transfer of shares upon the exercise of a non-qualified stock option under the Amended 2022 Plan granted to an employee will be subject to both wage withholding and employment taxes.

The Company generally will be entitled, subject to the application of Section 162(m) of the Internal Revenue Code (the “Code”), to a deduction in connection with a participant’s exercise of a non-qualified stock option in an amount equal to the income recognized.

Incentive Stock Options. In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to the participant (except possible alternative minimum tax upon an exercise) or a deduction to the Company. If: (i) the participant makes no disposition of the shares acquired pursuant to an incentive stock option within two years from the date of grant or within one year from the exercise of the option; and (ii) at all times during the period beginning on the date of the grant of the option and ending on the day three months before the date of such exercise, the participant was an employee of either the Company or one of its subsidiaries, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

82	|	Burlington Stores, Inc. 2025 Proxy Statement

PROPOSAL NO. 4 — APPROVAL OF THE FIRST AMENDMENT TO THE BURLINGTON STORES, INC. 2022 OMNIBUS INCENTIVE PLAN

If the participant disposes of the shares before the later of such dates or was not employed by the Company or one of its subsidiaries during the entire applicable period, the participant will have ordinary income equal to the lesser of (i) the difference between the exercise price of the shares and the fair market value of the shares on the date of exercise and (ii) the difference between the exercise price of the shares and the amount realized on the disposition. Any gain or loss realized in excess of the amount of ordinary income recognized or the loss, if any, will be treated as a capital gain or loss. The Company generally will be entitled to a corresponding tax deduction, subject to the application of Section 162(m) of the Code.

Stock Appreciation Rights. The exercise of a SAR results in taxable income to the participant equal to the difference between the exercise price of the SAR and the fair market value of the common stock on the date of exercise. The Company generally will be entitled to a corresponding tax deduction, subject to the application of Section 162(m) of the Code. The ordinary income recognized with respect to the exercise of a SAR under the Amended 2022 Plan granted to an employee will be subject to both wage withholding and employment taxes.

Restricted Stock/Other Stock-Based Awards. Participants receiving restricted stock may elect under Section 83(b) of the Code to include in ordinary income, as compensation at the time restricted stock is granted, the excess of the fair market value of such shares at the time of grant over the amount paid, if any, for such shares. Unless a Section 83(b) election is timely made, no taxable income will be recognized until such shares are no longer subject to a substantial risk of forfeiture (the “Restrictions”). However, when the Restrictions lapse, ordinary income will be recognized by the participant in an amount equal to the excess of the fair market value of the common stock on the date of lapse over the amount paid, if any, for such shares. The ordinary income recognized with respect to restricted stock will be subject to both wage withholding and employment taxes.

If a Section 83(b) election is made, any dividends received on shares which are subject to Restrictions will be treated as dividend income. If no election is made under Section 83(b) of the Code, dividends received on the common stock for the period prior to the time the Restrictions on such shares lapse will be treated as additional compensation, and not dividend income, for federal income tax purposes, and will be subject to wage withholding and employment taxes.

In general, a deduction will be allowed to the Company for federal income tax purposes (subject to the application of Section 162(m) of the Code) in an amount equal to the ordinary income recognized by the participant with respect to restricted stock awarded pursuant to the Amended 2022 Plan.

If a Section 83(b) election is made and, before the Restrictions on the shares lapse, the shares which are subject to such election are in effect forfeited: (i) the participant will not be allowed a deduction for the amount included in the participant’s income by reason of a Section 83(b) election; and (ii) the participant may recognize a loss in an amount equal to the excess, if any, of the amount paid for the shares over the amount received upon such forfeiture (which loss will ordinarily be a capital loss).

If a participant receives restricted stock units or another stock-based award, the participant will generally recognize ordinary income at the time that the award is settled in an amount equal to the cash and/or fair market value of the shares received at settlement. In general, a deduction will be allowed to the Company for federal income tax purposes (subject to the application of Section 162(m) of the Code) in an amount equal to the ordinary income recognized by the participant with respect to such restricted stock units or other stock-based award awarded pursuant to the Amended 2022 Plan.

Performance Awards. Participants will not be taxed at the time of grant of performance awards. If the performance targets and/or the other requirements for a payment of performance awards are achieved, a participant may receive distributions of common stock and/or cash. Participants will recognize ordinary income in an amount equal to any cash received and the fair market value of the common stock received on the date of receipt. If a participant is an employee, the ordinary income recognized will be subject to both wage withholding and employment taxes.

In general, a deduction will be allowed to the Company for federal income tax purposes (subject to the possible application of Section 162(m) of the Code) in an amount equal to the ordinary income recognized by the participant.

Burlington Stores, Inc. 2025 Proxy Statement	|	83

PROPOSAL NO. 4 — APPROVAL OF THE FIRST AMENDMENT TO THE BURLINGTON STORES, INC. 2022 OMNIBUS INCENTIVE PLAN

Certain Other Tax Issues. In addition, (i) officers and directors of the Company subject to liability under Section 16(b) of the Exchange Act may be subject to special rules regarding the income tax consequences concerning their awards; (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable federal tax rules (including, when applicable, Section 162(m) regarding the $1,000,000 limitation on deductible compensation); (iii) certain awards under the Amended 2022 Plan may be subject to the requirements of Section 409A of the Code (regarding nonqualified deferred compensation); (iv) in the event that the exercisability or vesting of any award is accelerated because of a change in control, payments relating to awards under the Amended 2022 Plan, either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes; and (v) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income. In addition, Section 162(m) generally limits to $1,000,000 the amount that a publicly held corporation is allowed each year to deduct for compensation paid to the corporation’s (i) chief executive officer, (ii) chief financial officer, (iii) three most highly compensated executive officers other than the chief executive officer or chief financial officer and (iv) any employee of the corporation who was an individual described in clauses (i), (ii) or (iii) in any preceding taxable year beginning after December 31, 2016.

New Plan Benefits

The Compensation Committee has the discretion to grant awards under the Amended 2022 Plan and,

therefore, it is not possible as of the date of this proxy statement to determine future awards that will be received by participants under the Amended 2022 Plan, other than with respect to certain awards for current non-employee directors. Specifically, each current non-employee director is expected to receive a grant of RSUs with a grant date value of $170,000 following the Company’s 2025 Annual Meeting of Stockholders. The 2022 Plan does not have set benefits or amounts, and no grants or awards have been made by the Compensation Committee that are conditioned upon stockholder approval of the Amended 2022 Plan.

Equity Compensation Plan Information

For information about our equity compensation plans as of February 1, 2025, please see the table under “Securities Authorized for Issuance Under Equity Compensation Plans” and related disclosure on page 44.

For illustrative purposes, the following table shows the number of awards made under the 2022 Plan to each named executive officer, all current executive officers as a group (which are the named executive officers), all current non-employee directors as a group and all employees, excluding the named executive officers, as a group. Such grants were not subject to stockholder approval of the Amended 2022 Plan and would not have changed if the Amended 2022 Plan had been in effect.

84	|	Burlington Stores, Inc. 2025 Proxy Statement

PROPOSAL NO. 4 — APPROVAL OF THE FIRST AMENDMENT TO THE BURLINGTON STORES, INC. 2022 OMNIBUS INCENTIVE PLAN

2022 Plan

Name	Number of Options Granted (#)(1)	Average Per Share Exercise Price ($)	Number of Shares Subject to Other Stock or Unit Awards (#)(2)	Market Value of Shares Subject to Stock or Unit Awards ($)(3)
Michael O’Sullivan	37,697	178.02	44,349	12,592,012
Kristin Wolfe	7,140	178.02	8,400	2,385,012
Jennifer Vecchio	20,091	178.02	23,637	6,711,253
Travis Marquette	13,545	178.02	15,935	4,524,425
Matthew Pasch	2,686	178.02	3,161	897,503
All Current Executive Officers as a Group	81,159	178.02	95,482	27,110,205
All Current Non-Employee Directors as a Group	—	—	8,421	2,390,975
All Employees, Other than Current Executive Officers, as a Group	298,254	$182.19	337,429	$95,806,216

(1)	This column includes the number of shares underlying stock options granted under the 2022 Plan in fiscal 2024.

(2)

This column represents RSUs and PSUs granted in fiscal 2024. PSUs are reflected assuming “target” performance. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for additional details on the PSUs.

(3)	Amounts calculated based on $283.93, the closing price of the company’s comment stock on January 31, 2025.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that the stockholders vote FOR the approval of the First Amendment to the Burlington Stores, Inc. 2022 Omnibus Incentive Plan.

Burlington Stores, Inc. 2025 Proxy Statement	|	85

Certain Relationships and Related Person Transactions

We maintain a Related Party Transactions Policy (the “Policy”), which sets forth the manner in which we consider, evaluate and where appropriate conduct transactions with related parties. We recognize that related party transactions can involve potential or actual conflicts of interest and pose the risk that they may be, or be perceived to have been, based on considerations other than the best interests of the Company or our stockholders. Accordingly, as a general matter, we exercise caution with regard to such transactions and approach them with particular care.

A “related party transaction” means a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships), regardless of value, in which we (or any entity controlled by us) were, are or will be a participant, and in which any related party had, has or will have a direct or indirect material interest (including any transactions requiring disclosure under Item 404 of Regulation S-K promulgated under the Exchange Act). A “related party” is any of our directors or executive officers, any holder of more than 5% of our common stock or any immediate family member of any of these persons.

We review any relationships and transactions in which we and a related party are participants to determine whether such persons have a direct or indirect material interest. To identify potential related party transactions, we request certain information from our directors and executive officers. We then review the information provided for any related party transactions. The Audit Committee reviews and determines whether to approve any related party transaction subject to the Policy.

There were no related person transactions that would require disclosure under Item 404 of Regulation S-K under the Exchange Act since the beginning of fiscal year 2024 through the date of this proxy statement.

86	|	Burlington Stores, Inc. 2025 Proxy Statement

Stockholder Proposals and Nominations for 2026 Annual Meeting of Stockholders

Rule 14a-8 Proposals. Stockholders may submit proposals for inclusion in our proxy materials in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2026 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us no later than December 4, 2025. We strongly encourage any stockholder interested in submitting a proposal to contact our General Counsel in advance of this deadline to discuss the proposal.

Director Nominations for Inclusion in our 2026 Proxy Materials (Proxy Access). A stockholder’s notice nominating directors intended to be included in the proxy statement for our 2026 Annual Meeting of Stockholders pursuant to the proxy access provisions of our Amended Bylaws must be delivered to or mailed and received at our principal executive offices, together with all supporting documentation required by our Amended Bylaws, not later than the close of business on December 4, 2025, being the 120th day prior to the first anniversary of the date that our definitive proxy statement was first made available to stockholders in connection with our 2025 Annual Meeting of Stockholders, nor earlier than the close of business on November 4, 2025, being the 150th day prior to the first anniversary of the date that our definitive proxy statement was first made available to stockholders in connection with our 2025 Annual Meeting of Stockholders.

Other Proposals or Nominations for the 2026 Annual Meeting. In accordance with our Amended Bylaws, for a proposal of a stockholder to be properly brought before our 2026 Annual Meeting of Stockholders, other than a stockholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Exchange Act or any nomination of directors submitted pursuant to the proxy access provisions of our Amended Bylaws, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices, together with all supporting documentation required by our Amended Bylaws, not later than the close of business on February 19, 2026, being the 90th day prior to the first anniversary of our 2025 Annual Meeting of Stockholders, nor earlier than the close of business on January 20, 2026, being the 120th day prior to the first anniversary of our 2025 Annual Meeting of Stockholders.

Universal Proxy. In addition to satisfying the requirements under our Amended Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Burlington’s nominees must provide notice that sets forth the information required by Rule 14a-19 promulgated under the Exchange Act no later than March 21, 2026.

General Requirements. Each proposal submitted must be a proper subject for stockholder action, and all proposals and nominations must comply with the requirements of our Amended Bylaws, which should be carefully reviewed. Stockholder proposals and other notices should be delivered to Burlington Stores, Inc., Attention: General Counsel and Corporate Secretary, 2006 Route 130 North, Burlington, New Jersey 08016.

Burlington Stores, Inc. 2025 Proxy Statement	|	87

Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single set of proxy materials unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

A number of brokers with account holders who beneficially own our common stock may be “householding” our proxy materials. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.

Upon request, Burlington will promptly deliver a separate copy of our proxy materials to any beneficial owner at a shared address to which a single copy of any of those materials was delivered. To receive a separate copy, you may write or call Burlington Investor Relations at Burlington Stores, Inc., 2006 Route 130 North, Burlington, New Jersey 08016, Attention: Investor Relations, telephone 855-973-8445.

Any stockholders who share the same address and currently receive multiple copies of our proxy materials, who wish to receive only one copy in the future, can contact our transfer agent, Equiniti Trust Company, LLC (if a registered holder), or their broker (if a beneficial holder), to request information about householding.

88	|	Burlington Stores, Inc. 2025 Proxy Statement

Form 10-K

We will mail without charge, upon written or oral request, a copy of our fiscal 2024 10-K, including the Consolidated Financial Statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Info@BurlingtonInvestors.com or Burlington Stores, Inc., 2006 Route 130 North, Burlington, New Jersey 08016, Attention: Investor Relations, telephone 855-973-8445. The fiscal 2024 10-K is also available in the Investor Relations section of our corporate website, which can be accessed at www.burlingtoninvestors.com, under “Financials—SEC Filings” or “Financials—Annual Reports & Proxies.”

Other Matters

The Board of Directors does not know of any other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matter in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Karen Leu, Group Senior Vice President,

General Counsel and Corporate Secretary

Dated: April 3, 2025

Burlington Stores, Inc. 2025 Proxy Statement	|	89

Appendix A: Reconciliation of Non-GAAP Financial Measures

The following table shows the Company’s reconciliation of net income to Adjusted Net Income and Adjusted EPS for the periods indicated:

	(unaudited)
	(in thousands, except per share data)
	Fiscal Year Ended
	February 1, 2025	February 3, 2024 (53 Weeks)
Reconciliation of net income to Adjusted Net Income:
Net income	$503,639	$339,649
Net favorable lease costs (a)	11,189	15,263
Loss on extinguishment of debt (b)	1,412	38,274
Costs related to debt amendments (c)	4,553	97
Impairment charges – long-lived assets	12,921	6,367
Litigation matters (d)	2,525	1,500
Tax effect (e)	(8,298)	(7,770)
Adjusted Net Income	$527,941	$393,380
Diluted weighted average shares outstanding (f)	64,595	64,917
Adjusted Earnings per Share	$8.17	$6.06

Burlington Stores, Inc. 2025 Proxy Statement	|	A-1

APPENDIX A

The following table shows the Company’s reconciliation of net income to Adjusted EBIT for the periods indicated:

	(unaudited)
	(in thousands)
	Fiscal Year Ended
	February 1, 2025	February 3, 2024 (53 Weeks)
Reconciliation of net income to Adjusted EBIT
Net income	$503,639	$339,649
Interest expense	69,522	78,399
Interest income	(31,519)	(24,633)
Net favorable lease costs (a)	11,189	15,263
Loss on extinguishment of debt (b)	1,412	38,274
Costs related to debt amendments (c)	4,553	97
Impairment charges – long-lived assets	12,921	6,367
Litigation matters (d)	2,525	1,500
Income tax expense	171,175	126,124
Adjusted EBIT	745,417	581,040

(a)

Net favorable lease costs represent the non-cash expense associated with favorable and unfavorable leases that were recorded as a result of purchase accounting related to the Merger Transaction. These expenses are recorded in the line item “Selling, general and administrative expenses” in our Consolidated Statements of Income.

(b)

Fiscal 2024 amount relates to the partial write-off of the original issue discount and deferred debt costs related to the September 2024 extension and upsize of the Term Loan Facility. Fiscal 2023 amount relates to the partial repurchases of the 2025 Convertible Notes and the exchange of a portion of the 2025 Convertible Notes.

(c)

Fiscal 2024 amount relates to the September 2024 extension and upsizing of the Term Loan Facility in the third quarter of Fiscal 2024. Fiscal 2023 amount relates to the Term Loan Facility amendment in the second quarter of Fiscal 2023 changing from the Adjusted LIBOR Rate to the Adjusted Term SOFR Rate.

(d)	Represents amounts charged for certain litigation matters.

(e)	Tax effect is calculated based on the effective tax rates (before discrete items) for the respective periods, adjusted for the tax effect for the impact of items (a) through (d).

(f)	Diluted weighted average shares outstanding starts with basic shares outstanding and adds back any potentially dilutive securities outstanding during the period.

A-2	|	Burlington Stores, Inc. 2025 Proxy Statement

Appendix B: Burlington Stores, Inc. 2022 Omnibus Incentive Plan and Amendment

FIRST AMENDMENT

TO

BURLINGTON STORES, INC.

2022 OMNIBUS INCENTIVE PLAN

February 19, 2025

WHEREAS, Burlington Stores, Inc., a Delaware corporation (the “Corporation”), sponsors the Burlington Stores, Inc. 2022 Omnibus Incentive Plan (the “2022 Plan”);

WHEREAS, Article XII of the 2022 Plan generally provides that the Board of Directors of the Corporation (the “Board”) may at any time amend the 2022 Plan, provided that no amendment may be made that would increase the aggregate number of shares of Common Stock (as defined in the 2022 Plan) that may be issued under the 2022 Plan without approval of the holders of the Corporation’s Common stock entitled to vote in accordance with applicable law; and

WHEREAS, each of the Board and the Corporation desires to amend the 2022 Plan to provide for the issuance of an additional 3,100,000 shares of Common Stock, subject to adjustment as provided under the 2022 Plan, and certain other changes.

NOW, THEREFORE, the Board hereby amends the 2022 Plan as follows (this “Amendment”), which Amendment shall become effective only upon approval by the holders of the Corporation’s Common Stock entitled to vote in accordance with applicable law:

1. Section 4.1(a) (“Shares”) is hereby deleted in its entirety and replaced as follows:

(a) Subject to increase or decrease pursuant to Section 4.2, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed the sum of (i) 8,570,000 shares and (ii) the number of shares of Common Stock available for grant under the Prior Plan as of the Effective Date. Shares of Common Stock issued under the Plan may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be 8,570,000 shares. Any shares of Common Stock granted in connection with Stock Options and Stock Appreciation Rights shall be counted against the limits under the Plan as one (1) share for every one (1) Stock Option or Stock Appreciation Right awarded. Any shares of Common Stock granted in connection with Awards other than Stock Options and Stock Appreciation Rights shall be counted against the limit under the Plan as two (2) shares of Common Stock for every one (1) share of Common Stock granted in connection with such Award. If any Award granted under the Plan or an award granted under the Prior Plan expires, terminates, or is canceled for any reason without having been exercised in full, or if any shares of Common Stock subject to an Award granted under the Plan or an award granted under the Prior Plan are forfeited for any reason or settled in cash, the portion of such Award that expires, terminates or is cancelled, forfeited or settled in cash shall again be available for the purpose of Awards under the Plan; provided that, any shares of Common Stock that again become available for future grants pursuant to this Section 4.1 shall be added back as one (1) share if such shares were subject to Options or Stock Appreciation Rights and as two (2) shares if such shares were subject to other Awards.

With respect to Stock Appreciation Rights settled in Common Stock, the number of shares of Common Stock equal to the number of Stock Appreciation Rights exercised by the Participant shall count against the aggregate and individual share limitations set forth under this Section 4.1(a). If a Tandem Stock Appreciation

Burlington Stores, Inc. 2025 Proxy Statement	|	B-1

APPENDIX B

Right is granted in tandem with a Stock Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under the Plan.

Notwithstanding anything to the contrary, any shares of Common Stock subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) tendered to the Company or withheld by the Company to pay the exercise price of a share of Common Stock subject to a Stock Option or Stock Appreciation Right, (b) used to satisfy a tax withholding obligation under Section 14.5, or (c) repurchased by the Company using the proceeds from the exercise of Stock Options.

2. Except as amended hereby, the 2022 Plan shall remain in full effect.

B-2	|	Burlington Stores, Inc. 2025 Proxy Statement

APPENDIX B

BURLINGTON STORES, INC.

2022 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSE

The purpose of this BURLINGTON STORES, INC. 2022 Omnibus Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Individuals cash and stock-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. The Plan is effective as of the date set forth in Article XV.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1 “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.

2.2 “Award” means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Other Stock-Based Award or Other Cash-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, an Award Agreement executed by the Company and, if required by the Company, the Participant.

2.3 “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to perform the Participant’s duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of the Participant’s duties for the Company or an Affiliate, as determined by the Company (or, in the case of a Participant subject to Section 16 of the Exchange Act, the Committee”) in its good faith discretion; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies

Burlington Stores, Inc. 2025 Proxy Statement	|	B-3

APPENDIX B

on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.6 “Change in Control” has the meaning set forth in Section 11.2.

2.7 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any treasury regulation promulgated thereunder.

2.8 “Committee” means the Compensation Committee of the Board or such other committee of the Board that is duly authorized by the Board to administer the Plan. If no committee is duly authorized by the Board to administer the Plan or if the Board elects to administer the Plan (or any portion thereof), the term “Committee” shall be deemed to refer to the Board for all purposes under the Plan.

2.9 “Common Stock” means the common stock, $0.0001 par value per share, of the Company.

2.10 “Company” means Burlington Stores, Inc., a Delaware corporation, and its successors by operation of law.

2.11 “Consultant” means any natural person who is an advisor or consultant to the Company or its Affiliates.

2.12 “Disability” means Participant’s inability to perform the essential duties, responsibilities and functions of Participant’s position with the Company and its Affiliates for a continuous period of 180 days as a result of any mental or physical disability or incapacity, as determined under the definition of disability in the Company’s or an applicable Affiliate’s long- term disability plan so as to qualify Participant for benefits under the terms of that plan or as determined by an independent physician to the extent no such plan is then in effect. Participant shall cooperate in all respects with the Company if a question arises as to whether Participant has become disabled (including, without limitation, submitting to an examination by a medical doctor or other health care specialist selected by the Company and authorizing such medical doctor or such other health care specialist to discuss Participant’s condition with the Company). Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.13 “Effective Date” means the effective date of the Plan as defined in Article XV.

2.14 “Eligible Employees” means each employee of the Company or an Affiliate.

2.15 “Eligible Individual” means an Eligible Employee, Non-Employee Director or Consultant who is designated by the Committee in its discretion as eligible to receive Awards subject to the conditions set forth herein.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.17 “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the closing price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded or (b) if the Common Stock is not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code; provided, however, that the Company (or, with respect to a Participant subject to Section 16 of the Exchange Act, the Committee) may in its discretion use the closing transaction price of a share of Common Stock on the day

B-4	|	Burlington Stores, Inc. 2025 Proxy Statement

APPENDIX B

preceding the date as of which such value is being determined to the extent the Company determines such method is more practical for administrative purposes, such as for purposes of tax withholding. For purposes of the grant of any Award, the applicable date shall be the trading day on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

2.18 “Family Member” means “family member” as defined in the general instructions of Form S-8.

2.19 “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parents (if any) under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code (or any successor provision) and which meets the requirements of Section 422 of the Code (or any successor provision).

2.20 “Minimum Vesting Requirement” has the meaning set forth in Section 3.2(d).

2.21 “Non-Employee Director” means a director or a member of the Board or the Board of Directors of any Affiliate who is not an active employee of the Company or any Affiliate.

2.22 “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.23 “Non-Tandem Stock Appreciation Right” means the right to receive an amount in cash and/or Common Stock, as specified in the Award Agreement, equal to the difference between (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (y) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

2.24 “Other Cash-Based Award” means an Award granted pursuant to Section 10.3 of the Plan and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.

2.25 “Other Stock-Based Award” means an Award under Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.

2.26 “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.27 “Participant” means an Eligible Individual to whom an Award has been granted pursuant to the Plan.

2.28 “Performance Award” means an Award granted to a Participant pursuant to Article IX hereof contingent upon achieving certain Performance Goals.

2.29 “Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total shareholder return and earnings per share criteria) or individual basis, may be used by the Committee in establishing Performance Goals under the Plan: earnings per share; operating income; pre-tax income or earnings; gross income; net income (before or after taxes); adjusted net income per share; cash flow; free cash flow; gross profit; gross profit return on investment; gross margin return on investment; gross margin or gross margin ratio; operating margin; working capital; earnings before interest and taxes; earnings before interest, tax, depreciation and amortization; return on equity; return on assets; return on capital; return on invested capital; net revenues; gross revenues; revenue growth; annual recurring revenues; recurring revenues; license revenues; sales or net sales; sales or market share; comparable store sales; total shareholder return; economic value added; inventory turns; specified objectives with regard to limiting the level of increase in all or a

Burlington Stores, Inc. 2025 Proxy Statement	|	B-5

APPENDIX B

portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion; the fair market value of a share of Common Stock; the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; reduction in operating expenses; or any other goal selected by the Committee whether or not listed herein. Each such goal may be determined on a pre-tax or post-tax basis or on an absolute or relative basis, and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a Performance Goal or determining the achievement of a Performance Goal, the Committee may provide that achievement of the applicable Performance Goals may be amended or adjusted to include or exclude components of any Performance Goal, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance Goals shall be subject to such other special rules and conditions as the Committee may establish at any time.

2.30 “Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

2.31 “Plan” means this Burlington Stores, Inc. 2022 Omnibus Incentive Plan, as amended from time to time.

2.32 “Prior Plan” means the Burlington Stores, Inc. 2013 Omnibus Incentive Plan.

2.33 “Proceeding” has the meaning set forth in Section 14.9.

2.34 “Reference Stock Option” has the meaning set forth in Section 7.1.

2.35 “Restricted Stock” means an Award of shares of Common Stock under the Plan that is subject to restrictions under Article VIII.

2.36 “Restricted Stock Unit” means an Award of hypothetical units of Common Stock under the Plan that is subject to restrictions under Article VIII, whereby the Participant has the right to receive a payment in cash or in Common Stock, as specified in the Award Agreement, based on the Fair Market Value of the number of hypothetical units of Common Stock described in the Award.

2.37 “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.38 “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.

2.39 “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.40 “Stock Appreciation Right” means the right pursuant to an Award granted under Article VII.

2.41 “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Individuals pursuant to Article VI.

B-6	|	Burlington Stores, Inc. 2025 Proxy Statement

APPENDIX B

2.42 “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.43 “Tandem Stock Appreciation Right” means the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash and/or Common Stock equal to the difference between (i) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

2.44 “Ten Percent Stockholder” means a person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parents.

2.45 “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.46 “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a Consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of such Consultant’s consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter, provided that any such change to the definition of the term “Termination of Consultancy” does not subject the applicable Award to Section 409A of the Code.

2.47 “Termination of Directorship” means that the Non-Employee Director has ceased to be a Non-Employee Director; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of such Non-Employee Director’s directorship, such Non-Employee Director’s ceasing to be a Non-Employee Director shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.48 “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or, subject to Section 409A of the Code, personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of such Eligible Employee’s employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Award to Section 409A of the Code.

2.49 “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

Burlington Stores, Inc. 2025 Proxy Statement	|	B-7

APPENDIX B

ARTICLE III

ADMINISTRATION

3.1 The Committee. The Plan shall be administered and interpreted by the Committee. To the extent required by applicable law, rule or regulation, it is intended that each member of the Committee may from time to time qualify as (a) a “non-employee director” under Rule 16b-3 and (b) an “independent director” under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2 Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Individuals: (i) Stock Options (provided that an Incentive Stock Option may only be granted to an Eligible Employee); (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Restricted Stock Units; (v) Performance Awards; (vi) Other Stock-Based Awards; and (vii) Other Cash-Based Awards. In particular, the Committee shall have the authority:

(a) to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;

(b) to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;

(c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion); provided, however, that the vesting schedule of an Award granted hereunder shall provide that no portion of such Award may become vested prior to the first anniversary of the date of grant of such Award (the “Minimum Vesting Requirement”); provided, that the following awards shall not be subject to the Minimum Vesting Requirement: any (i) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Affiliates; (ii) shares of Common Stock delivered in lieu of fully vested cash obligations; (iii) Awards to Non-Employee Directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting; (iv) any additional awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4.1(a) (subject to adjustment under Section 4.2) and (v) Awards settled in cash; provided, further, that the Minimum Vesting Requirement shall not restrict the right of the Committee to provide in an Award Agreement or otherwise for the acceleration or continuation of the vesting or exercisability of an Award for any reason, including upon or after a Change in Control or Termination;

(e) to determine the amount of cash to be covered by each Award granted hereunder;

(f) to determine whether, to what extent and under what circumstances grants of Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(g) to determine whether and under what circumstances an Award may be settled in cash and/or Common Stock;

(h) to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

B-8	|	Burlington Stores, Inc. 2025 Proxy Statement

APPENDIX B

(i) to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition or exercise of such Award; and

(j) to modify, extend or renew an Award, subject to Article XII and Section 6.2(l).

3.3 Guidelines. Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan and any Award granted hereunder. The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall materially impair the rights of any Participant without the Participant’s consent. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and shall be construed and interpreted in a manner so as to comply therewith.

3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5 Procedures. The Board shall designate one of the members of the Committee as chair and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the Committee members in accordance with the By-Laws of the Company, shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6 Delegation of Authority/Liability.

(a) To the extent permitted by applicable law and applicable stock exchange rules, the Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan.

(b) The Committee may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other officers of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

(c) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to sub-sections (a) and (b) above shall not be

Burlington Stores, Inc. 2025 Proxy Statement	|	B-9

APPENDIX B

liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3.7 Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company or any Affiliate and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any right of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate.

ARTICLE IV

SHARE LIMITATION

4.1 Shares.

(a) Subject to increase or decrease pursuant to Section 4.2, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed the sum of (i) 5,470,000 shares and (ii) the number of shares of Common Stock available for grant under the Prior Plan as of the Effective Date. Shares of Common Stock issued under the Plan may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be 5,470,000 shares. Any shares of Common Stock granted in connection with Stock Options and Stock Appreciation Rights shall be counted against the limits under the Plan as one (1) share for every one (1) Stock Option or Stock Appreciation Right awarded. Any shares of Common Stock granted in connection with Awards other than Stock Options and Stock Appreciation Rights shall be counted against the limit under the Plan as two (2) shares of Common Stock for every one (1) share of Common Stock granted in connection with such Award. If any Award granted under the Plan or an award granted under the Prior Plan expires, terminates, or is canceled for any reason without having been exercised in full, or if any shares of Common Stock subject to an Award granted under the Plan or an award granted under the Prior Plan are forfeited for any reason or settled in cash, the portion of such Award that expires, terminates or is cancelled, forfeited or settled in cash shall again be available for the purpose of Awards under the Plan; provided that, any shares of Common Stock that again become available for future grants pursuant to this Section 4.1 shall be added back as one (1) share if such shares were subject to Options or Stock Appreciation Rights and as two (2) shares if such shares were subject to other Awards.

With respect to Stock Appreciation Rights settled in Common Stock, the number of shares of Common Stock equal to the number of Stock Appreciation Rights exercised by the Participant shall count against the aggregate and individual share limitations set forth under this Section 4.1(a). If a Tandem Stock Appreciation Right is granted in tandem with a Stock Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under the Plan.

Notwithstanding anything to the contrary, any shares of Common Stock subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) tendered to the Company or withheld by the Company to pay the exercise price of a share of Common Stock subject to a Stock Option, (b) used to satisfy a tax withholding obligation under Section 14.5, or (c) repurchased by the Company using the proceeds from the exercise of Stock Options.

B-10	|	Burlington Stores, Inc. 2025 Proxy Statement

APPENDIX B

(b) Individual Limitations Applicable to Non-Employee Directors. The aggregate value of cash compensation and the grant date fair value of shares of Common Stock that may be awarded or granted during any fiscal year of the Company to any Non-Employee Director shall not exceed $900,000; provided, however, that the annual Non-Employee Director compensation limit shall not apply to distributions of previously deferred compensation under a deferred compensation plan maintained by the Company or any Affiliate or compensation received by the director in his or her capacity as an executive officer or employee of the Company.

4.2 Changes.

(a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b) Subject to the provisions of Section 11.1, in the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan and the terms of each outstanding Award (including the number and class of securities subject to each outstanding Award, any purchase price or base price per share and any Performance Measures) shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Options and Stock Appreciation Rights in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. Any such adjustment determined by the Committee shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

ARTICLE V

ELIGIBILITY

5.1 General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.2 Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees of the Company, its Subsidiaries and its Parents (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.3 General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director, respectively.

Burlington Stores, Inc. 2025 Proxy Statement	|	B-11

APPENDIX B

ARTICLE VI

STOCK OPTIONS

6.1 Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan. Each Stock Option granted under the Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non- Qualified Stock Option. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a Non-Qualified Stock Option.

6.2 Terms and Conditions of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan (including Section 3.2(d) hereof), as the Committee shall deem desirable:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of a share of Common Stock at the time of grant.

(b) Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five (5) years.

(c) Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 6.2 and subject to the Minimum Vesting Requirement, Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(d) Method of Exercise. Subject to any applicable installment exercise and waiting period provisions under Section 6.2(c), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of whole shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, having the Company withhold shares of Common Stock issuable upon exercise of the Stock Option, or by payment in full or in part in the form of Common Stock owned by the Participant, based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee). No shares of Common Stock shall be issued until payment therefor (including payment of any applicable withholding taxes), as provided herein, has been made or provided for.

(e) Non-Transferability of Options. No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently

B-12	|	Burlington Stores, Inc. 2025 Proxy Statement

APPENDIX B

Transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award Agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award Agreement.

(f) Termination by Death or Disability. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination due to death or Disability may be exercised by the Participant (or in the case of the Participant’s death, by the legal representative of the Participant’s estate) at any time within a period of one (1) year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that, in the event of a Participant’s Termination by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.

(g) Involuntary Termination Without Cause. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by involuntary termination by the Company without Cause, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(h) Voluntary Resignation. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is voluntary (other than a voluntary termination described in Section 6.2(i)(y) hereof), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(i) Termination for Cause. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination (x) is for Cause or (y) is a voluntary Termination (as provided in Section 6.2(h)) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of such Termination.

(j) Unvested Stock Options. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(k) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option.

(l) Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of Award Agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Stock

Burlington Stores, Inc. 2025 Proxy Statement	|	B-13

APPENDIX B

Options granted under the Plan (provided that the rights of a Participant are not reduced without such Participant’s consent and provided further that such action does not subject the Stock Options to Section 409A of the Code without the consent of the Participant), and (ii) accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised).

(m) Restrictions on Modification and Substitution of Stock Options. Notwithstanding the foregoing and other than in connection with a Change in Control or the adjustment provisions set forth in Section 4.2(b), the Committee shall not, without the approval of the stockholders of the Company, (i) reduce the exercise price of any previously granted Stock Option, (ii) cancel any previously granted Stock Option in exchange for another Stock Option or Stock Appreciation Right with a lower exercise price or (iii) cancel any previously granted Stock Option in exchange for cash or another Award if the exercise price of such Stock Option exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation.

(n) Other Terms and Conditions. The Committee, in its sole discretion, may include a provision in an Award Agreement or establish procedures providing for the automatic exercise of a Non-Qualified Stock Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Non-Qualified Stock Option as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Non-Qualified Stock Option exceeds the exercise price of such Non-Qualified Stock Option on the date of expiration of such Option, subject to Section 14.5. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

(o) No Dividend Equivalent Rights. Notwithstanding anything in an Award Agreement to the contrary, the holder of a Stock Option shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such Stock Option.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 Tandem Stock Appreciation Rights. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under the Plan (“Tandem Stock Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

7.2 Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan (including Section 3.2(d) hereof), as shall be determined from time to time by the Committee, and the following:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be the exercise price per share of Common Stock of the Reference Stock Option.

(b) Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until, and then only to the extent that the exercise or termination of the Reference Stock Option causes, the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

B-14	|	Burlington Stores, Inc. 2025 Proxy Statement

APPENDIX B

(c) Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.2(c).

(d) Method of Exercise. A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent that the related Tandem Stock Appreciation Rights have been exercised.

(e) Payment. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion and set forth in the Award Agreement) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement multiplied by the number of shares of Common Stock in respect of which the Tandem Stock Appreciation Right shall have been exercised.

(f) Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.

(g) Non-Transferability. Tandem Stock Appreciation Rights shall be Transferable only when and to the extent that the underlying Stock Option would be Transferable under Section 6.2(e) of the Plan.

7.3 Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under the Plan.

7.4 Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan (including Section 3.2(d) hereof), as shall be determined from time to time by the Committee, and the following:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a share of Common Stock at the time of grant.

(b) Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than ten (10) years after the date the right is granted.

(c) Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 7.4 and subject to the Minimum Vesting Requirement, Non-Tandem Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 7.4(c), Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award Agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

Burlington Stores, Inc. 2025 Proxy Statement	|	B-15

APPENDIX B

(e) Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion and set forth in the Award Agreement) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date that the right is exercised over the Fair Market Value of one share of Common Stock on the date that the right was awarded to the Participant.

(f) Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the provisions of the applicable Award Agreement and the Plan, upon a Participant’s Termination for any reason, Non-Tandem Stock Appreciation Rights will remain exercisable following a Participant’s Termination on the same basis as Stock Options would be exercisable following a Participant’s Termination in accordance with the provisions of Sections 6.2(f) through 6.2(j).

(g) Non-Transferability. No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

7.5 Form, Modification, Extension and Renewal of Stock Appreciation Rights. Subject to the terms and conditions and within the limitations of the Plan, Stock Appreciation Rights shall be evidenced by such form of Award Agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Stock Appreciation Rights granted under the Plan (provided that the rights of a Participant are not reduced without such Participant’s consent and provided further that such action does not subject the Stock Appreciation Rights to Section 409A of the Code without the consent of the Participant), and (ii) accept the surrender of outstanding Stock Appreciation Rights (to the extent not theretofore exercised) and authorize the granting of new Stock Appreciation Rights in substitution therefor (to the extent not theretofore exercised).

7.6 Restrictions on Modification and Substitution of Stock Appreciation Rights. Notwithstanding the foregoing and other in connection with a Change in Control or the adjustment provisions set forth in Section 4.2(b), the Committee shall not, without the approval of the stockholders of the Company, (i) reduce the exercise price of any previously granted Stock Appreciation Right, (ii) cancel any previously granted Stock Appreciation Right in exchange for another Stock Appreciation Right or Stock Option with a lower exercise price or (iii) cancel any previously granted Stock Appreciation Right in exchange for cash or another Award if the exercise price of such Stock Appreciation Right exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation.

7.7 Other Terms and Conditions. The Committee may, in its sole discretion, include a provision in an Award Agreement or establish procedures providing for the automatic exercise of a Stock Appreciation Right on a cashless basis on the last day of the term of such Stock Appreciation Right if the Participant has failed to exercise the Stock Appreciation Right as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Stock Appreciation Right exceeds the exercise price of such Stock Appreciation Right on the date of expiration of such Stock Appreciation Right, subject to Section 14.5. Stock Appreciation Rights may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

7.8 No Dividend Equivalent Rights. Notwithstanding anything in an Agreement to the contrary, the holder of a Stock Appreciation Right shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such Stock Appreciation Right.

ARTICLE VIII

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1 Awards of Restricted Stock and Restricted Stock Units. Awards of Restricted Stock and Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals, to whom, and the time or times at which, grants of Restricted Stock and

B-16	|	Burlington Stores, Inc. 2025 Proxy Statement

APPENDIX B

Restricted Stock Units shall be made, the number of shares or units (as applicable) to be awarded, the price (if any) to be paid by the Participant (which may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value), the time or times within which such Awards may be subject to forfeiture, the vesting schedule (subject to the Minimum Vesting Requirement) and rights to acceleration thereof, and all other terms and conditions of the Awards.

8.2 Terms and Conditions of Restricted Stock and Restricted Stock Units. Awards of Restricted Stock and Restricted Stock Units awarded pursuant to the Plan shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan (including Section 3.2(d) hereof), as shall be determined from time to time by the Committee, and the following:

(a) Vesting Period. The Participant shall not be permitted to Transfer shares of Restricted Stock, or be entitled to obtain shares of Common Stock or cash subject to an Award of Restricted Stock Units, during the vesting period or periods set by the Committee, subject to the Minimum Vesting Requirement, commencing on the date of such Award, as set forth in the applicable Award Agreement. Such agreement shall set forth a vesting schedule and any event that would accelerate vesting of the Award. Within these limits, based on service and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the vesting of the Award in installments in whole or in part, or may accelerate the vesting of all or any part of any Award.

(b) Rights as a Stockholder.

(i) Except as provided in Section 8.2(a) and this Section 8.2(b) or as otherwise determined by the Committee in an Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company, including, without limitation, the right to vote such shares and the right to receive dividends, provided that the Plan does not authorize the current payment of dividends in any form with respect to unvested Awards. Any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the lapse of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii) Except as otherwise determined by the Committee in an Award Agreement, an Award of Restricted Stock Units shall not provide the Participant with any rights of a holder of shares of Common Stock of the Company unless and until the shares of Common Stock underlying the Award are issued to the Participant. At the discretion of the Committee, each Restricted Stock Unit may be credited with cash or stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”), provided that the Plan does not authorize the current payment of Dividend Equivalents in any form with respect to unvested Awards. With respect to Dividend Equivalents, a Participant either will receive an additional cash payment equal to the Dividend Equivalents or Dividend Equivalents will be deemed re-invested in additional Restricted Stock Units based on the Fair Market Value of a share of Common Stock on the applicable dividend payment date and rounded down to the nearest whole share and, in each case, shall be subject to the same terms and conditions as the underlying Restricted Stock Unit. For the avoidance of doubt, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

(iii) Stock Issuance. During the vesting period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing an Award of Restricted Stock shall be registered in the holder’s name and may bear a legend,

Burlington Stores, Inc. 2025 Proxy Statement	|	B-17

APPENDIX B

in addition to any legend which may be required pursuant to Section 14.2, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Award Agreement relating to the Award of Restricted Stock. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Award of Restricted Stock in the event such award is forfeited in whole or in part.

(c) Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason, all unvested shares of Restricted Stock and Restricted Stock Units will be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

(d) Lapse of Restrictions. If and when a share of Restricted Stock becomes vested, subject to the Company’s right to require payment of any taxes in accordance with Section 14.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award. The Award Agreement relating to a Restricted Stock Unit Award shall specify whether such award may be settled in shares of Common Stock or cash or a combination thereof, and the timing of such settlement.

ARTICLE IX

PERFORMANCE AWARDS

9.1 Performance Awards. The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goal(s). If the Performance Award is payable in shares of Restricted Stock, such shares shall be transferable to the Participant only upon attainment of the relevant Performance Goal(s) in accordance with this Article IX. If the Performance Award is payable in cash or shares of Common Stock, it may be paid upon the attainment of the relevant Performance Goal(s) either in cash or in shares of Common Stock (based on the then current Fair Market Value of such shares), as determined by the Committee and set forth in the Award Agreement, in its sole and absolute discretion. Subject to the Minimum Vesting Requirement, each Performance Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve.

9.2 Terms and Conditions of Performance Awards. Performance Awards awarded pursuant to this Article IX shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan (including Section 3.2(d) hereof), as shall be determined from time to time by the Committee, and the following:

(a) Earning of Performance Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals established pursuant to Section 9.2(c) are achieved and the percentage of each Performance Award that has been earned.

(b) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the Performance Period.

(c) Performance Goals, Formulae or Standards. The Committee shall establish the Performance Goal(s) for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants.

(d) Dividends and Dividend Equivalents. Unless otherwise determined by the Committee at the time of grant, amounts equal to dividends and Dividend Equivalents, as applicable, declared during the Performance Period

B-18	|	Burlington Stores, Inc. 2025 Proxy Statement

APPENDIX B

with respect to the number of shares of Common Stock covered by a Performance Award will not be paid to the Participant. For the avoidance of doubt, the Plan does not authorize the current payment of dividends or Dividend Equivalents in any form with respect to unvested Awards and any dividends or Dividend Equivalents credited to a Performance Award shall be subject to the same terms and conditions as the underlying Performance Award and, if the Performance Award is forfeited, the Participant shall have no right to such dividends or Dividend Equivalents.

(e) Payment. Following the Committee’s determination in accordance with Section 9.2(a), and subject to the applicable provisions of the Award Agreement and the Plan, the Company shall settle Performance Awards, in such form (including, without limitation, in shares of Common Stock or in cash) as determined by the Committee and set forth in the Award Agreement, in an amount equal to such Participant’s earned Performance Awards. Notwithstanding the foregoing, subject to the applicable provisions of the Award Agreement and the Plan, the Committee may, in its sole discretion, subject the payment of all or part of any Performance Award to additional vesting, forfeiture and deferral conditions as it deems appropriate and subject to Section 409A of the Code.

(f) Termination. Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

(g) Accelerated Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may accelerate the vesting of all or any part of any Performance Award after the grant date.

ARTICLE X

OTHER STOCK-BASED AND CASH-BASED AWARDS

10.1 Other Stock-Based Awards. The Committee is authorized to grant to Eligible Individuals Other Stock- Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, and Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period.

10.2 Terms and Conditions of Other Stock-Based Awards. Other Stock-Based Awards made pursuant to this Article X shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan (including Section 3.2(d) hereof), as shall be determined from time to time by the Committee, and the following:

(a) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, shares of Common Stock subject to Awards made under this Article X may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award Agreement and the Plan, the recipient of an Award under this Article X shall not be entitled to

Burlington Stores, Inc. 2025 Proxy Statement	|	B-19

APPENDIX B

receive, currently or on a deferred basis, dividends or Dividend Equivalents in respect of the number of shares of Common Stock covered by the Award. To the extent provided by the Committee, any such dividend or Dividend Equivalent, as applicable, with respect to the Award shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends or Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. The dividends or Dividend Equivalents so withheld by the Committee and attributable to any particular share under the Award (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends or Dividend Equivalents, as applicable, upon the lapse of restrictions on the Award and, if such Award is forfeited, the Participant shall have no right to such dividends or Dividend Equivalents. For the avoidance of doubt, the Plan does not authorize the current payment of dividends or Dividend Equivalents in any form with respect to unvested Awards.

(c) Vesting. Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion and subject to the Minimum Vesting Requirement. Based on service and/or such other factors or criteria as the Committee may, in its sole discretion, accelerate the vesting of all or any part of any Award.

(d) Price. Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration. Common Stock purchased pursuant to a purchase right awarded under this Article X shall be priced, as determined by the Committee in its sole discretion.

10.3 Other Cash-Based Awards. The Committee may from time to time grant Other Cash-Based Awards to Eligible Individuals in such amounts, on such terms and conditions not inconsistent with the provisions of the Plan (including Section 3.2(d) hereof), and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions and the Minimum Vesting Requirement, the Committee may accelerate the vesting of such Awards at any time in its sole discretion. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

ARTICLE XI

CHANGE IN CONTROL PROVISIONS

11.1 Benefits. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award Agreement, a Participant’s unvested Award shall not vest automatically and a Participant’s Award shall be treated in accordance with one or more of the following methods as determined by the Committee:

(a) Awards, whether or not then vested, shall be continued, assumed, or have new rights substituted therefor, as determined by the Committee in a manner consistent with the requirements of Section 409A of the Code, and restrictions to which Awards granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee or require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, or other property be substituted for some or all of the shares of Common Stock subject to an outstanding Award, with an appropriate and equitable adjustment to such Award as determined by the Committee in accordance with Section 4.2; provided that the Committee may decide to grant additional Awards in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto).

B-20	|	Burlington Stores, Inc. 2025 Proxy Statement

APPENDIX B

(b) The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess (if any) of the Fair Market Value of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards; provided that in the event that such exercise price does not exceed Fair Market Value, the Awards may be cancelled for no consideration.

(c) The Committee may, in its sole discretion, terminate any outstanding and unexercised Award that provides for a Participant elected exercise, effective as of the date of the Change in Control, by delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then vested and outstanding, but any such exercise shall be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

(d) Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

11.2 Change in Control. “Change in Control” shall be deemed to occur upon the occurrence of any of the following events:

(a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any Affiliate of them, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities;

(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section 11.2 or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in Section 11.2(a)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or

(d) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or

Burlington Stores, Inc. 2025 Proxy Statement	|	B-21

APPENDIX B

substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code and which becomes payable upon a Change in Control, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

ARTICLE XII

TERMINATION OR AMENDMENT OF PLAN

12.1 Termination or Amendment. Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan or an Award Agreement (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise. The Committee may amend the terms of any outstanding Award, prospectively or retroactively, including without limitation, to modify, renew, extend the term of, and provide for payment of dividends and Dividend Equivalents with respect to such Award, subject to Sections 6.2(o), 7.8, 8.2(b)(i), 8.2(b)(ii), 9.2(d), and 10.2(b). For the avoidance of doubt, the Plan does not authorize the current payment of dividends or Dividend Equivalents in any form with respect to unvested Awards. Notwithstanding the foregoing, unless otherwise required to comply with applicable law (including Section 409A of the Code) or specifically provided herein, the rights of a Participant with respect to Awards granted prior to any amendment, suspension or termination, may not be materially impaired, without the consent of the Participant. In addition, without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Section 4.2); (ii) increase the Non-Employee Director compensation limit for a fiscal year under Section 4.1(b); (iii) change the classification of individuals eligible to receive Awards under the Plan; (iv) decrease the minimum exercise price of any Stock Option or Stock Appreciation Right; (v) extend the maximum Stock Option term under Section 6.2(b); (vi) permit the award any Stock Option or Stock Appreciation Right in replacement of a canceled Stock Option or Stock Appreciation Right with a higher exercise price than the replacement award, or otherwise permit the cancellation of a Stock Option or Stock Appreciation Right with an exercise price higher than Fair Market Value in exchange for another Award or for cash; or (vii) require stockholder approval under applicable law or regulation including, without limitation, the Code, Financial Industry Regulatory Authority (FINRA) rules and regulations or the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company.

ARTICLE XIII

UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

B-22	|	Burlington Stores, Inc. 2025 Proxy Statement

APPENDIX B

ARTICLE XIV

GENERAL PROVISIONS

14.1 Award Agreement. Each Award under this Plan shall be evidenced by an Award Agreement setting forth the terms and conditions applicable to such Award. No Award shall be valid until an Agreement is authorized or executed by the Company and, to the extent required by the Company, executed or electronically accepted by the recipient of such award. Upon such execution or acceptance and delivery of the Award Agreement to the Company within the time period specified by the Company, such Award shall be effective as of the effective date set forth in the Award Agreement.

14.2 Legend. The Committee may require each person receiving shares of Common Stock pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.3 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

14.4 No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy or directorship at any time.

14.5 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes up to the maximum statutory tax rates in the applicable jurisdictions. Upon the vesting of any Award that is taxable upon vesting, or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any withholding obligation under this Section 14.5 with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

14.6 No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

14.7 Listing and Other Conditions.

(a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or

Burlington Stores, Inc. 2025 Proxy Statement	|	B-23

APPENDIX B

system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Award with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 14.7, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d) A Participant shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

14.8 Governing Law. The Plan and actions taken in connection herewith, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

14.9 Jurisdiction; Waiver of Jury Trial. Subject to any arbitration policies adopted by the Company, any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

14.10 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

B-24	|	Burlington Stores, Inc. 2025 Proxy Statement

APPENDIX B

14.11 Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.12 Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to Awards hereunder.

14.13 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

14.14 Death/Disability. The Company (or, in the case of a Participant subject to Section 16 of the Exchange Act, the Committee) may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Company or the Committee, as applicable, deems necessary to establish the validity of the transfer of an Award. The Company (or, in the case of a Participant subject to Section 16 of the Exchange Act, the Committee) may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

14.15 Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

14.16 Section 409A of the Code. The Plan is intended to be exempt from or comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

14.17 Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

14.18 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

Burlington Stores, Inc. 2025 Proxy Statement	|	B-25

APPENDIX B

14.19 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

14.20 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

14.21 Company Recoupment of Awards. A Participant’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant in effect as of the date of grant, or (ii) any right or obligation that the Company may have regarding the clawback of compensation under applicable law or regulation including, without limitation, Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder, the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder or any rules of the principal national securities exchange in the United States on which the Company’s securities are traded.

14.22 Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside of the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Affiliates operates or has employees.

ARTICLE XV

EFFECTIVE DATE OF PLAN

This Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2022 annual meeting of stockholders and, if approved in accordance with applicable law, shall become effective as of the date on which the Plan was approved by the Company’s stockholders (the “Effective Date”).

ARTICLE XVI

TERM OF PLAN

This Plan shall terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of the Effective Date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any Award granted prior to termination and Awards previously granted shall remain outstanding in accordance with the applicable terms and conditions of the underlying Award Agreements.

Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than ten years after the date on which the Plan was approved by the Board. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

ARTICLE XVII

NAME OF PLAN

The Plan shall be known as the “Burlington Stores, Inc. 2022 Omnibus Incentive Plan.”

B-26	|	Burlington Stores, Inc. 2025 Proxy Statement

SCAN TO VIEW MATERIALS & VOTE w BURLINGTON STORES, INC. VOTE BY INTERNET 2006 ROUTE 130 NORTH Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above BURLINGTON, NJ 08016 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/BURL2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V66545-P24980 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BURLINGTON STORES, INC. The Board of Directors of Burlington Stores, Inc. unanimously recommends a vote FOR each director nominee named in Proposal 1 and FOR Proposals 2, 3 and 4. 1. Election of Directors Nominees: For Against Abstain 1a. Shira Goodman ! ! ! 1b. John J. Mahoney 1c. Laura J. Sen 1d. Paul J. Sullivan For Against Abstain 2. Ratification of the appointment of Deloitte & Touche LLP as Burlington Stores, Inc.’s independent registered certified public accounting firm for the fiscal year ending January 31, 2026 3. Approval, on a non-binding advisory basis, of the compensation of Burlington Stores, Inc.’s named executive officers 4. Approval of the First Amendment to the Burlington Stores, Inc. 2022 Omnibus Incentive Plan Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V66546-P24980 BURLINGTON STORES, INC. ANNUAL MEETING OF STOCKHOLDERS MAY 20, 2025 8:00 A.M. EASTERN TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Michael O’Sullivan, Kristin Wolfe and Karen Leu, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Burlington Stores, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. Eastern Time, on May 20, 2025, virtually at www.virtualshareholdermeeting.com/BURL2025, and to vote on any other matters which may come before the Annual Meeting and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side